UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ANDEAVOR
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Andeavor Stockholders:
It is my pleasure to invite you to attend Andeavor’s 2018 Annual Meeting of Stockholders on Friday, May 4, 2018, in San Antonio, Texas. This meeting will provide an opportunity to highlight the Company’s performance in 2017. We will also conduct a Q&A session, during which we can answer your questions related to the business.
We have been on a journey to create a premier integrated marketing, logistics and refining company. In 2017, we made great progress. We achieved our lowest OSHA recordable rate in Andeavor’s history, demonstrating our unyielding commitment to safety as a Core Value at the Company. In June 2017, we completed the successful acquisition of Western Refining, Inc., and in November 2017, we completed the successful acquisition of Western Refining Logistics, LP. The integration of both businesses is progressing well, and the Company has been delivering the synergies identified as part of the acquisitions.
Andeavor entered Mexico and introduced the ARCO brand to customers in the northwest part of the country. Entry into Mexico allows us to offer the highly attractive ARCO brand to customers and directly supply gasoline and diesel fuel from our west coast refining system. As part of the Western Refining acquisition and the acquisition of a convenience store chain in northern California, total retail and branded stations increased 31% year-over-year to 3,255 stations.
We executed on our logistics Permian Basin strategy to provide high quality gathering and marketing services to customers in the Delaware Basin. Significant milestones include the successful open season and ongoing construction of the Conan gathering system, the recently announced gathering projects awarded to Andeavor Logistics that expand the Conan system, and our acquisition of the RIO Pipeline and Storage Assets from Rangeland Energy, which allow customers to ship their crude oil production to the Permian Basin from the Conan system. These actions demonstrate the creation of a highly valuable distribution system that meets the needs of Andeavor Logistics’ customers.
At Andeavor, we strive to grow the business while creating ever greater shared value for our stakeholders: our people, the communities where we operate, our customers and business partners, the government, the environment, and our stockholders. To do this, we focus on business and productivity improvements – small changes that collectively make a positive impact – and our steadfast commitment to safety and environmental responsibility.
Our continued transformation requires strategic vision, and I am grateful to our Board of Directors for their guidance and leadership. Our Board is comprised of individuals with broad experience, deep operating knowledge in the energy industry and diverse backgrounds. I encourage you to review the qualifications, skills and experience we have identified as critical for our Directors under “Director Qualifications and Nominations” in this proxy statement. I believe our Board members exemplify these attributes, and you can review their biographical information under “Proposal No. 1, Election of Directors.”
I am confident and excited about the plans we’ve shared to continue creating superior value on our journey to 2020, and look forward to updating you on our progress throughout the year.
Thank you for your investment in Andeavor. I hope to see you in San Antonio.

Sincerely,

Gregory J. Goff
Chairman, President and CEO

Notice of 2018 Annual Meeting of Stockholders

When	Friday, May 4, 2018, 8:00 AM Central Time

Where	19100 Ridgewood Parkway, San Antonio, Texas 78259

Purpose of Meeting and Agenda	At the 2018 Annual Meeting, stockholders will vote:

1. to elect the twelve directors named in the Proxy Statement;

2. to approve our named executive officers’ compensation in an advisory vote;

3. to ratify the appointment of our independent registered public accounting firm for 2018; and

4. to approve the Andeavor 2018 Long-Term Incentive Plan.

Stockholders also will transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Who Can Vote	Stockholders of record at the close of business on Monday, March 5, 2018 are entitled to receive notice of and the right to vote at the Annual Meeting.

Voting
Your vote is very important. Please submit your proxy or voting instructions as soon as possible, whether or not you plan to attend the Annual Meeting. Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see the voting methods that are available to you.

Admission to the Annual Meeting
All of our stockholders are invited to attend the Annual Meeting. If you attend, you will need to bring valid, government-issued photo identification, as well as proof of stock ownership to be admitted. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. Failure to bring such document or letter may delay your entry into or prevent you from attending our Annual Meeting. The doors to the meeting room will be closed promptly at the start of the meeting and stockholders will not be permitted to enter after that time.

Sincerely, Kim K.W. Rucker Executive Vice President, General Counsel and Secretary	March 15, 2018 San Antonio, Texas

2018 Proxy Statement | i

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2018 Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement. This is only a summary, and may not contain all of the information that is important to you. For more complete information, please review this proxy statement as well as our 2017 Annual Report on Form 10-K.
2018 Meeting Information
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Andeavor of proxies to be voted at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), and at any adjournment or postponement of such meeting.

Friday, May 4, 2018, 8:00 AM Central Time	Record Date: March 5, 2018
19100 Ridgewood Parkway
San Antonio, Texas 78259
Matters to Be Voted Upon

Proposals	Board Recommendation	Page Reference
Proposal 1. Election of Directors	FOR each nominee	19
Proposal 2. Advisory Vote on Executive Compensation	FOR	56
Proposal 3. Ratify the Appointment of Auditors	FOR	61
Proposal 4. Approve 2018 Long-Term Incentive Plan	FOR	73

Each proxy will be voted as specified by the stockholder. Any duly executed proxy not specifying the contrary will be voted in accordance with the Board’s recommendations.
Governance Highlights (See pages 7 through 16)
Our Board believes that our commitment to high ethical standards and strong corporate governance benefits all our stakeholders, including our stockholders, employees, customers, communities and the environment. We also believe good governance is critical to achieving long-term stockholder value. The following table summarizes certain highlights of our corporate governance practices and policies:

✓	Annual election of directors	✓	Ongoing investor engagement
✓	Majority voting for all directors	✓	Independent directors meet without management
✓	Proxy access	✓	Annual Board and committee evaluations
✓	11 of our 12 directors are independent	✓	Board oversight of risk management
✓	Independent Lead Director	✓	Age limits for directors
✓	Experienced Board, diverse in terms of gender, experience, skills and tenure	✓	Stock ownership requirements for all directors and executive officers
✓	Board takes active role in succession planning and Board composition	✓	Policy on political contributions

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Snapshot of 2018 Director Nominees (See pages 19 through 26)
All 12 Director nominees exhibit:

A high level of INTEGRITY	Strong LEADERSHIP skills	Knowledge of CORPORATE GOVERNANCE requirements and practice	A proven record of SUCCESS	INNOVATIVE approaches to challenging issues

Our 12 Director nominees bring a balance of relevant skills to the boardroom:

Senior Leadership Experience
12 Directors

Risk Management Experience
11 Directors

Strategic Planning Experience
10 Directors

Extensive Industry Experience
8 Directors

High Level of Financial Expertise
6 Directors

Our 12 Director nominees exhibit an effective mix of diversity, experience and fresh perspective:

Average Tenure	Average Age	Gender Diversity
6	66	17%

Years	Years	Women

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2017 Company Performance Highlights
For Andeavor, 2017 marked an excellent year. We achieved strong financial and operating performance, as shown below, closed the acquisitions of Western Refining, Inc. and Western Refining Logistics, LP, expanded into Mexico and achieved investment grade credit ratings at both Andeavor and Andeavor Logistics LP.

Revenue	Improvements to Operating Income	Dividends to Stockholders	Return of Earnings to Stockholders
$35 billion	$505 million	$2.28 per share	Over $1 billion
An increase of 42% over 2016			Through stock repurchases and dividends
For more detail on 2017 performance, please see our 2017 Annual Report on Form 10-K filed with the Securities and Exchange Commission.

2017 Executive Compensation Highlights (See pages 27 through 55)

Named Executive Officers for 2017
Gregory J. Goff, Chairman, President and Chief Executive Officer
Steven M. Sterin, Executive Vice President and Chief Financial Officer
Keith M. Casey, Executive Vice President, Commercial and Value Chain
Kim K.W. Rucker, Executive Vice President, General Counsel and Secretary
Cynthia J. Warner, Executive Vice President, Operations

CEO Compensation
CEO: Gregory J. Goff (CEO since May 2010; Chairman of the Board since December 2014)
CEO 2017 Total Direct Compensation:
Base Salary: $1,600,000
Annual Incentive: $2,969,600
Long-Term Incentives: $11,250,000 (Target Value)

Sound Executive Compensation Practices

What We Do		What We Don’t Do
✓	Align Executive Pay with Company Performance	✗	Guarantee Payouts on Performance-Based Awards
✓	Use Rigorous Performance Goals	✗	Provide Employment Agreements
✓	Grant Performance-Based Long-Term Incentives	✗	Pay Dividend Equivalents on Unvested Long-Term Incentives
✓	Cap Incentive Awards	✗	Pay Tax Gross Ups
✓	Maintain Stock Ownership Guidelines	✗	Provide Executive Perquisites
✓	Analyze Executive Compensation Risk	✗	Allow Pledging or Hedging of Company Stock

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What We Do		What We Don’t Do
✓	Retain an Independent Compensation Consultant
✓	Impose a Clawback Policy
✓	Mitigate Potential Dilution from Equity Awards
✓	Double Trigger Equity Acceleration Upon Change-in-Control

Say-on-Pay
At our 2017 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, the compensation program for our named executive officers disclosed in our 2017 proxy statement. Stockholders expressed substantial support for the compensation program for our named executive officers, with approximately 96% of the votes cast voting in favor of the proposal.

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General Information About the 2018 Annual Meeting
and Proxy Materials

We are providing this Proxy Statement and related materials because our Board of Directors is soliciting your proxy to vote shares at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 4, 2018, beginning at 8:00 AM Central Time at our principal executive offices, 19100 Ridgewood Parkway, San Antonio, Texas 78259, and at any adjournment or postponement of the meeting. This proxy statement and the enclosed proxy card are being first made available to stockholders on or about March 15, 2018. All stockholders are invited to attend the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on Friday, May 4, 2018: This Proxy Statement and our 2017 Annual Report are also available at www.proxydocs.com/andv.
What is a proxy statement and what is a proxy?
A proxy statement is a document that the United States Securities and Exchange Commission (the “SEC”) requires us to give you when we solicit your proxy to vote your shares on your behalf.  A proxy is your legal designation of another person to vote the stock you own.  When you vote by Internet or telephone or by signing, dating and returning your proxy card, you designate two of our officers as your proxies at the Annual Meeting.  These two officers are Dathan C. Voelter and Elisa D. Watts, each with full power to act without the other and with full power of substitution.
Who is entitled to vote?
Stockholders of record at the close of business on March 5, 2018 are entitled to receive notice of and to vote at the Annual Meeting. As of the close of business on March 5, 2018, there were 153,002,812 shares of common stock outstanding and entitled to be voted at the Annual Meeting. Each outstanding share of common stock is entitled to one vote.
What am I voting on and how does the Board recommend that I vote?

Proposals	Board Recommendation	Page Reference
Proposal 1. Election of Directors	FOR each nominee	19
Proposal 2. Advisory Vote on Executive Compensation	FOR	56
Proposal 3. Ratify the Appointment of Auditors	FOR	61
Proposal 4. Approve 2018 Long-Term Incentive Plan	FOR	73

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Why did I receive a one-page notice (sometimes referred to as an “E-Proxy Notice”) regarding the Internet availability of proxy materials instead of printed proxy materials?
We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. Unless you have previously signed up to receive your materials in paper form, you will receive a Notice of Internet Availability of Proxy Materials and will not receive a printed copy of the proxy materials or the annual report to stockholders unless you specifically request them. Instead, the Notice of Internet Availability contains instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report, and how to submit your proxy on the Internet. Instructions for requesting printed proxy materials are also included in the Notice of Internet Availability. This process is designed to expedite stockholders’ receipt of proxy materials, help conserve natural resources and lower the cost of the meeting.

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Stockholders who previously signed up to receive proxy materials electronically: If you previously signed up to receive our proxy materials electronically, we will send the Notice of Internet Availability to you via e-mail, to the last e-mail address you have supplied, on or about March 15, 2018. You will continue to receive these materials via e-mail until you elect otherwise.

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Stockholders who previously signed up to receive future proxy materials in printed format by mail: If you previously submitted a valid election to receive all proxy materials in printed format, then we will mail you a full set of proxy materials, including our Annual Report. We will begin mailing these materials on or about March 15, 2018.

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All other stockholders: If you have not submitted any elections, we will mail you a printed Notice of Internet Availability. We will begin mailing Notices of Internet Availability on or about March 15, 2018.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?
These terms describe how your shares are held:

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If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and access to proxy materials is being provided directly to you.

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If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of those shares, which are considered to be held in street name. Access to our proxy materials is being provided to you by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares.

How do I attend the meeting in person? What do I need to bring?

IMPORTANT NOTE: If you plan to attend the Annual Meeting, you must follow these instructions to gain admission.

All of our stockholders are invited to attend the Annual Meeting. If you attend our Annual Meeting, you will need to bring valid, government-issued photo identification, as well as proof of stock ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. Failure to bring such documentation may delay your entry into or prevent you from attending our Annual Meeting. The doors to the meeting room will be closed promptly at the start of the meeting, and stockholders will not be permitted to enter after that time.

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Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. A large number of stockholders may wish to speak at our Annual Meeting. Our Board and management appreciate the opportunity to hear the views of stockholders and participants, and in the interest of an orderly and constructive meeting, rules of conduct will be enforced. Copies of these rules will be available and only stockholders or their valid proxy holders may speak at our Annual Meeting.
How do I vote?
If you are a stockholder of record you may use any of these methods to vote:

:
Vote by Internet, by going to the web address www.proxypush.com/andv and following the instructions for Internet voting or, if you have received a paper copy of the proxy card by mail, by following the instructions on the proxy card. Your vote by Internet must be received by 11:59 PM Eastern Time on May 3, 2018. If your shares are held in the Andeavor 401(k) Plan, your vote must be received by 11:59 PM Eastern Time on May 1, 2018.

)
Vote by Telephone, by dialing 1-866-892-1741 and following the instructions for telephone voting or, if you have received a paper copy of the proxy card by mail, by following the instructions on the proxy card. Your vote by telephone must be received by 11:59 PM Eastern Time on May 3, 2018. If your shares are held in the Andeavor 401(k) Plan, your vote must be received by 11:59 PM Eastern Time on May 1, 2018.

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Vote by Mail, by completing, signing, dating and mailing the proxy card mailed to you in the envelope provided. If you received a Notice of Internet Availability and would like to vote by mail, follow the instructions on the Notice of Internet Availability to request a paper copy of the proxy materials. Your vote by mail must be received by 11:59 PM Eastern Time on May 3, 2018. If your shares are held in the Andeavor 401(k) Plan, your vote must be received by 11:59 PM Eastern Time on May 1, 2018. If you vote by Internet or telephone, please do not mail your proxy card.

Vote in Person, by attending the Annual Meeting. Please refer to the instructions provided on the proxy card or Notice of Internet Availability. Please note that if your shares are held in the Andeavor 401(k) Plan, you may not vote in person at the Annual Meeting; instead you will need to submit your vote through one of the ways described above.

If you are a beneficial holder, you will receive separate voting instructions from your broker, bank or other nominee explaining how to vote your shares. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you will not be permitted to vote in person unless you first obtain a legal proxy issued in your name from the record owner.
Can I revoke or change my vote?
If you are a stockholder of record, whether you vote by telephone, Internet or mail, you can change or revoke your proxy before it is voted at the meeting in one of the following ways:

•	Submit a new proxy card bearing a later date;

•	Vote again by telephone or the Internet at a later time;

•	Give written notice before the meeting to our Corporate Secretary at the address set forth on the cover of this Proxy Statement stating that you are revoking your proxy; or

•	Attend the Annual Meeting and vote your shares in person. Please note that your attendance at the meeting will not alone serve to revoke your proxy.
Any change or revocation of your proxy must be received by the deadlines set forth in the question above or, for notice to our Corporate Secretary, before the meeting.

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If you are a beneficial owner, you must follow the instructions of your broker, bank or other nominee to revoke or change your voting instructions.
What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?
Stockholders should specify their choices for each matter on the proxy card. The proxies identified on the back of the proxy will vote your shares in accordance with your instructions. Except as noted above with respect to shares held in the Andeavor 401(k) Plan, if your properly executed proxy does not contain voting instructions, the proxies will vote your shares in accordance with the voting recommendations of the Board as follows:

•	FOR the election of each of the twelve nominees for director;

•	FOR the approval of the advisory vote to approve our named executive officers’ compensation;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018; and

•	FOR the approval of the Andeavor 2018 Long-Term Incentive Plan.
What if I am a beneficial owner and do not give voting instructions to my broker, bank or other nominee?
A “broker non-vote” occurs when a broker submits a proxy that states that the broker does not vote for some or all of the proposals because the broker has not received instructions from the beneficial owners on how to vote on the proposals and does not have discretionary authority to vote in the absence of instructions. Under New York Stock Exchange (“NYSE”) rules, brokers are not permitted to vote on any of the matters to be considered at the Annual Meeting (other than the ratification of the appointment of the independent registered public accounting firm) without instructions from the beneficial owner. As a result, your shares will not be voted on any matter other than the ratification of the appointment of the independent registered public accounting firm unless you affirmatively vote your shares in one of the ways indicated by your broker, bank or other nominee.
What if my shares are held in the Andeavor 401(k) Plan?

Participants in the Andeavor 401(k) Plan may instruct Fidelity Management Trust Company, as trustee for such plan, how to vote all shares of our common stock allocated to their accounts. If a participant in the Andeavor 401(k) Plan does not instruct Fidelity Management Trust Company how to vote, the shares of our common stock allocated to such participant’s accounts will not be voted.
Is there a quorum requirement?
A quorum is necessary to hold a valid meeting. A quorum will exist if the holders of a majority of shares outstanding on the record date are present in person or by proxy. All shares voted by proxy are counted as present for purposes of establishing a quorum, including abstentions (shares of our stock for which proxies have been received but for which the stockholders have abstained from voting) and broker non-votes (described above).
What votes are necessary for action to be taken at the meeting?
Our Bylaws include a majority vote standard for uncontested director elections. Since the number of nominees does not exceed the number of directors to be elected at the Annual Meeting, the election of each director nominee is uncontested and thus requires a majority of the votes cast at the Annual Meeting. A “majority of the votes cast” means that the number of votes cast “FOR” a nominee must

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exceed the number of votes cast “AGAINST” such nominee’s election. Abstentions and broker non-votes will have no effect on the outcome of the director vote.
Approval of each of the other proposals that will be voted on at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. For each proposal other than the election of directors, abstentions will have the same effect as “AGAINST” votes, and broker non-votes will have no effect on the outcome of the votes.
Who will count votes?
We will appoint one or more Inspectors of Election who will determine the number of shares outstanding, the voting power of each, the number of shares represented at the Annual Meeting, the existence of a quorum and whether or not the proxies and ballots are valid and effective.
The Inspectors of Election will determine, and retain for a reasonable period a record of the disposition of, any challenges or questions arising in connection with the right to vote, and will count all votes and ballots cast and any abstentions and broker non-votes with respect to all proposals, and will determine the results of each vote.
How are proxies solicited, and what are the costs of proxy solicitation?
We pay all of the costs of the solicitation of proxies, including preparing, printing and mailing this Proxy Statement and the Notice of Internet Availability. Solicitation may be made personally or by mail, telephonic or electronic data transfer by officers, directors and employees of the company (who will not receive any additional compensation for any solicitation of proxies).
We have retained a professional proxy soliciting organization, Innisfree M&A Incorporated, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, and possibly individual holders of record of 1,000 shares or more, by personal interview, telephone or similar means. We will pay Innisfree its customary fees, estimated not to exceed $13,500, and will reimburse Innisfree for certain expenses. We will also authorize banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of our proxy materials and will reimburse them for their costs in sending the materials.
Will any other matters be presented at the Annual Meeting?
As of the date of this Proxy Statement, we are not aware of any matter to be presented at the Annual Meeting other than the election of directors and the other proposals set forth in this Proxy Statement. However, if any other business is properly presented at the meeting, the persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment.
Where can I access the Annual Report?
We will provide without charge a copy of our Annual Report on Form 10-K, including financial statements and schedules, for the fiscal year ended December 31, 2017, upon the written request of any stockholder to Andeavor, 19100 Ridgewood Parkway, San Antonio, Texas 78259, Attention: Investor Relations.

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What is householding? If I have multiple stockholders at my address, how can I get additional copies of proxy materials?
To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of the proxy materials until one or more of these stockholders notifies us that they want to receive separate copies. In addition, the broker, bank or other nominee for any stockholder who is a beneficial owner of our stock may deliver only one copy of the proxy materials to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
If, now or in the future, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify us by calling our Investor Relations Department at 1-800-837-6768 or by sending a written request to our Corporate Secretary at the address listed on page 72. Record owners who are receiving multiple copies and wish to receive only one, please call our Investor Relations Department or send a written request to our Corporate Secretary. Beneficial owners who are receiving multiple copies and wish to receive only one, should notify their broker, bank or other nominee.
Will the Company announce the voting results?
The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a Quarterly Report on Form 10-Q or a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

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Corporate Governance
Overview
Our Board believes that our commitment to high ethical standards and strong corporate governance benefits all our stakeholders, including our stockholders, employees, customers, communities and the environment. We also believe good governance is critical to achieving long-term stockholder value. Our Corporate Governance Guidelines, along with the charters of our Board committees, implement the governance principles we believe are best for our stakeholders and provide the framework for our governance processes.
We approach governance in a strategic and thoughtful manner, taking into consideration multiple perspectives, including those of our Board, our Governance Committee, management, experts and stakeholders, to align on what makes the most sense for our Company. We continuously look for ways to enhance our corporate governance and increase value to our stockholders. As one input into these considerations, we may benchmark our corporate governance practices against studies and whitepapers from respected thought leaders. For example, in 2016, we compared our practices against the Commonsense Principles of Corporate Governance, which was published in July 2016 by a group of leading investors and executives, as well as the Business Roundtable’s Principles of Corporate Governance issued in August 2016. In 2017, we compared our practices against the Investor Stewardship Group Principles of Corporate Governance, which were issued in January 2017 by an organization of institutional investors. In each case, we found our practices were generally consistent with the principles recommended by these groups. In addition, we regularly participate in conferences and roundtables with governance thought leaders to explore new ways to create value for our stakeholders.
In November 2016, our Board proactively adopted “proxy access,” allowing a stockholder, or group of twenty or fewer stockholders, owning at least 3% of Andeavor’s outstanding common stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to the greater of two directors or 20% of the number of directors serving on the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws. The Board’s decision followed a careful evaluation over several meetings of shareholder views, evolving practices, relevant academic research, the potential impact on the Company and proxy access frameworks adopted by other companies.
We have adopted a Code of Business Conduct and Ethics for Senior Financial Executives that is specifically applicable to the CEO, the CFO, the Controller and persons performing similar functions. In addition, we have a Code of Business Conduct that applies to all of our directors, officers and employees.
Copies of the Corporate Governance Guidelines, our Bylaws, the Code of Business Conduct and the Code of Business Conduct and Ethics for Senior Financial Executives are posted on our website at www.andeavor.com under the heading “Investors” and the subheading “Governance.” Printed copies of these documents are also available upon request to our Corporate Secretary. We will post on our website any amendments to, or waivers from, either of our Codes requiring disclosure under applicable rules within four business days following the amendment or waiver.
The Board of Directors
The current members of our Board of Directors are Rodney F. Chase, Paul L. Foster, Edward G. Galante, Gregory J. Goff, David Lilley, Mary Pat McCarthy, J.W. Nokes, William H. Schumann, III, Jeff A. Stevens, Susan Tomasky, Michael E. Wiley and Patrick Y. Yang. Specific information about the experience and qualifications of each director nominated for election at the Annual Meeting can be found beginning on page 19 under “Proposal No. 1 – Election of Directors.”

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Director Qualifications and Nominations
The Board believes that it, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds and perspectives necessary to oversee our business. Accordingly, the Board and the Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs. The Governance Committee also develops and maintains a long-term plan for Board composition that takes into consideration the current strengths, skills and experience on the Board; the Company’s director retirement policy; and the strategic direction of the Company.
The Governance Committee is responsible for reviewing with the Board on an annual basis the criteria for Board membership in the context of the current makeup of the Board. These criteria include diversity, education, skills, integrity, leadership and judgment all in the context of an assessment of the perceived needs of the Board at that point in time. In addition, Board members generally should have knowledge of our industry and should have a background that demonstrates an understanding of the financial and operational aspects, including the associated risks, of a large and complex company. The Governance Committee assesses the effectiveness of its criteria when evaluating new director candidates and when recommending director nominees to the Board.
In evaluating director candidates, and considering incumbent directors for renomination, the Board and the Governance Committee consider a variety of factors, including each nominee’s independence, financial literacy, personal and professional accomplishments, and experience in light of our needs. For incumbent directors, the factors include preparedness and past performance on the Board. Among other things, the Board believes it is beneficial to include individuals with the following skills and experiences on the Board:

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Senior leadership experience, as directors with experience in significant leadership positions possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others.

•	Risk management experience, which is critical to the Board’s oversight of our risk assessment and risk management programs.

•	Strategic planning experience, which is relevant to the Board’s review of our strategies and monitoring their implementation and results.

•	Knowledge of our industry, particularly oil refining, logistics operations and retail sales, which is integral to understanding our business and strategy.

•
Financial/accounting experience, particularly knowledge of finance and financial reporting processes, which is relevant to understanding and evaluating our capital structure and overseeing the preparation of our financial statements, and internal controls over financial reporting.

•	Operations experience, as it gives directors a practical understanding of developing, implementing and assessing our business strategy and operating plan.

•	Legal experience, for oversight of our legal and compliance matters.

•	Government/regulatory experience, as we operate in a heavily regulated industry that is directly affected by governmental requirements.

•	Talent management/compensation experience, which is valuable in helping us attract, motivate and retain top candidates for management positions.

•	Public company board service, as directors who have served on other public company boards have experience overseeing and providing insight and guidance to management.
Highlights of the key qualifications and experience of the individual director nominees are set forth under “Proposal No. 1 – Election of Directors” beginning on page 19.

2018 Proxy Statement | 8

The Governance Committee periodically considers from time to time suitable candidates for membership on the Board, including candidates recommended by stockholders. Stockholder candidates will be evaluated in accordance with the criteria for director selection described above. With respect to the 2019 Annual Meeting of Stockholders, stockholders wishing to recommend a potential Board candidate for the Governance Committee’s consideration must deliver such recommendation in writing to the Corporate Secretary at the address set forth on page 72 of this Proxy Statement during the period beginning on January 4, 2019, and ending on February 4, 2019, and include the name and contact information of the candidate. Candidates recommended to the Governance Committee in accordance with these procedures also will need to complete a Director and Officer Questionnaire in the form we provide. Stockholders who wish to nominate a director at an annual meeting in accordance with our Bylaws should follow the instructions described under “2019 Stockholder Proposals.”
Director Independence
The Board of Directors currently consists of twelve directors, eleven of whom are independent. Mr. Goff, who serves as our President and CEO, is not considered to be independent.
The Board undertook its annual review of director independence in March 2018 and reviewed all relevant relationships of each director nominee, including any transactions and relationships between each director or any member of his or her immediate family and us, to determine whether any director has relationships or transactions that are inconsistent with a determination that the director is independent. In assessing director independence under the NYSE standards and our Corporate Governance Guidelines, the Board considered and found to be immaterial, Mr. Chase’s service as a non-executive director of Hess Corporation, which serves as one of our suppliers of crude oil. After reviewing such information, the Board affirmatively determined that each of the following directors has no material relationship with us and has satisfied the independence requirements of the NYSE and our Corporate Governance Guidelines:

Rodney F. Chase	David Lilley	William H. Schumann, III	Michael E. Wiley
Paul L. Foster	Mary Pat McCarthy	Jeff A. Stevens	Patrick Y. Yang
Edward G. Galante	J.W. Nokes	Susan Tomasky
Board Leadership and Committees
Our governance framework permits the roles of Chairman and CEO to be filled by the same or different individuals. This allows the Board flexibility to select the appropriate leadership for the Company based on a number of factors, including the specific needs of the business and what is in the best interest of our stockholders at a given time. Since December 31, 2014, Mr. Goff has served as Chairman of our Board. The Governance Committee and independent directors believe that combining the roles of Chairman and CEO is the best way to reflect the critical nature of strategic and operational matters in the Board structure and to continue the Company’s increased strength and growth by providing greater clarity and focus regarding our operations, outlook and future strategy for investors, other stakeholders and interested parties. Correspondingly, Ms. Tomasky has served as independent Lead Director since December 31, 2014. The Board believes that this structure, combined with strong, active independent directors, at this time provides an effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. The independent directors will continue to periodically evaluate what is the Board’s most effective leadership structure.

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Role of the Independent Lead Director
The independent Board members elect the independent Lead Director annually. The Lead Director’s responsibilities include the following:
•    Chairs meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, and briefs the Chairman on any substantive concerns, issues or requests arising out of executive sessions and meetings of the independent directors
•    Works with the Chairman in setting the Board agenda by taking into consideration the objectives of management as well as the needs of the Board and its individual committees
•    Works with the Chairman and the General Counsel and Secretary to prepare Board and annual meeting schedules
•    Works with the independent directors to establish and approve appropriate annual goals and objectives for the Chairman, and communicates to the Chairman the results of the formal evaluation conducted by the independent directors of the Chairman’s performance pertaining to established goals and objectives
•    Acts as a liaison between the independent directors and the Chairman and other members of management, and facilitates proper flow of information to the Board
•    Attends by invitation (as scheduling permits) and participates ex officio, but does not vote, in the meetings of the committees on which she does not serve
•    Leads the recruitment and selection of new Board members with the Chairman
•    Maintains a close relationship of trust and mentorship with the Chairman, providing advice and support while respecting executive responsibility
•    Serves as an additional point of contact for stockholders, and communicates with stockholders in those circumstances where the Board determines that direct communication between the Board and stockholders is appropriate

The Board of Directors met 12 times during 2017. At 10 of such meetings, the independent directors met in executive session, chaired by Ms. Tomasky, who served as the independent Lead Director of the Board during 2017. The Board generally meets in executive session, led by the independent Lead Director without Mr. Goff or any other members of management present, at each regularly scheduled meeting of the Board.
The Board has four standing committees: Audit Committee, Compensation Committee, Environmental, Health, Safety & Security Committee, and Governance Committee. Each committee’s written charter is available on our website at www.andeavor.com under the heading “Investors” and the subheading “Governance.” Each director attended more than 75% of the meetings of the Board and committees on which he or she served during 2017. The following table shows each committee’s current membership, primary responsibilities and number of meetings held in 2017. Although primary responsibilities may be assigned to a committee, the Board receives regular, detailed reports from each committee and engages in additional discussion and oversight regarding matters of particular concern or importance.

Audit Committee
Ms. McCarthy (Chair) Mr. Chase Mr. Foster Mr. Schumann Mr. Yang 12 meetings in 2017
•    Appoints and oversees the independent registered public accounting firm
•    Oversees our corporate accounting and financial reporting practices, including the quality and integrity of our financial statements
•    Oversees the organization, scope and performance of our internal audit function, including the annual internal audit plan
•    Oversees the effectiveness of our internal controls over financial reporting
•    Assists the Board in fulfilling its oversight of management’s assessment and management of risk, including major financial risks
•    Oversees compliance with legal and regulatory requirements, including our Code of Business Conduct

2018 Proxy Statement | 10

Compensation Committee
Mr. Lilley (Chair) Mr. Galante Mr. Nokes Mr. Wiley 7 meetings in 2017
•    Oversees our overall compensation philosophy
•    Together with the other independent directors, led by the independent Lead Director, annually reviews and approves goals and objectives relevant to the compensation of the CEO
•    Determines and approves all aspects of direct and indirect compensation for our CEO and other members of our senior management
•    Reviews and approves the selection of peer group companies for comparative purposes for benchmarking compensation, equity and benefit decisions
•    Reviews and approves employment and severance arrangements and change-in-control plans affecting compensation and benefits of the CEO and senior management
•    Administers the Company’s executive incentive and equity-based incentive programs
•    Oversees tax-qualified and non-qualified retirement plans and post-retirement health and welfare benefit plans
•    Oversees the assessment of risk associated with our compensation programs

Environmental, Health, Safety & Security Committee
Mr. Nokes (Chair) Mr. Galante Mr. Lilley Mr. Stevens Mr. Wiley 5 meetings in 2017
•    Reviews and approves at least annually our environmental, health, safety and security (“EHS&S”) policies
•    Reviews management’s programs for compliance with our EHS&S policies, applicable laws and regulations
•    Reviews periodically with management its EHS&S activities with respect to significant legal matters, and emerging or proposed laws or regulations that may have a material effect on our financial results or operations
•    Reviews and assesses periodically our significant EHS&S liabilities reported in the financial statements
•    Reviews periodically significant capital expenditures that may have a material EHS&S impact or risk exposure

Governance Committee
Ms. Tomasky (Chair) Mr. Chase Mr. Foster Ms. McCarthy Mr. Schumann Mr. Yang 5 meetings in 2017
•    Recommends candidates for election to the Board; develops and recommends to the Board the criteria for identifying and evaluating director candidates
•    Oversees the annual evaluation of the Board and the committees of the Board
•    Reviews and makes recommendations to the Board regarding the size, leadership structure, organization, composition and functioning of the Board, and the committees of the Board
•    Reviews and recommends to the Board non-employee directors compensation
•    Makes recommendations to the Board and Company management regarding new director orientation and continuing education for directors
•    Reviews our charitable and direct and indirect political contributions
•    Reviews and approves our related party transaction policies and procedures

The Board has determined that each member of each committee meets the independence requirements of the NYSE, and that each member of the Audit Committee and the Compensation Committee meets the additional independence requirements of the NYSE and the SEC, as applicable. The Board has determined that each member of the Audit Committee is financially literate. In addition, the Board has determined that each of Messrs. Chase, Foster and Schumann and Ms. McCarthy qualifies as an “audit

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committee financial expert,” as defined by the SEC rules. No member of the Audit Committee serves on the audit committees of more than three public companies, including ours. As independent Lead Director, Ms. Tomasky attends by invitation (as scheduling permits) and participates ex officio, but does not vote, in the meetings of the committees on which she does not serve.
Director Orientation and Continuing Education
Our Board believes that robust director orientation and continuing director education programs are an important part of effective corporate governance and enhance both Board and committee performance. We provide new directors with comprehensive orientation, including materials and meetings with management, which familiarizes them with our business, operations and philosophy, industry trends and corporate governance practices. The orientation also addresses Board procedures, our corporate governance principles and our Board committee charters.
Continuing education is provided for all directors through board materials and presentations, discussions with management, visits to our facilities and other sources. In addition, directors are encouraged to participate in outside continuing education programs from time to time to increase their knowledge and understanding of the duties and responsibilities of directors and the Company, regulatory developments and best practices. Periodically, management or the Governance Committee may inform directors about opportunities for continuing education. We reimburse all reasonable expenses for directors’ participation in non-Company continuing education programs.
Board and Committee Performance Assessments

Each year, our directors evaluate the performance of the Board and each committee on which they serve. As part of the Board assessment process, the directors are asked to provide feedback on the Board’s role and effectiveness, structure, composition, culture, accountability, relations with management, and meetings. Each committee is also asked to consider its role and responsibilities articulated in the committee charter, culture and effectiveness of the committee, composition of the committee and committee meetings. The assessment responses and comments are compiled by the Corporate Secretary and presented to the Governance Committee for initial review. The responses and comments are also presented to each committee and the full Board for discussion. In addition, our Governance Committee charter and Corporate Governance Guidelines provide that periodically, but not less than once every three years, the Governance Committee will retain a third party to conduct the performance evaluation of the Board. A third-party performance evaluation of the Board was conducted in 2016.
Board of Directors’ Role in Succession Planning

The Board of Directors is responsible for succession planning for the Board and CEO, and also has oversight of succession planning for senior management. In addition to routine succession planning efforts by the Board and Governance Committee throughout the year, the full Board engages in a comprehensive management succession planning exercise at least once each year in which it analyzes potential succession candidates across all senior management positions. Although the Board focuses on the senior management team and CEO succession, directors also discuss the talent pipeline for other key roles in the Company. As part of this exercise, the Board reviews skills, competencies and readiness levels of succession candidates and reviews development plans presented by management to ensure that management succession candidates are adequately prepared for planned transitions.

The Board endeavors to regularly refresh its membership through a combination of adding or replacing directors to achieve the appropriate balance of longer-term directors with deep institutional knowledge of the refining, marketing and logistics business and adding directors who bring a diversity of perspectives and experience. For example, in May 2017, a director retired, and in June 2017, in connection with the closing of our acquisition of Western Refining, Inc., the Board increased its size to twelve directors and

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elected Messrs. Foster and Stevens to the Board. The experience and expertise Messrs. Foster and Stevens bring to our Board is further described in their biographies beginning on page 19.
Board Risk Oversight
The Board oversees risk management, focusing on our most significant risks, and the processes that management has established for assessing and managing risk. The Board delegates oversight of certain categories of risk to designated Board committees, which are composed entirely of independent directors. The committees report to the Board regularly on matters relating to the specific areas of risk the committees oversee and, for our most significant risks, the Board may engage in additional discussion and oversight.
Board of Directors

•
Oversees and reviews our processes for assessing and managing risk, including guidelines and policies that govern the processes to ensure consistency with our risk assessment and risk management policies

•
Annually discusses with management, including members of our Executive Committee (consisting of our President and CEO; Executive Vice President and CFO; Executive Vice President, Operations; Executive Vice President, Commercial and Value Chain; Executive Vice President, General Counsel and Secretary; and other senior officers in key areas of our organization), our policies and practices with respect to risk assessment and risk management

•	Reviews regular reports from management throughout the year regarding major risks facing us and the steps management has taken to monitor and manage such risks

•
At least annually, receives an update from management concerning the status and effectiveness of our risk prevention and mitigation activities, emerging risks and risk assessment and management practices

•	Reviews periodic reports from executive management on our strategic risks
Audit Committee

•
Assists the Board in fulfilling its oversight of enterprise risk management, particularly with regard to market-based risks, financial reporting, effectiveness of our compliance programs, information systems, cybersecurity and commercial trading

•	Oversees, and coordinates the oversight by other committees of, significant corporate risk exposures and steps management has taken to monitor, control and report such exposures

•
Discusses with management, the independent auditors, and the internal auditors the integrity of our accounting policies, internal controls, financial statements, financial reporting practices, and select financial matters

•	Reviews annual reports from management on the results of the annual review and assessments conducted by management, and discussed below, to identify our annual priority risk profile

•	Reviews regular reports from our Chief Audit Officer regarding our audit activities throughout the year

•	Monitors the qualifications, independence and performance of our independent auditors and the qualifications and performance of our internal auditors

•	Reviews quarterly updates from management on our legal, ethics and compliance risks

•	Oversees compliance with legal and regulatory requirements, including our Code of Business Conduct

•	Approves an annual internal audit plan, which incorporates our priority risk management activities

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Environmental, Health, Safety & Security Committee

•
Oversees environmental, health, safety and security risks and reviews our policies, performance and practices relating to these risks to our employees and assets, and the communities and environment in which we operate

•
Approves an annual environmental, health, safety and security plan that also incorporates priority risks and receives regular reports throughout the year from management and operating personnel of our activities managing those risks

Management Risk Committee
Our management risk committee is comprised of senior level business management leadership from our financial, strategic, governance, administrative and operational functions. This group is chaired by the head of our Enterprise Risk Group and reports to our Executive Committee. Its functions include:

•	Facilitates an annual review by our management and subject matter experts to assess and prioritize the risks facing us

•
Continually interacts with the Enterprise Risk Group, which interacts with various levels of our organization to assess the status and effectiveness of risk prevention and mitigation activities, identify emerging risks and facilitate management’s enhancement of our risk assessment and management practices

•
Meets periodically throughout the year to review priority risks, risk prevention and mitigation activities and emerging risks and to facilitate management’s continual improvement of monitoring and managing risks

•	Committee chair meets periodically with the Executive Committee to report on its activities

•
At least annually, management provides the Board of Directors an update, based on the work of this committee, concerning the status and effectiveness of our risk prevention and mitigation activities, emerging risks and risk assessment and management practices

•	Subcommittees assess and manage specific risks facing Andeavor
Risk Considerations in Our Compensation Programs
In August 2017, our management, in consultation with the Compensation Committee’s independent consultant, performed an annual assessment of the risks associated with our current compensation programs.  The Compensation Committee reviewed management’s assessment of the compensation programs which cover our employees, including executives and commercial trading personnel, and discussed the concept of risk as it relates to our compensation programs.  The assessment and discussions concluded the following:

•	Our compensation programs are designed to reward business results while enabling future success and do not present a material risk to the Company.

•	Appropriate pay philosophy and market comparisons support business objectives.

•	Programs appropriately balance fixed compensation with short-term and long-term variable compensation such that no single pay element would motivate employees to engage in excessive risk taking.

•
The characteristics of our annual incentive program design do not encourage behaviors that would create material risk for our company because we cap annual incentive awards at 200% of target and we base these awards on:

•
Corporate, business unit and individual performance goals, with a variety of pre-established performance conditions in each category, thus diversifying the risk associated with any single indicator of performance; and

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•	Financial and non-financial performance targets that are objectively determined by measurable and verifiable results.

•
Our long-term incentive program encourages employees to focus on our long-term success by providing a mix of performance shares and market stock units, each of which rewards employees if we meet specified performance goals or our stock price increases. These awards also incorporate pre-established caps to prevent excessive compensation.

•
Our executive stock ownership guidelines ensure our senior executives maintain a substantial stake in our long-term success, strengthening the alignment between the interests of our executives and our stockholders.

•
We have established a “clawback” policy that allows the Board to recoup annual and long-term incentive compensation received by a senior executive for misconduct resulting in a material financial restatement.  The “clawback” policy is discussed in more detail under “Executive Compensation — Compensation Discussion and Analysis — Clawback Policy” below.

Social Responsibility
We, our Board of Directors and our management team, are dedicated to operating in a responsible manner, and our actions are guided by our Core Values and Code of Business of Conduct. Our Social Responsibility Report, which is available on our website at www.andeavor.com/responsibility, outlines our commitments to our people and communities, and to operating in a manner that is safe and environmentally responsible.

Our People
Our employees come first. We recognize the tremendous value of our people, and are dedicated to making Andeavor a great place to work—one that welcomes new ideas, encourages diverse perspectives and fosters a collaborative team environment.

Community
We strive to be a valued member of the communities where we live and work. Our community investments harness employee passions and align with our business goals and objectives to create Shared Value for us and our communities. We listen to and collaborate with our neighbors, local stakeholders and nonprofit organizations to help create cleaner, safer and well-educated communities.

Health and Safety
Safety is and always will be a Core Value at Andeavor. We are committed to operating our refineries, pipelines, retail stations and other facilities in a manner that promotes the health and safety of our employees, our customers and the communities where we do business. We will continue to strive to achieve our ultimate goal of an incident-free workplace.

Environment
At Andeavor, we are committed to being stewards of the environment. We strive to operate in a way that limits our environmental impact on our communities and their surrounding ecosystems. We work to continually improve our procedures, programs, tools and systems to mitigate risks and advance our environmental performance. We also engage stakeholders to garner feedback and hold ourselves to a high standard as a responsible corporate citizen.
Engaging with Our Board
We value our stockholders’ input and insights, and we seek an open dialogue to understand your concerns and priorities. Effective Board-stockholder communication strengthens our role as an active, informed and engaged Board. While we believe that in most circumstances the CEO and members of senior management are best positioned to speak for the Company, the Board is ultimately responsible for

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oversight of our communication and engagement with stockholders. Management reports to the Board on material stockholder comments and the feedback it receives.
There are several ways to communicate with our Board. Our Corporate Governance Guidelines require the entire Board to attend the annual meeting, absent exceptional circumstances, and for the chairs of each of our committees to be available to respond to stockholder questions regarding our corporate governance practices and views on executive compensation and stockholder proposals. Nine of the ten directors then serving on the Board attended the 2017 Annual Meeting of Stockholders.
Stockholders may also request a meeting with our independent Lead Director or with other Board members as appropriate. We evaluate meeting requests on a case-by-case basis, considering several factors, including the utility of the proposed discussion topic, whether the matter is of general concern to stockholders, how the matter may affect our performance, and whether discussions would likely comply with our duties, regulations and our guidelines. Directors may also participate in investor meetings with management from time to time to elicit stockholder views.
You may communicate with Mr. Goff as Chairman of the Board or with our full Board of Directors by writing to:
c/o Chairman of the Board of Directors
Andeavor
19100 Ridgewood Parkway
San Antonio, Texas 78259
You may communicate with Ms. Tomasky as Lead Director or with the independent members of the Board by writing to:
c/o General Counsel and Corporate Secretary
Andeavor
19100 Ridgewood Parkway
San Antonio, Texas 78259
In addition, the Audit Committee has established procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with our Audit Committee may do so by writing to:
c/o Chairman of the Audit Committee
Andeavor
19100 Ridgewood Parkway
San Antonio, Texas 78259

2018 Proxy Statement | 16

Director Compensation
Director Compensation Program
During 2017, the compensation program for our non-employee directors included an annual cash retainer, an annual equity grant of restricted stock units representing the right to receive shares of common stock with dividend equivalent rights (“RSUs”) and the independent Lead Director and Committee Chair retainers, as set forth below. The RSUs vest one year from the date of grant, which is typically the date of our annual meeting of stockholders. We do not pay management directors for Board service in addition to their regular employee compensation.
2017 Non-Employee Director Annual Retainers and Fees

Annual Retainers		Committee Chair Retainers
Cash Retainer	$120,000	Audit Committee Chair Retainer	$20,000
Equity Retainer	$160,000	Compensation Committee Chair	$20,000
Independent Lead Director Retainer	$75,000	Environmental, Health, Safety & Security Committee Chair	$15,000
		Governance Committee Chair	$15,000
In addition to the retainers shown, we reimburse our directors for travel and lodging expenses that they incur in connection with their attendance at meetings of the Board, meetings of our Board committees and our annual meeting of stockholders.
Directors may elect to defer all or a portion of their cash retainers under the Andeavor Board of Directors Deferred Compensation Plan. Amounts deferred under such plan accrue interest at the prime rate published in the Wall Street Journal on the last business day of the quarter plus two percentage points.
2017 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(b)	All Other Compensation ($)(c)	Total ($)
Rodney F. Chase	120,000	160,050	—	—	280,050
Paul L. Foster (d)	70,000	147,769	—	—	217,769
Edward G. Galante	120,000	160,050	—	—	280,050
Robert W. Goldman (e)	41,290	—	2,229	114,271	157,790
David Lilley	140,000	160,050	4,754	—	304,804
Mary Pat McCarthy	140,000	160,050	4,147	—	304,197
J.W. Nokes	135,000	160,050	—	—	295,050
William H. Schumann, III	120,000	160,050	525	—	280,575
Jeff A. Stevens (d)	70,000	147,769	—	97,664	315,433
Susan Tomasky	210,000	160,050	—	—	370,050
Michael E. Wiley	120,000	160,050	—	161,782	441,832
Patrick Y. Yang	120,000	160,050	17,157	—	297,207

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(a)
Amounts reflect the aggregate grant date fair value of RSUs granted during the fiscal year, calculated in accordance with financial accounting standards. Each non-employee director, other than Messrs. Foster and Stevens, received an annual grant of 2,028 RSUs on May 4, 2017. Each of Messrs. Foster and Stevens received a prorated annual grant of 1,775 RSUs upon his election to the Board effective June 1, 2017. The table below reflects the total options, phantom stock units and RSUs outstanding as of December 31, 2017 for each non-employee director.

Director	Total Options Outstanding	Total Phantom Stock Units Outstanding	Total Restricted Stock Units Outstanding
Rodney F. Chase	—	980	2,028
Paul L. Foster	—	—	1,775
Edward G. Galante	—	—	4,063
Robert W. Goldman	3,000	—	—
David Lilley	—	3,966	3,717
Mary Pat McCarthy	—	—	11,052
J.W. Nokes	—	779	6,174
William H. Schumann, III	—	—	2,028
Jeff A. Stevens	—	—	1,775
Susan Tomasky	—	—	6,723
Michael E. Wiley	—	1,288	2,028
Patrick Y. Yang	—	—	8,814

(b)	The amounts shown represent interest credited under the Deferred Compensation Plan exceeding 120% of the applicable federal rate.

(c)
Messrs. Goldman (prior to his retirement), Stevens and Wiley serve on the Board of Directors of Tesoro Logistics GP, LLC, the general partner of Andeavor Logistics LP. The amounts shown reflect the annual cash retainer and grant date fair value of the equity units each received in 2017, along with meeting fees paid in 2017 for such service.

(d)	Messrs. Foster and Stevens were elected to the Board effective June 1, 2017 and received prorated retainers for 2017.

(e)	Mr. Goldman retired from the Board effective May 4, 2017.
Director Stock Ownership Guidelines
Our Director Stock Ownership Guidelines require each director to hold a number of shares of our common stock (either directly or as restricted stock units including deferred restricted stock units) equal to the number he or she receives in annual equity awards during the first five years of such director’s service on the Board. The individual ownership requirements currently range from 1,775 to 8,260 shares. Directors who have not reached their individual ownership requirement are required to hold all restricted stock units that vest and distribute into common stock. All current directors either meet these guidelines or are on track to do so within the required time period.

2018 Proxy Statement | 18

Proposal No. 1
Election of Directors
At the Annual Meeting, stockholders are requested to elect twelve directors to hold office until the 2019 Annual Meeting of Stockholders or until their successors are elected and qualified. Each of the nominees has indicated his or her willingness to serve as a director, if elected, and we have no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve. Each of the director nominees, except for Messrs. Foster and Stevens, who joined the Board upon our acquisition of Western Refining, Inc. effective June 1, 2017, is currently serving as a director after being elected at the 2017 Annual Meeting of Stockholders.
Our Board of Directors recommends that you vote FOR the election to the Board of each of the following nominees.

Rodney F. Chase Age 74 Director since 2006 Former Energy Industry Executive
Mr. Chase served as Non-Executive Chairman of Genel Energy plc, an international oil and gas exploration and production company, from 2011 until 2015, and Non-Executive Chairman of Computer Sciences Corporation, an information technology and professional services company, from 2012 until 2015. He previously served as Non-Executive Chairman for Petrofac Ltd. in the United Kingdom, an international oil and gas services company, from 2005 until May 2011. He served as an Independent Director of Tesco plc in the United Kingdom, an international retailing company, and of Diageo plc, an international beverage company. Mr. Chase spent 39 years with BP plc, a large, international oil and gas company, including as CEO of BP Finance, and CEO of BP’s upstream and downstream businesses. He was appointed to the Board of BP as Deputy Group CEO and Chairman/CEO of BP America. From 2003 to 2008, Mr. Chase served as Senior Advisor for the U.S. and Europe for Lehman Brothers, formerly an investment bank, in London, England.
Key Qualifications, Attributes, Skills and Experience:

•
Board Leadership, Industry and Strategic Planning Experience – 50 years of experience in the energy industry, including service as the former Non-Executive Chairman of an international oil and gas services company (Petrofac) and a former executive of a large, international oil and gas company (BP)

•	Financial/Accounting Expertise – former Chief Executive Officer of BP Finance International and Group Treasurer and former senior advisor for Lehman Brothers

•	Talent Management and Public Company Board Experience – Computer Sciences Corporation, Tesco, Petrofac
Other Current Directorships: Hess Corporation (since 2013)
Former Public Company Directorships: Computer Sciences Corporation (from 2012 until 2015); Genel Energy, plc (from 2011 until 2015); Nalco Holding Co. (from 2005 until 2011); Petrofac Ltd. (from 2005 until 2011); Tesco plc (from 2002 until 2010); Diageo plc (from 1999 to 2004)

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Paul L. Foster Age 60 Director since 2017 Former Chairman of the Board of Western Refining, Inc.
Mr. Foster was the founder of Western Refining, Inc. and served as Chairman of Western Refining’s Board of Directors from 2005 until its acquisition by Andeavor in 2017. Mr. Foster served as Western Refining’s Chief Executive Officer from September 2005 until January 2010, when he was appointed Executive Chairman. Mr. Foster served as President of Western Refining from September 2005 to February 2009. Previously, Mr. Foster was the President and Chief Executive Officer of one of Western Refining’s affiliates. Mr. Foster has served on the board of directors of the University of Texas System Board of Regents since 2007, served as Chairman from 2013 to 2017, and he is currently Vice Chairman of that board. He also serves on the board of directors of WestStar Bank, an El Paso-based bank; as Chairman of the board of directors of Vomaris Innovations, Inc., a privately held medical device company; on the board of directors of the Federal Reserve Bank of Dallas - El Paso Branch; and on various other civic and professional organizations.
Key Qualifications, Attributes, Skills and Experience:

•	Board Leadership, Strategic Planning Experience – WestStar Bank; Vomaris Innovations, Inc.; Federal Reserve Bank of Dallas; University of Texas System Board of Regents

•	Industry and Operations, Risk Management, Leadership, Strategic Planning and Talent Management Experience – former Chief Executive Officer of Western Refining
Other Current Directorships: WestStar Bank (since 2004); Vomaris Innovations, Inc. (since 2011)
Former Public Company Directorships: Western Refining, Inc. (from 2005 until 2017); Western Refining Logistics GP, LLC, the general partner of Western Refining Logistics, LP (from 2013 until 2017); Northern Tier Energy GP LLC, the general partner of Northern Tier Energy LP (from 2013 until 2016)

Edward G. Galante Age 67 Director since 2016 Former Senior Vice President and Member of the Management Committee of ExxonMobil Corporation
Mr. Galante served as Senior Vice President and a member of the Management Committee of ExxonMobil Corporation from 2001 until his retirement in 2006. Prior to that, he held various management positions of increasing responsibility during his more than 30 years with ExxonMobil Corporation, including serving as Executive Vice President of ExxonMobil Chemical Company from 1999 to 2001. Mr. Galante serves on the Board of the United Way Foundation of Metropolitan Dallas and is a Vice Chairman of the Board of Trustees of Northeastern University.
Key Qualifications, Attributes, Skills and Experience:

•
Industry, Operations, Management, Leadership, Strategic Planning and Talent Management Experience – over 30 years of experience in the oil, gas, refining and chemical sectors of the energy industry, including service as a senior operating executive of ExxonMobil, one of the largest global energy companies; service as Chair of the Compensation and Management Committee of Praxair, Inc.

•
Risk Management Experience – service on the Environmental, Health, Safety and Public Policy Committee of Celanese Corporation and the Technology, Safety, Sustainability Committee and the Governance and Nominating Committee of Praxair, Inc.

2018 Proxy Statement | 20

•	Financial/Accounting Expertise – service on the Audit Committees of Celanese Corporation and Foster Wheeler AG
Other Current Directorships: Celanese Corporation (since 2013); Clean Harbors, Inc. (since 2010); Praxair, Inc. (since 2007)
Former Public Company Directorships: Foster Wheeler AG (from 2008 until 2014)

Gregory J. Goff Age 61 Director since 2010 Chairman of the Board since December 31, 2014 Our Chairman, President and Chief Executive Officer
Mr. Goff has served as our President and Chief Executive Officer since May 2010 and as our Chairman since December 31, 2014. Since December 2011, Mr. Goff has also served as Chairman of the Board of Directors and Chief Executive Officer of Tesoro Logistics GP, LLC, the general partner of Andeavor Logistics LP. Prior to joining us, Mr. Goff served as Senior Vice President, Commercial for ConocoPhillips Corporation, an international, integrated energy company, from 2008 to 2010. Mr. Goff also held various other positions at ConocoPhillips from 1981 to 2008, including Managing Director and CEO of Conoco JET Nordic from 1998 to 2000; Chairman and Managing Director of Conoco Limited, a UK-based refining and marketing affiliate, from 2000 to 2002; President of ConocoPhillips Europe and Asia Pacific downstream operations from 2002 to 2004; President of ConocoPhillips U.S. Lower 48 and Latin America exploration and production business from 2004 to 2006; and President of ConocoPhillips specialty businesses and business development from 2006 to 2008. Mr. Goff serves as Chairman of the Board of the American Fuel and Petrochemical Manufacturers trade association and on the National Advisory Board of the University of Utah Business School. Previously, Mr. Goff served on the board of Chevron Phillips Chemical Company and was a member of the upstream and downstream committees of the American Petroleum Institute. In addition, Mr. Goff has public company experience from his prior service on the board of directors of DCP Midstream GP, LLC.
Key Qualifications, Attributes, Skills and Experience:

•
President and CEO/Company Knowledge – as our Chairman, President and CEO, Mr. Goff brings to the Board a deep understanding of and unique perspective on our business and operations and the environment in which we operate

•
Senior Leadership, Industry and Strategic Planning Experience – current CEO of a large independent refining and petroleum products marketing company (Andeavor); current Chairman of a national trade association representing refiners and petrochemical manufacturers (American Fuel and Petrochemical Manufacturers); former senior executive of an international energy company (ConocoPhillips); former member of the upstream and downstream committees of a national oil and natural gas industry trade association (American Petroleum Institute)

•	Operations Experience – 29 years of service in various positions with ConocoPhillips
Other Current Directorships: Polyone Corporation (since 2011); Tesoro Logistics GP, LLC, the general partner of Andeavor Logistics LP (a master limited partnership of which Andeavor and its subsidiaries own approximately 59%; since 2010)
Former Public Company Directorships: DCP Midstream GP, LLC (from 2008 until 2010); QEP Midstream Partners, LP (from 2014 until 2015)

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David Lilley Age 71 Director since 2011 Former Chairman, President and Chief Executive Officer of Cytec Industries Inc.
Mr. Lilley is a retired Chairman, President and Chief Executive Officer of Cytec Industries Inc., a multi-billion dollar manufacturer of specialty chemicals and materials. He served as its Chairman from January 1999 through 2008 and as its President and Chief Executive Officer from May 1998 through 2008, having previously served as its President and Chief Operating Officer from January 1997. From 1994 until January 1997, he was a vice president of American Home Products Corporation. Prior to that he was a vice president and a member of the Executive Committee of American Cyanamid Company.
Key Qualifications, Attributes, Skills and Experience:

•
Chemicals Industry, Management and Leadership Experience, Global Business Perspective, Operations Knowledge and Strategy Experience – over 29 years of experience in the chemicals industry, including service as past Chairman and CEO of Cytec Industries

•
Risk Management Experience – Mr. Lilley’s leadership experience in a chemicals and manufacturing company and as a member of the Responsible Care Committee of the American Chemistry Council is also important in light of the Board’s oversight of our operations and adherence to safety and environmental requirements

Other Current Directorships: Rockwell Collins, Inc. (since 2008); Public Service Enterprise Group Incorporated (since 2009)
Former Public Company Directorships: Arch Chemicals, Inc. (from 2007 until 2011); Cytec Industries Inc. (from 1997 until 2009)

Mary Pat McCarthy Age 62 Director since 2012 Former Vice Chairman of KPMG LLP
Mary Pat McCarthy retired from her position as Vice Chair of KPMG LLP, the U.S. member firm of the global audit, tax and advisory services firm, in 2011 after attaining such position in 1998. She joined KPMG LLP in 1977 and became a partner in 1987. She held numerous senior leadership positions in the firm, including Executive Director of the KPMG Audit Committee Institute from 2008 to 2011, Leader of the KPMG Client Care Program from 2007 to 2008, U.S. Leader, Industries and Markets from 2005 to 2006, and Global Leader, Information, Communication and Entertainment Practice from 1998 to 2004. Ms. McCarthy also served on the firm’s Management and Operations Committees. Ms. McCarthy is a member of the Risk Advisory Committee of the National Association of Corporate Directors and also serves as a director of Palo Alto Networks, Inc.
Key Qualifications, Attributes, Skills and Experience:

•	Financial/Accounting Experience – over 34 years of experience with KPMG, including service as the audit and executive partner to national and international clients

•
Leadership and Talent Management Experience – service as Vice Chairman and in other leadership positions at KPMG; she also co-chaired the National Association of Corporate Directors’ Blue Ribbon Commission on Talent Development – A Boardroom Imperative

•	Strategy, Business Transformation, Audit Committee Effectiveness and Corporate Governance Experience – author of multiple books on risk, strategy and business transformation and a frequent

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speaker on audit committee effectiveness and corporate governance at conferences, seminars and forums
Other Current Directorships: Palo Alto Networks, Inc. (since 2016)

J. W. Nokes Age 71 Director since 2007 Former Executive Vice President of Worldwide Refining, Marketing, Supply and Transportation of ConocoPhillips
Mr. Nokes spent his 36-year career with ConocoPhillips, an international, integrated energy company, and retired in 2006 as Executive Vice President of Worldwide Refining, Marketing, Supply and Transportation. His background primarily includes refining, marketing, crude and products trading, commercial natural gas operations and transportation. He also had assignments in exploration and production, as well as strategic planning. In 1991, he was appointed Vice President of U.S. Marketing and Product Trading. From 1994 to 1999, he was Vice President of U.S. Downstream Business. For eight years beginning in 1999, he was Executive Vice President of Refining, Marketing, Supply and Transportation for the company’s global business. Mr. Nokes was a member of the World Business Council for Sustainable Development and sat on the Board of Directors of the American Petroleum Institute, as well as the American Petroleum Institute Transportation, Marketing and Downstream Committees. Mr. Nokes is also a director of Post Oak Bank, N.A., a Houston-based community bank, and is Lead Director of Albemarle Corporation.
Key Qualifications, Attributes, Skills and Experience:

•
Industry, Operations and Strategic Planning Experience – 37 years of experience in the energy industry, including service as a former executive of an international, integrated energy company (ConocoPhillips), former director of a national oil and natural gas industry trade association (American Petroleum Institute) and a former member of a global association of business leaders that promotes sustainable development (World Business Council for Sustainable Development)

Other Current Directorships: Albemarle Corporation (Lead Director) (since 2009); Post Oak Bank, N.A. (since 2004)

William H. Schumann III Age 67 Director since 2016 Former Executive Vice President and Chief Financial Officer of FMC Technologies
Mr. Schumann served as Executive Vice President of FMC Technologies, a global provider of technology solutions for the energy industry, from 2007 until his retirement in 2012. From 2001 until 2011, he served as Chief Financial Officer of FMC Technologies. During his 30-year career at FMC and its predecessor, FMC Corporation, he served in a variety of roles, including Vice President, Corporate Development; Vice President and General Manager, Agricultural Products Group; Regional Director, North America Operations; Director of Investor Relations; and Treasurer. He served on the board of Great Lakes Advisors, a registered investment advisor, from 1992 to 2011. Mr. Schumann currently serves on the board of the Lake Forest Lake Bluff Historical Society.
Key Qualifications, Attributes, Skills and Experience:

•	Board Leadership, Strategic Planning Experience – Avnet, Inc. (Chairman); McDermott International; AMCOL International; URS Corporation; UAP Holding Corp

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•	Financial/Accounting Expertise, Risk Management, Leadership, Strategic Planning and Talent Management Experience – former Chief Financial Officer of FMC Technologies

•	Industry and Operations Experience – over 30 years of experience providing technology solutions to energy sector clients at FMC Technologies
Other Current Directorships: Avnet, Inc. (since 2010); McDermott International (since 2012)
Former Public Company Directorships: AMCOL International (from 2012 until 2014); URS Corporation (2014); UAP Holding Corp (from 2005 until 2008)

Jeff A. Stevens Age 54 Director since 2017 Former Chief Executive Officer of Western Refining, Inc.
Mr. Stevens served in various capacities at Western Refining, Inc. until its acquisition by Andeavor in 2017, including as a Director since 2005, as President since 2009 and as Chief Executive Officer since 2010. His prior roles at Western Refining include service as Chief Operating Officer from 2008 to 2010, as Executive Vice President from 2005 to 2008, and as Executive Vice President of a Western Refining affiliate from 2000 to 2005. Mr. Stevens also served as the President and Chief Executive Officer of Western Refining Logistics GP, LLC, the general partner of Western Refining Logistics, LP. Mr. Stevens also served on the Board of Directors of Northern Tier Energy GP LLC, the general partner of Northern Tier Energy LP from 2013 to 2017. Mr. Stevens also serves on the board of directors of Vomaris Innovations, Inc., a privately held medical device company. Mr. Stevens has spent his entire career in the refined product production and marketing industry.
Specific Qualifications, Attributes, Skills and Experience:

•	Board Leadership, Strategic Planning Experience – Western Refining; Northern Tier Energy GP LLC; Vomaris Innovations, Inc.

•
Senior Leadership, Industry and Operations, Risk Management, Strategic Planning and Talent Management Experience – former Chief Executive Officer of Western Refining; former Chief Executive Officer of Western Refining Logistics GP, LLC, the general partner of Western Refining Logistics, LP

Other Current Directorships: Vomaris Innovations, Inc. (since 2011); Tesoro Logistics GP, LLC, the general partner of Andeavor Logistics LP (a master limited partnership of which Andeavor and its subsidiaries own approximately 59%; since 2017)
Former Public Company Directorships: Western Refining, Inc. (from 2005 until 2017); Western Refining Logistics GP, LLC, the general partner of Western Refining Logistics, LP (from 2013 until 2017); Northern Tier Energy GP LLC, the general partner of Northern Tier Energy LP (from 2013 until 2017)

Susan Tomasky Age 64 Director since 2011 Lead Director since December 31, 2014 Former President of AEP Transmission, a business division of American Electric Power Co.
Ms. Tomasky served as President of AEP Transmission, a business division of American Electric Power Co., Inc., an owner and operator of utility operating companies that produce, transmit and distribute electricity to over 5 million customers at retail in 11 states, from 2008 until July 2011. Ms. Tomasky

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previously served in other executive officer positions at American Electric Power Co., including Executive Vice President and General Counsel from 1998 to 2001, Executive Vice President of Finance and Chief Financial Officer from 2001 to 2006 and Executive Vice President of Shared Services from 2006 to 2008. Prior to joining American Electric Power Co., Ms. Tomasky served as a partner at the law firm of Hogan & Hartson (now Hogan Lovells), where she was a member of the firm’s energy group, and as General Counsel of the Federal Energy Regulatory Commission. Ms. Tomasky is a director of several private and non-profit organizations. She previously served as a director of the Federal Reserve Bank of Cleveland, a member bank in the Federal Reserve System.
Key Qualifications, Attributes, Skills and Experience:

•	Leadership and Strategic Planning Experience – former President of a division of a large, public utility company (American Electric Power Co.)

•
Financial and Accounting Experience – Chair of the Audit Committee of Public Services Enterprise Group; member of the Audit Committee of Summit Midstream Partners, LP; Chair of the Audit Committee of the Federal Reserve Bank of Cleveland; former Executive Vice President and Chief Financial Officer of a large public energy company (American Electric Power Co.)

•
Government and Regulatory Experience and Legal Experience – former roles as a partner in the energy group of an international law firm (Hogan & Hartson) and as General Counsel of a federal government agency that regulates the energy industry (Federal Energy Regulatory Commission)

Other Current Directorships: Public Service Enterprise Group Incorporated (since 2012); Summit Midstream Partners GP, LLC (the general partner of Summit Midstream Partners, LP; since 2012)

Michael E. Wiley Age 67 Director since 2005 Former Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated
Mr. Wiley has over 40 years of experience in the energy industry. Most recently he served as Chairman of the Board, President and Chief Executive Officer of Baker Hughes Incorporated, an oilfield services company, from August 2000 until his retirement in October 2004. He was President and Chief Operating Officer of Atlantic Richfield Company, an integrated energy company, from 1998 through May 2000. Prior to 1998, he served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc., an independent oil and gas company. Mr. Wiley is a director of Bill Barrett Corporation, an independent oil and gas company, and Post Oak Bank, N.A., a Houston-based community bank. He also serves as Chairman of Independent Trustees of Fidelity Sector Portfolios.
Key Qualifications, Attributes, Skills and Experience:

•
Board Leadership, Industry, Operations, Strategic Planning, Risk Management and Talent Management Experience – former Chairman, President and Chief Executive Officer of an oilfield services company (Baker Hughes Incorporated); former executive of an integrated energy company (Atlantic Richfield Company) and an independent exploration and production company (Vastar Resources, Inc.); former director of a privately held oil and gas company (Asia Pacific Exploration Consolidated)

Other Current Directorships: Bill Barrett Corporation (since 2005); Post Oak Bank, N.A. (since 2004); Tesoro Logistics GP, LLC, the general partner of Andeavor Logistics LP (a master limited partnership of which Andeavor and its subsidiaries own approximately 59%; since 2015)
Former Public Company Directorships: Baker Hughes Incorporated (from 2000 until 2004); Spinnaker Exploration Company (from 2001 until 2005)

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Patrick Y. Yang Age 70 Director since 2010 Executive Vice President and Senior Adviser to the CEO for Juno Therapeutics, Inc.
Mr. Yang has nearly 40 years of experience in manufacturing and technology. He has served as Executive Vice President and Senior Adviser to the CEO for Juno Therapeutics, Inc., a biotechnology company, since November 2017. Prior to that, he served as a scientific and business consultant for the biopharmaceutical industry since 2013. From 2010 until 2013, Mr. Yang served as Executive Vice President and Head of Global Technical Operations for F. Hoffmann-La Roche Ltd., which operates in the pharmaceutical industry and sells products in more than 150 countries. Mr. Yang joined Roche in 2009, upon Roche’s acquisition of Genentech, Inc., and was responsible for the company’s pharmaceutical manufacturing, process development, engineering, quality, regulatory, supply chain and procurement functions. Before joining Roche, Mr. Yang served as Executive Vice President, Product Operations of Genentech, a biotechnology company, from 2005 to 2009 and in various other executive-level positions with Genentech from 2003 to 2005. Prior to joining Genentech, Mr. Yang worked for Merck & Co. from 1992 to 2003 as Vice President in manufacturing and for General Electric from 1980 to 1992 in manufacturing and technology.
Key Qualifications, Attributes, Skills and Experience:

•
Leadership, Operations, Strategic Planning, International and Talent Management Experience – former senior operations executive of a large, global pharmaceutical company (F. Hoffmann-La Roche) and a former senior operations executive of a biotechnology company (Genentech)

•	Operations Experience – over 20 years spent working in manufacturing (Merck and General Electric)

•	Financial/Accounting and Risk Management Experience – service on Genentech’s executive committee from 2004 until 2009
Other Current Directorships: Codexis, Inc. (since 2014); Amyris, Inc. (since 2014); and PharmaEssentia Corporation (since 2014)
Former Public Company Directorships: Celladon Corporation (from 2014 until 2015)
Our Board of Directors recommends that you vote FOR the election to the Board of each of the foregoing nominees.
Our Bylaws prescribe the voting standard for director elections as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of directors to be elected. Under this standard, a nominee must receive more “FOR” votes than “AGAINST” votes to be elected as a director. Under our Corporate Governance Guidelines, each nominee who already serves as a director submits an advance, contingent, irrevocable resignation that the Board may accept if stockholders do not re-elect the director. In that event, the Governance Committee would promptly consider the resignation offer and make a recommendation to the Board. The Board would act on the Governance Committee’s recommendation and publicly disclose its decision regarding whether to accept the director’s resignation offer, or, if applicable, the reason(s) for rejecting the resignation offer, within 90 days from the date of the stockholder vote.

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Executive Compensation – Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) discusses the principles underlying our executive compensation programs and the key executive compensation decisions for 2017. It also explains the most important factors relevant to those decisions. This CD&A provides additional context and background for the compensation earned by and awarded to our named executive officers (“NEOs”), as reflected in the compensation tables that follow the CD&A. Our NEOs for 2017 include:
Gregory J. Goff, Chairman, President and Chief Executive Officer
Steven M. Sterin, Executive Vice President and Chief Financial Officer
Keith M. Casey, Executive Vice President, Commercial and Value Chain
Kim K.W. Rucker, Executive Vice President, General Counsel and Secretary
Cynthia J. Warner, Executive Vice President, Operations
2017 Advisory Vote on Executive Compensation
At our 2017 Annual Meeting of Stockholders, our stockholders provided an advisory vote to approve the compensation program for our NEOs disclosed in our 2017 proxy statement. Stockholders expressed substantial support for the compensation program for our NEOs, with approximately 96% of the votes cast voting in favor of the proposal. Our Compensation Committee, Board of Directors and executive management team took into consideration this high level of support for our executive compensation programs and determined to continue our existing compensation strategy.

In 2017, our Say-on-Pay Proposal garnered 96% stockholder support.
Executive Summary

Our Compensation Committee believes in paying for performance and approves programs that are aligned with corporate and stockholder goals. To attract and retain top talent, total target direct compensation is determined based upon each executive’s experiences, market factors (including the median of the competitive market) and internal comparisons. Payments under our annual incentive and long-term incentive programs are performance-based and dependent on the achievement of annual and long-term goals approved by the Committee or absolute or relative appreciation in the price of our common stock.

Andeavor’s 2017 Performance
For Andeavor, 2017 marked a year with strong financial and operating performance and many significant achievements, as shown below. Our compensation outcomes and decisions reflect this performance.

2017 Financial Highlights

•	Full year earnings of $1.5 billion, or $10.81 per diluted share, and consolidated net earnings from continuing operations of $1.7 billion

•	Achieved investment grade credit ratings at both Andeavor and Andeavor Logistics LP

•	Returned over $1 billion to stockholders in dividends and share repurchases

•	Paid dividends per share of $2.28, a 9% increase over 2016

•	Delivered approximately $505 million of annual improvements to operating income

•	Grew full year Logistics segment operating income 37% over 2016

2017 Business Highlights

•	Achieved lowest OSHA recordable rate in Andeavor’s history

•	Completed the acquisitions of Western Refining, Inc. and Western Refining Logistics, LP

•	Expanded Marketing footprint by successfully entering into Mexico

•	Increased total retail and branded stations 31% year-over-year to 3,255 stations

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•	Executed on Permian strategy through high-return organic growth investments
Key Compensation Decisions
In light of our business results described above and other considerations, the Compensation Committee’s key decisions in 2017 and early 2018 included:

Base Salaries
The Compensation Committee approved base salary increases ranging from 0% to 5% in February 2017 for each of our NEOs, as a result of the Compensation Committee’s review of competitive market data and individual performance.
Annual Incentives
We paid 2017 annual incentive program awards in March 2018 to each of our NEOs. Our operating performance and the Compensation Committee’s decisions resulted in payouts for our NEOs at 101% of target (excluding individual performance adjustments).
Long-Term Incentive Awards
We granted long-term incentive awards in early 2017, which included the following types of awards, each with a three-year performance period:

•	Performance shares based on relative total shareholder return;

•	Market stock unit (“MSU”) awards that will become eligible for vesting based on our stock price performance over the performance period; and

•
For those NEOs serving as directors, executive officers or in another leadership capacity for Andeavor Logistics (Messrs. Goff and Sterin and Mmes. Rucker and Warner), performance-based phantom unit awards under the Andeavor Logistics LP 2011 Long Term Incentive Plan.

The Compensation Committee believes these actions clearly demonstrate our commitment to implementing and executing results-oriented compensation programs that are market-competitive and reflect good corporate governance practices.
Sound Executive Compensation Practices

In conjunction with our strategic priorities and compensation philosophy, our executive compensation programs effectively align the interests of our NEOs with our stockholders.

What We Do	What We Don’t Do
✓
Align Executive Pay with Company Performance
We reward our executives for delivering value to stockholders while reducing or eliminating overall compensation levels if we do not achieve our goals or consistently underperform our peers.
	✗	Guarantee Payouts on Performance-Based Awards We do not provide performance-based cash or equity awards for unmet performance goals and have no minimum guaranteed payout.
✓
Use Rigorous Performance Goals
We use objective performance-based goals in our annual incentive plan that are rigorous and designed to motivate executive performance. As an example, one of the key metrics under our annual incentive compensation program is EBITDA performance on a margin neutral basis. This excludes the impact on our refining margins of fluctuations in commodity prices, over which management has little influence and avoids over-rewarding executives in periods when margins are high relative to those assumed in our annual business plan.
	✗	Provide Employment Agreements We do not have individual employment contracts with our executive officers.
	✗	Pay Dividend Equivalents on Unvested Long-Term Incentives We do not pay dividend equivalents on unvested or unearned performance share awards.
	✗	Pay Tax Gross Ups We do not provide tax reimbursements to our executive officers.

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What We Do		What We Don’t Do
✓	Grant Performance-Based Long-Term Incentives Executives are granted equity incentives tied to stock price performance measured on both an absolute and relative basis.	✗	Provide Executive Perquisites Our executive officers are generally not entitled to any special perquisites, with the exception of relocation benefits.
✓	Cap Incentive Awards Awards under both our annual and long-term incentive plans are capped at 200% of target.
✓	Double Trigger Equity Acceleration Upon Change in Control Beginning with 2016 grants, equity awards only vest upon certain termination events following a change in control.
✓
Maintain Stock Ownership Guidelines
Our executive stock ownership guidelines ensure our senior executives maintain a substantial stake in our long-term success, strengthening the alignment between the interests of our executives and our stockholders.

✓
Analyze Executive Compensation Risk
Our Compensation Committee, together with management and our independent consultant, annually review our compensation programs to see that they do not encourage imprudent risk.

✓
Retain an Independent Compensation Consultant
Our Compensation Committee has engaged Frederic W. Cook & Co., which it has determined is independent, to review our compensation practices, compare our executive compensation to that of our peers and advise us of good practices regarding compensation matters.

✓
Impose a Clawback Policy
Our compensation recoupment or “clawback” policy provides that in the event of a material restatement of financial results due to misconduct, our Board will seek to recoup such compensation to any SVP or above whose misconduct caused or significantly contributed to the material restatement.

How We Determine Executive Compensation
Compensation Philosophy
Our compensation philosophy is to offer competitive compensation and benefit programs that will attract and retain the talented executives and employees who are critical to executing our strategic priorities and who exemplify our core values.
Our executive compensation programs are comprised of a mix of fixed and variable cash and equity-based pay with a significant portion of actual total compensation dependent on meeting financial and operational objectives, as well as the performance of our stock.
Our executive compensation programs are designed to:

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•	Reward leaders for delivery of outstanding business results and driving a performance-oriented culture;

•	Promote and sustain exceptional performance over time to generate long-term growth in stockholder value; and

•	Promote our guiding principles, which are core values, exceptional people, shared purpose, powerful collaboration and superior execution.
Our approach allows us to reward our executives for delivering value to stockholders while reducing overall compensation levels if we do not achieve our goals or consistently underperform our peers.
Our Compensation Committee and Compensation Decision-Making Process
All compensation actions for our CEO and other NEOs are approved by our Compensation Committee. The CEO, members of management from Human Resources, and either the General Counsel or one of our Assistant Secretaries attend regular Committee meetings and provide information, analysis, additional perspective, and proposals for changes, as requested.
The Committee meets, together with the Committee’s compensation consultant, outside the presence of the NEOs and all other executive officers to consider appropriate compensation for our CEO, taking into consideration an annual review of the CEO’s performance by the independent members of the Board. The Board and our CEO mutually agree upon a list of individual goals during the first quarter of each year, and the CEO formally reviews his performance against the goals with the Board during and following the year close. The independent Board members, led by Ms. Tomasky as independent Lead Director, evaluate the CEO’s performance. The Committee uses this performance evaluation, market data and input from its compensation consultant to make key decisions regarding the CEO’s base salary, annual cash incentive award payout and long-term equity incentive awards.
Overall target compensation and long-term equity incentive awards for other members of senior management, including the other NEOs, are generally based on market data as described below under “Comparative Analysis,” and internal equity considerations. Each year, the CEO completes an evaluation of each NEO’s performance, taking into consideration factors such as leadership in accordance with our guiding principles, financial and operational results, individual contributions in obtaining those results and achievement of individual goals. Our CEO then makes recommendations to the Committee regarding compensation for members of senior management, including the other NEOs. The Committee considers the CEO’s recommendations, our financial and operational results for the prior fiscal year, and the comparative analysis described below when making decisions on base salaries, annual cash incentive targets, any discretionary adjustments under our annual cash incentive program, and long-term equity incentives.
Compensation Consultants
Role of the Compensation Consultant
The Compensation Committee engaged Frederic W. Cook & Co. (“FW Cook”) as its independent compensation consultant for 2017. FW Cook reviews our compensation practices and advises the Compensation Committee on regulatory developments and market trends related to executive compensation practices. In particular, FW Cook provided research, data analyses, survey information and design expertise in developing our compensation programs. This advice assisted the Compensation Committee in creating incentives for short-term and long-term performance and mitigating risk to the Company. FW Cook also assisted in the preparation of our peer group analysis, as discussed in further detail below under “Comparative Analysis.” The Compensation Committee gives serious consideration to FW Cook’s counsel as part of its decision-making process, but FW Cook does not determine the exact form or amount of executive compensation for any of our executive officers.

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Selection and Independence
The Compensation Committee ensures that its compensation consultant meets the independence standards of the New York Stock Exchange. During 2017, FW Cook provided no services to us other than its executive compensation advice to the Compensation Committee.
In February of 2018 and 2017, the Compensation Committee considered:

•	FW Cook’s provision of other services to us;

•	the amount FW Cook billed us, as a percentage of FW Cook’s total revenue;

•	FW Cook’s policies and procedures that are designed to prevent conflicts of interest;

•	any business or personal relationship of the FW Cook consultants with members of the Compensation Committee;

•	any of our stock owned by the FW Cook consultants; and

•	any business or personal relationship of the FW Cook consultants with any of our executive officers.
After considering the foregoing factors, the Compensation Committee determined that FW Cook is independent and that FW Cook’s work with the Compensation Committee during 2017 has not raised any conflicts of interest.
Comparative Analysis
For determining pay decisions during 2017, we used a compensation peer group developed in coordination with FW Cook. The peer group reflects our size and complexity of our business.
The compensation peer group was developed based upon the guiding principles that the compensation peer group should include a sufficient number of companies to minimize year-over-year volatility in compensation data; selection criteria should be objective where possible and include similar scale, industry, and business characteristics that reflect our current circumstances as well as our business direction; and companies should be U.S.-based to facilitate compensation comparisons.
Based on the principles outlined above, the following selection criteria were used to develop the compensation peer group:

•	Asset/Capital intensive nature;

•	Primarily manufacturers in industries such as oil and gas, chemicals, forest products and utilities in which commodity prices heavily influence profitability;

•	Environmentally and safety focused;

•	Highly regulated business or core operations that are likely to be significantly impacted by proposed regulations;

•	Operate a number of fixed manufacturing sites or plants; and

•	Companies should generally be no less than one-third and no greater than three times our size as measured by revenue, total assets, and market capitalization.
The members of our compensation peer group, which was used by FW Cook during the annual assessment of total compensation for senior executives presented to the Compensation Committee in November 2016, are listed below. For purposes of measuring performance to determine payouts associated with the performance shares granted during 2017, we used a separate performance peer group, as discussed in more detail below under “Long-Term Incentives.”

Alcoa Inc.	Honeywell International Inc.	Plains All American Pipeline, LP
Celanese Corporation	International Paper Company	PPG Industries Inc.

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The Dow Chemical Company	Kimberly-Clark Corporation	The Goodyear Tire & Rubber Company
E. I. du Pont de Nemours and Company	LyondellBasell Industries NV	United States Steel Corporation
Eastman Chemical Co.	Marathon Petroleum Corporation	Valero Energy Corporation
Eaton Corporation plc	The Mosaic Company	Western Refining, Inc.
Hess Corporation	Nucor Corporation	Williams Companies, Inc.
HollyFrontier Corporation	Phillips 66

Comparative information for the compensation peer group is as follows:

	Revenue (Calendar Year 2015)	Total Assets (as of 12/31/15)	Market Capitalization (as of 7/19/16)
Peer Group Median	$18.6 billion	$22.8 billion	$18.5 billion
Peer Group Range	$5.7 billion to $87.8 billion	$5.8 billion to $68.0 billion	$1.9 billion to $91.8 billion
Andeavor	$28.7 billion	$16.3 billion	$9.2 billion

In addition to data from the compensation peer group, FW Cook also provided data to the Compensation Committee from the following resources to confirm and enhance the compensation peer group market study:

•
Supplemental general industry benchmarking data for key functional positions (such as Chief Financial Officer and General Counsel), as the skills associated with these positions can more easily be applied to companies outside our compensation peer group; and

•	Industry specific data from the Towers Watson Oil Industry Group (OIG) survey.
Elements of Executive Compensation / Pay for Performance

This section highlights how and why we believe the Company’s compensation programs are designed to create a pay for performance culture. Our executive compensation programs are comprised of a mix of fixed and variable, cash and equity-based pay with a significant portion of actual total compensation dependent on meeting financial, operational, environmental and safety objectives. Our executive officers receive their maximum reward opportunity only if the Company performs exceptionally well, and our stockholders benefit from that performance.

Compensation Element	Objective	Key Features	Performance-Based / At Risk?
Base Salary	Compensates for executive responsibilities, job characteristics, seniority, experience and skill set; designed to be competitive with those of comparable companies with which we compete for talent	Reviewed annually and subject to adjustment based on market factors, individual performance, experience and leadership	✗

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Compensation Element	Objective	Key Features	Performance-Based / At Risk?
Annual Cash Incentive	Rewards executives’ contributions to the achievement of predetermined corporate, business unit and individual goals	Compensation Committee establishes performance measures to best align performance relative to meeting financial, operational, environmental and safety goals ultimately driving stockholder value	✓ Pays out only based on achievement of established measurable goals; does not pay out if established threshold goals are not achieved
Long-Term Equity Awards: Performance Shares	Correlates executives’ pay with increases in shareholder value measured over a three-year period	Following periods of low relative shareholder return, executives realize little or no value. Following periods of high relative shareholder return, executives may realize substantial value	✓ Pays out only based on increased relative shareholder return as compared to the LTI Comparator Group; may not vest depending upon shareholder return
Long-Term Equity Awards: Market Stock Units	Rewards for contributions to long-term increases in shareholder value; retains executives in the competitive energy market	A portion of executive compensation is paid in stock units with the number of shares earned based on our stock price performance over a three-year period	✓ Awards are not paid if the average closing stock price prior to the end of the three-year period decreased by more than 50% from the average closing stock price when awards were granted
Our emphasis on variable or “at risk” components of incentive pay results in actual compensation ranging above or below targeted amounts based on the achievement of the objectives established in our annual and long-term incentive plans and changes in the value of our stock. While the Compensation Committee assesses each compensation component separately, the aggregate total direct compensation is considered in the context of the overall pay determination. Our strategy also includes ongoing evaluation and adaptation, as necessary, of our compensation programs to ensure continued alignment between company performance and pay.
The following graph shows the 2017 pay mix of total target direct compensation elements for our CEO and our other NEOs. These compensation elements are based on our CEO’s and other NEOs’ targeted compensation opportunities on an annualized basis, which may differ from the amounts shown in the Summary Compensation table and Grants of Plan-Based Awards table below. We consider target annual incentive and long-term incentive compensation “at-risk” because it is based upon achieving specific performance measures.

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Elements of 2017 Target Compensation
as a Percent of Total Direct Compensation

Base Salaries
Base salaries for our NEOs are reviewed each year relative to market competitive data and taking into account other relevant considerations described above. In January 2017, the Compensation Committee approved an increase in the base salaries for certain NEOs, each effective February 19, 2017, as part of the annual compensation review process which includes analysis of market competitive data for total direct compensation and the NEOs’ respective performance, roles and responsibilities. These decisions resulted in the base salaries shown below for each NEO. Mr. Goff’s base salary was not increased in 2017.

Name	Prior to February 19, 2017	Effective February 19, 2017
Goff	$1,600,000	$1,600,000
Sterin	765,000	800,000
Casey	710,000	735,000
Rucker	775,000	775,000
Warner	650,000	682,500
Annual Performance Incentives
We believe that annual cash based incentives promote management’s efforts to drive the achievement of annual performance goals and objectives, which in turn help to create additional stockholder value.

2017 ICP Structure
In February 2017, the Compensation Committee approved the 2017 incentive compensation program (the “2017 ICP”) based on management’s recommendation. The 2017 ICP structure provides all employees under the program, including our NEOs, with the same upward and downward bonus opportunity (0% below threshold; 50% at threshold; 100% at target; 200% at maximum), subject to adjustment based on individual performance. Under the 2017, the calculation for determining total payouts to our NEOs was as follows:

Total ICP Bonus Payout	=	[	Bonus Eligible Earnings	x	Target Bonus %	x	% Overall Corporate Performance Achieved	]	+/-	Individual Performance Adjustment (a)
(a) Calculated as a percentage of the individual target bonus opportunity (bonus eligible earnings multiplied by target bonus percentage).

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Target bonus opportunities for our NEOs are approved by the Compensation Committee based on analysis of market-competitive data of our compensation peer group, while also taking into consideration our compensation philosophy and other factors, such as internal equity and individual contributions. Our NEOs’ 2017 target bonus opportunities, as a percentage of base salary earnings for the year, were:

Name	Bonus Eligible Earnings ($) (a)	Target Bonus %	Target Bonus $
Goff	1,600,000	160%	2,560,000
Sterin	794,615	110%	874,077
Casey	731,154	110%	804,269
Rucker	775,000	100%	775,000
Warner	677,500	100%	677,500
(a)     Bonus eligible earnings is based on salary earned during the 2017 calendar year.

Overall Corporate Performance
The 2017 ICP structure uses a mix of objectives designed to focus management on key areas of performance. For our NEOs, 2017 ICP payouts were determined by measuring our overall corporate performance, as assessed by our Compensation Committee, against pre-established performance measures. The Compensation Committee may adjust our corporate performance results to take into account unplanned or unanticipated business decisions or events that are outside of management’s control, unusual or non-recurring items, and other factors, as approved by the Compensation Committee, to determine the total amount, if any, available under the 2017 ICP. For 2017, our pre-established performance measures were:

•
U.S. GAAP-based net earnings before interest, income taxes, and depreciation and amortization expenses (“EBITDA”) was the most heavily weighted metric and is measured on a margin neutral basis, rather than a reported basis, by excluding fluctuations in commodity prices (and thereby fluctuations in margins) over which management has little influence.

•
Cost management metric measures operating expenditures and administrative expenses less certain adjustments. The cost metric excludes refining energy costs, annual incentive compensation costs, stock-based compensation expense, non-controllable expenses for post-retirement employee benefits (pension, medical, life insurance) and insurance costs (property, casualty and liability).

•	Growth & productivity improvements include growth from income-generating capital improvements, margin improvement initiatives, organic growth initiatives and other smaller projects.

•
Process safety and environmental safety are critical to Andeavor’s success and reflect its ability to operate its assets in a safe and reliable manner. Because Andeavor believes in continuous improvement, each of the safety metrics is measured by improvement compared to the average incident rate for the prior three year period.

To ensure results achieved do not reflect positive or negative impacts of market factors, EBITDA performance for ICP purposes is adjusted by the amount of the difference between actual and budgeted results for the Andeavor refining margin index times budgeted throughput. In 2017, this resulted in margin neutral EBITDA used for purposes of calculating ICP awards (as discussed below) being adjusted upward to $2.25 billion from our EBITDA of $2.10 billion. While this measure of EBITDA on a margin neutral basis is different from our reported results, we believe that it more accurately reflects the efforts and results of management and our employees to meet and exceed performance objectives and goals without the influence of fluctuating prices and margins on compensation or goal setting. In some years, the effect of adjusting EBITDA to a margin neutral basis has resulted in ICP EBITDA being below reported EBITDA, thereby reducing ICP payouts. We believe this margin neutralization feature will likely continue having varying impacts in future years.

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For the calculation of both the EBITDA and cost management metrics, the Compensation Committee has the discretion to take into consideration special items, including decisions that have a material impact on our results compared to budget, unusual items and non-recurring items. In calculating the 2017 ICP EBITDA metric results, the Committee made adjustments to account for costs and synergies related to the Western Refining acquisition, marketing-related adjustments, benefit-related adjustments and asset impairment charges. In calculating the 2017 ICP cost management metric results, the Committee made adjustments to account for costs and synergies related to the Western Refining acquisition, and costs related to the acquisition of North Dakota gathering and processing assets.
For 2017, taking into consideration the factors described above, the Compensation Committee assessed Andeavor’s corporate performance against these pre-established performance measures as follows:

Performance Measure (a)	Weighting (%)	% Achieved (a)
Margin-neutral EBITDA of $2.78 billion	50	52%
Management of costs to no more than $2.75 billion	15	193%
Growth & Productivity improvements of $420 million	20	200%
Process Safety Management improvement	7.5	75%
Environmental Safety improvement	7.5	—
Overall Andeavor Performance Achieved		101%

(a)	Performance measures and achievement do not include results attributable to Western Refining, Inc.
Individual Performance Adjustments
The Committee also has discretion to adjust individual awards based on their assessment of an individual executive’s performance relative to successful achievement of goals, business plan execution, and other leadership attributes.  Adjustments are calculated as a percentage of an individual target bonus opportunity (bonus eligible earnings multiplied by target bonus percentage).

The Committee approved a 15% upward adjustment for Mr. Goff in recognition of his leadership as evidenced by the Company’s strong results for 2017 and successfully building a platform for future growth and significant value creation.  The Committee also approved a 10% upward adjustment for Messrs. Sterin and Casey and Ms. Warner in recognition of their contributions to the Company’s performance and growth, including among other things, their leadership in the acquisitions of Western Refining and Western Refining Logistics. In addition, Ms. Rucker received a 25% upward adjustment for contributions to the Company’s performance and growth, including among other things, her leadership in the acquisitions of Western Refining and Western Refining Logistics, as well as her leadership as the Company’s Interim Chief Human Resources Officer.

ICP Payouts for 2017
Taking into consideration our overall corporate performance, as assessed by the Compensation Committee, adjusted by the Committee in its discretion based on each executive’s individual performance, the 2017 annual bonus payouts for our NEOs under the 2017 ICP were:

Name	Bonus Eligible Earnings ($) (a)	Target Bonus %	Company Performance Achieved	Calculated Bonus Payout ($)	Individual Performance Adjustments (% Increase/ Decrease) (b)	Total Bonus Payout ($)
Goff	1,600,000	160%	101%	2,585,600	15%	2,969,600
Sterin	794,615	110%	101%	882,818	10%	970,226
Casey	731,154	110%	101%	812,312	10%	892,739
Rucker	775,000	100%	101%	782,750	25%	976,500
Warner	677,500	100%	101%	684,275	10%	752,025

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(a)	Bonus eligible earnings is based on salary earned during the 2017 calendar year.

(b)	Calculated as a percentage of the individual target bonus opportunity (bonus eligible earnings multiplied by target bonus percentage).
Long-Term Incentives
We believe that our senior executives, including our NEOs, should have an ongoing stake in our success and their interests should be aligned with those of our stockholders. Accordingly, we believe that these executives should have a considerable portion of their total compensation tied to stock price performance in the form of equity incentives. For our NEOs, the Compensation Committee approves a target award value for long-term incentives based on analysis of market-competitive data of our compensation peer group. In addition, other factors such as internal equity and individual contributions are considered.
Types and Allocation of Awards
The components of the long-term incentives granted to our NEOs in February 2017 were as follows:

	Performance Shares	Market Stock Units	Andeavor Logistics LP Phantom Units
Performance Drivers	Total Shareholder Return (TSR) relative to the Andeavor performance peer group	Stock Price Performance including dividends	Relative Total Unitholder Return (TUR) compared to the Andeavor Logistics performance peer group
Objectives	Use of a relative performance metric to drive successful execution of strategy	Combine retentive value of restricted stock with the ability to reward for stock price appreciation	Use of a relative performance metric to drive successful execution of strategy
Program Design	• Typically awarded each February • At the conclusion of the three-year performance cycle, payouts can range from 0% to 200% of the target grant based on the relative performance of TSR
•    Typically awarded each February
•    Also awarded to certain new management hires
•    At the conclusion of the three-year performance cycle, the number of shares issued range from 50% to 200% of the target units based on stock price performance for the 30 days prior to vesting compared to the 30 days prior to grant

•    Typically awarded by Andeavor Logistics’ general partner each February to certain NEOs
•    Grants are coordinated with Andeavor’s Compensation Committee
•    At the conclusion of the three-year performance cycle, payouts can range from 0% to 200% of the target grant based on the relative performance of TUR

Our long-term incentive awards recognize the importance of pay for performance as well as retention of key talent. For most of our senior officers, the total award value is composed of 50% performance shares and 50% MSUs. The mix of equity awards is intended to align long-term incentive compensation with specific performance measures, including stock price performance. The allocation of awards between performance shares and MSUs is designed to provide a balance between the retentive value of MSUs (tied to absolute shareholder return) and alignment with relative performance.
To determine the exact number of performance shares or MSUs granted to an individual, the targeted value is divided by the grant date fair value for equity-based awards that is determined using the Monte Carlo simulation valuation method. This method takes into account a number of assumptions, including the estimated stock price volatility, the assumed risk free rate of return, dividend yields and the possibility that the market conditions may not be satisfied.

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Based on the considerations discussed above, the Compensation Committee awarded the following long-term incentives (shown at target value) to our NEOs in 2017:

	Component (as a percentage of Total Target Value)
	Performance Shares	MSUs	Andeavor Logistics Phantom Units	Total Target Value ($)
Goff (a)	37.5%	37.5%	25%	11,250,000
Sterin (a)	37.5%	37.5%	25%	2,300,000
Casey	50%	50%	—	2,130,000
Rucker (a)	37.5%	37.5%	25%	1,750,000
Warner (a)	37.5%	37.5%	25%	1,600,000

(a)
Messrs. Goff and Sterin and Mmes. Rucker and Warner devoted some of their professional time to Andeavor Logistics in 2017; thus, 25% of their total award value was composed of Andeavor Logistics phantom units, with the remaining 75% evenly split between performance shares and MSUs. This aligns a portion of their incentive awards with Andeavor Logistics’ unitholders.

In determining the number of shares or units granted and paid out at the end of the performance period, we use an average stock price of the 30-trading days leading up to the date of grant and end of the performance period. This approach lessens the impact of daily stock price volatility on the number of awards granted and value of the ultimate payout.
2017 Grant of Performance Share Awards
Performance share awards (“PSAs”) granted in 2017 pay out between 0% and 200% of target based on achievement with respect to the applicable performance goal.
The performance peer group is comprised of HollyFrontier Corporation, Marathon Petroleum Corporation, Phillips 66, Valero Energy Corporation, and PBF Energy, Inc. (together, the “LTI Performance Peer Group”), the Energy Select Sector SPDR® (the “XLE Energy Index”) and the Standard & Poor’s 500 Index (the “S&P 500”). The LTI Performance Peer Group includes refining and marketing companies that have common characteristics with us. These common characteristics are not necessarily shared by other companies in our compensation peer group, or by some of our larger competitors within the oil and gas industry. We think it is appropriate to measure our performance against the LTI Performance Peer Group for relative TSR purposes because we believe investors view our businesses in a similar manner. Use of the XLE Energy Index will reflect our performance against a broader index of our industry, and use of the S&P 500 will reflect our performance against a broader index of large-cap common stock companies. We refer to the LTI Performance Peer Group, the XLE Energy Index and the S&P 500, collectively, as the “LTI Comparator Group.”
PSAs earned are based on our relative Total Shareholder Return (“TSR”) from February 14, 2017 through February 14, 2020 measured against the LTI Comparator Group. For purposes of the 2017 awards, TSR is defined as the appreciation in our stock price during the performance period (in dollars). Normal dividends are assumed to be reinvested in stock on the date the dividend is paid, and special dividends are not included in the calculation. TSR is measured using a full 3-year period. For the TSR metric, our performance share award payout is determined in accordance with the following table. Payouts between points shown below will be adjusted accordingly.
The actual number of PSAs earned at the end of the performance period will be equal to the target number of performance share awards granted multiplied by our performance share payout percentage with respect to the following table.

Andeavor TSR v. LTI Comparator Group TSR	Payout %
33.33% or more below LTI Comparator Group Median	0% of Target (Threshold)
30% below	10% of Target
20% below	40% of Target

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10% below	70% of Target
0% of LTI Comparator Group Median	100% (Target)
10% above	130% of Target
20% above	160% of Target
30% above	190% of Target
33.33% or more above LTI Comparator Group Median	200% of Target (Maximum)
The executive officers that received PSAs in 2017 have the right to receive dividend equivalents with respect to such PSAs based on the actual level of payout. The accrued dividend equivalents are paid in cash at the time the underlying PSAs are distributed, but only to the extent the underlying PSAs vest.
2017 Grant of Market Stock Units
A Market Stock Unit (“MSU”) award is a grant of stock units in which the number of shares earned at vesting is based on our stock price performance over the performance period. MSUs replace traditional time-vested awards in order to directly align long-term incentive pay with stock price performance. The MSUs granted in 2017 will become eligible for vesting, based on stock price performance and continued employment, at the end of a 36-month performance period beginning on February 14, 2017 and ending on February 14, 2020. Upon vesting, the number of shares earned will be determined as follows:

Shares Earned at Vesting	=	# of Targeted MSUs at Grant	x	[	Average closing stock price for the 30 trading days* prior to the Vesting Date	]
Average closing stock price for the 30 trading days* prior to the Grant Date
*Normal dividends are assumed to have been reinvested on the date paid in order to calculate the average 30-trading day stock price.
However, there is no payout if the average closing stock price for the 30 trading days prior to the vesting date has decreased by 50% or more from the average closing stock price for the 30 trading days prior to the grant date. In addition, the number of units that may be issued upon payout is capped at 200% of target.
2017 Grant of Andeavor Logistics Phantom Units
As noted above, as Messrs. Goff and Sterin and Mmes. Rucker and Warner devoted some of their professional time to Andeavor Logistics during 2017, 25% of value of their total 2017 long-term incentive award was composed of Andeavor Logistics performance phantom units. The Andeavor Logistics performance phantom units will vest based on the achievement of relative total unitholder return over a performance period from February 16, 2017 through February 16, 2020 as compared to a peer group of companies listed below and the Alerian MLP ETF. The comparator group was selected based on the view of the Andeavor Logistics board that key stakeholders compare Andeavor Logistics’ business results and relative performance with this group.

Buckeye Partners, L.P.	EnLink Midstream Partners, LP	NuStar Energy L.P.
DCP Midstream Partners LP	Genesis Energy LP	ONEOK Partners, L.P.
Enbridge Energy Partners, L.P.	Holly Energy Partners L.P.	Western Gas Partners LP
Magellan Midstream Partners LP
The payout will range from none of the units vesting to vesting of 200% of the units as shown below. Vesting between the percentile performance levels is determined by straight-line interpolation.

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Relative Total Unitholder Return	Payout as a % of Target
90th percentile and above	200%
75th percentile	150%
50th percentile	100%
30th percentile	50%
Below 30th percentile	—
The Andeavor Logistics performance units granted to executives in February 2015 represented the right to receive common units at the end of the January 1, 2015 to December 31, 2017 performance period depending upon Andeavor Logistics’ achievement of relative total unitholder return against a defined performance peer group. Andeavor Logistics’ total unitholder return of -0.19% ranked in the 73rd percentile, which resulted in a payout of 145.45% of the target amount. Payout of these units occurred in February 2018 and is reflected in the Option Exercises and Stock Vested in 2017 table below.
Equity Award Payouts for 2017
Andeavor’s grants of performance shares to executive officers made in 2015 were paid during early 2018 as follows:

Grant Date	Certification Date	Performance Period	Performance Measure	Actual Performance	Vesting Percentage
February 2015	January 2018	1/1/2015– 12/31/2017	TSR element	Comparatively against the relative peer group assigned at the time of grant, Andeavor’s average TSR of 19% outperformed the median index TSR of 15.82% by 3.18% (difference in percentage points)	109.54%
Andeavor’s grants of MSUs to executive officers made in 2014 were paid during early 2017 as follows:

Grant Date	Certification Date	Performance Period	Average closing stock price for the 30 trading days* prior to the Grant Date	Average closing stock price for the 30 trading days* prior to the Vesting Date	Vesting Percentage (to be multiplied by Target Units for # of Shares to be Issued)
February 2014	February 2017	2/4/2014– 2/4/2017	$54.87	$89.43	162.98%
* Normal dividends are assumed to have been reinvested on the date they are paid in order to calculate the average 30-trading day stock price.
These payouts are reflected in the Option Exercises and Stock Vested in 2017 table below.
Executive Benefits
To promote consistency with overall competitive practices and our compensation philosophy, our executive officers are generally not entitled to any perquisites. However, in order to remain competitive and attract quality executives, we continue to allow executives to participate in our relocation program, which is generally available to all management. Our executive officers do not receive a tax gross-up associated with any relocation benefits. This program also includes a recoupment provision in the event employment is terminated within a two-year period.
We provide health and welfare benefits and maintain non-contributory qualified and non-qualified retirement plans that cover officers and other eligible employees. Retirement and health and welfare benefits provided to our NEOs are designed to be consistent in value and aligned with benefits offered by

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companies with which we compete for talent. See the discussion under “Retirement/Pension Benefits in 2017” for a description of the retirement plans.
Change-in-Control and Termination Arrangements
Our Executive Severance and Change-in-Control Plan reduces uncertainty for certain executives in the event of a change-in-control or other events affecting our Company’s existence and provides a benefit in the event of the termination of employment of certain executives, including each of our NEOs, under certain conditions that are beyond the executive’s control. The plan, which does not provide for excise tax gross-ups for retirement benefits, is market competitive with amounts payable to executives terminated involuntarily or upon a change-in-control event, is consistent with stockholder-friendly pay practices and eliminates the need to offer new executives employment agreements. Our severance and change-in-control provisions for our NEOs are summarized under “Potential Payments Upon Termination or Change-In-Control.”
Omnibus Agreement with Andeavor Logistics
Under the terms of an omnibus agreement with Andeavor Logistics, Andeavor Logistics pays an administrative fee to reimburse us for providing general and administrative services for Andeavor Logistics’ benefit. Messrs. Goff, Sterin and Casey and Ms. Rucker provided services to both Andeavor and Andeavor Logistics during 2017; however, no specific portion of the administrative fee was allocated to their services.
Stock Ownership Guidelines
Our Board has established stock ownership guidelines under which each executive in a position named below is required to retain 50% of the net shares obtained from performance awards (including PSAs and MSUs) settled in stock, vesting of a restricted stock grant or an option exercise until he or she satisfies the ownership guidelines based on a multiple of salary as set forth in the following table. Each executive is also required to retain that level of ownership for as long as the individual remains part of our senior management team. Each NEO has either met the ownership guidelines or is on track to meet the ownership guidelines and is continuing to retain 50% of the net shares obtained from performance awards settled in stock, vesting of a restricted stock grant or an option exercise.

Position	Stock Ownership Guideline
Chief Executive Officer	6x annual base salary
Executive Vice President	3x annual base salary
Senior Vice President	2x annual base salary
Equity Grant and Trading Policies
The Compensation Committee has adopted an equity award governance policy under which all long-term equity incentives are granted. We generally grant equity awards at the Compensation Committee’s meeting in late January or early February of each year. We have chosen this time because it is a time each calendar year at which our results of operations from the previous year are available to the Compensation Committee. The equity award governance policy prohibits the issuance of stock options at a price less than the closing sale price of our common stock on the date of grant. We do not purposely accelerate or delay the public release of material information, or otherwise time equity grants in coordination with the public release of material information, in consideration of a pending equity grant in order to allow the grantee to benefit from a more favorable stock price.
We also maintain a securities trading policy which prohibits, among other things, employees and directors from entering into transactions when in possession of material non-public information and from participating in short-term trading or hedging activities involving our securities. The policy requires

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directors, senior executives and informational insiders to follow preclearance procedures for all transactions involving our securities. It also prohibits them from trading in derivative securities (other than equity-settled awards granted by the Compensation Committee or Board of Directors) or holding our securities in a margin account or otherwise pledging them as collateral for a loan.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation in excess of $1 million per year paid by a public company to its “covered employees.” Prior to federal tax reform enacted in December 2017, Section 162(m) included an exception to this limitation on deductibility for qualifying “performance-based compensation” (as defined under applicable tax regulations). In establishing the total compensation for the NEOs, the Compensation Committee considers deductibility as one factor, but also desires to retain flexibility and discretion to make compensation awards, whether or not deductible, in order to foster achievement of goals established by the Compensation Committee or other corporate goals that are important to our success.
Annual cash-based incentives under the 2017 ICP are based on achievement of performance measures under the stockholder-approved 2011 Long-Term Incentive Plan and structured in a manner intended to constitute qualifying “performance-based compensation” under Section 162(m). For purposes of deductibility under Section 162(m), the Compensation Committee established (a) minimum performance criteria required for the payment of any award to the NEOs as positive net income (as reported in our Annual Report on Form 10-K) for the performance period and (b) the maximum annual incentive award at $8.0 million for Mr. Goff and $3.0 million for each other NEO. Because we had positive net income for 2017, the criteria for the maximum possible award for each NEO was satisfied. The Compensation Committee then exercised its negative discretion in determining the amount of the actual 2017 ICP payouts based on our performance measures and individual performance as described under “Elements of Executive Compensation-Annual Performance Incentives” above. The actual 2017 ICP payouts are presented in the 2017 Summary Compensation Table.
Under the new tax legislation, for taxable years beginning after December 31, 2017, there is no longer an exception to the deductibility limit for qualifying “performance-based compensation” unless the compensation qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017 (the scope of which is currently uncertain). Also under the new legislation, the definition of “covered employees” has been expanded to include a company’s chief financial officer, in addition to the chief executive officer and three other most highly paid executive officers, plus any individual who has been a “covered employee” in any taxable year beginning after December 31, 2016.
The Compensation Committee continues to evaluate the changes to Section 162(m) and retains the ability to provide compensation that exceeds deductibility limits as it determines appropriate, including to recognize performance, meet market demands and retain key executives.
Clawback Policy
In February 2010, we adopted a compensation recoupment, or “clawback” policy that provides that in the event of a material restatement of financial results due to misconduct, our Board will review all annual incentive payments and long-term incentive compensation awards that were made to any then existing senior vice president or above including our controller on the basis of having met or exceeded specific performance targets in grants or awards made after February 2, 2010 which occur during the 24-month period prior to restatement. If such compensation would have been lower had it been calculated based on such restated results, the Board will, to the extent permitted by governing law, seek to recoup for our benefit such compensation to any then existing senior vice president or above including our company controller whose misconduct caused or significantly contributed to the material restatement, as determined by the Board.

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CEO Pay Ratio
The pay ratio reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation permit companies to use a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported below.
Ratio and Methodology
The 2017 compensation disclosure ratio of the median annual total compensation of all Company employees to the annual total compensation of the Company’s CEO is as follows:

Annual total compensation of median employee (excluding our Chief Executive Officer and the employees referenced under “Excluded Employees” below):	$ 151,793
Annual total compensation of our Chief Executive Officer, as reported in the “2017 Summary Compensation Table” below:	$19,924,675
CEO Pay Ratio:	131:1
To determine the median employee, we prepared a list of all active employees of the Company as of November 15, 2017 (other than the excluded employees referenced below), and for that population, calculated 2017 accumulated gross wages from the first 2017 pay date through November 17, 2017. We did not make any assumptions, adjustment or estimates with respect to the total gross wages and we did not annualize the compensation for any full-time employees not employed by us for the full year. We selected gross wages to represent year-to-date earnings because it includes overtime pay and pre-tax deferral amounts but excludes one-time payments such as moving expenses and stock award payouts. Once the median employee was identified, we calculated annual total compensation for such median employee using the same methodology we use for our NEOs as set forth in the “2017 Summary Compensation Table” below.
Excluded Employees
The rule requiring disclosure of our CEO pay ratio permits us to omit certain employees from our pay ratio calculation; accordingly, we excluded the following groups of employees from our calculation for 2017:

•
Under the de minimus exemption, we are permitted to exclude non-U.S. employees where these employees account for 5% or less of our total U.S. and non-U.S. employees, with certain limitations. Accordingly, we excluded employees in our foreign jurisdictions of Singapore and Canada, resulting in the exclusion of 15 employees, or 0.23% of employees, out of total of 6,512 employees.

•
We acquired Western Refining, Inc. effective June 1, 2017. The rule permits us to omit the employees of a newly-acquired entity from our pay ratio calculation for the fiscal year in which the acquisition occurrs. Accordingly, we have excluded the employees who became our employees as part of the Western Refining acquisition, estimated at approximately 7,857 as of December 31, 2017.

Compensation Committee Interlocks and Insider Participation

There are no compensation committee interlocks. None of the members of the Compensation Committee serves or has served as an officer or employee of Andeavor or had any relationship requiring disclosure under Item 404 of the SEC’s Regulation S-K, which addresses related-person transactions.

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Compensation Committee Report
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S−K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The undersigned members of the Compensation Committee have submitted this Report to the Board of Directors as of March 2, 2018.

David Lilley, Chair
Edward G. Galante
J.W. Nokes
Michael E. Wiley

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Executive Compensation – Compensation Tables and Narrative
2017 Summary Compensation Table
The following table sets forth information regarding the compensation of our 2017 NEOs for the time periods shown.

Name and Principal Position	Year	Salary ($) (a)	Stock Awards ($) (b)	Non-Equity Incentive Plan Compensation ($) (c)	Change in Pension Value ($) (d)	All Other Compensation ($) (e)	Total ($)
Gregory J. Goff Chairman, President and Chief Executive Officer	2017	1,600,000	11,250,112	2,969,600	4,074,194	30,769	19,924,675
	2016	1,600,000	8,221,092	3,635,200	4,708,628	14,769	18,179,689
	2015	1,590,000	11,336,348	4,074,232	6,173,359	80,615	23,254,554
Steven M. Sterin Executive Vice President and Chief Financial Officer	2017	795,288	2,300,105	970,226	304,068	24,146	4,393,833
	2016	761,250	1,667,835	1,125,540	234,770	54,048	3,843,443
	2015	723,400	1,983,996	1,049,893	139,744	45,897	3,942,930
Keith M. Casey Executive Vice President, Commercial and Value Chain	2017	731,635	2,130,115	892,739	285,329	60,828	4,100,646
	2016	706,635	1,667,835	924,810	246,779	51,946	3,598,005
	2015	667,500	1,983,996	1,048,612	211,504	77,841	3,989,453
Kim K.W. Rucker (f) Executive Vice President, General Counsel and Secretary	2017	775,000	1,750,181	976,500	114,805	63,296	3,679,782
	2016	640,865	1,252,848	824,317	34,594	305,180	3,057,804
Cynthia J. Warner Executive Vice President, Operations	2017	678,125	1,600,120	752,025	234,007	22,975	3,287,252
	2016	647,596	1,083,110	768,773	218,539	15,900	2,733,918
	2015	620,000	1,498,580	846,577	114,494	97,731	3,177,382

(a)	Amounts shown include amounts deferred by Mr. Casey and Ms. Rucker pursuant to the Andeavor Executive Deferred Compensation Plan.

(b)
Amounts in this column reflect the aggregate grant date fair value of restricted stock, performance shares, market stock units and Andeavor Logistics performance phantom units granted during the applicable year, calculated in accordance with financial accounting standards. The aggregate grant date fair value of the performance shares, market stock units and Andeavor Logistics phantom performance units at the highest level of performance (resulting in 200% payout) granted in 2017 are: Mr. Goff – $22,500,225; Mr. Sterin – $4,600,209; Mr. Casey – $4,260,229; Ms. Rucker – $3,500,363; and Ms. Warner– $3,200,240. See Note 17 “Stock-Based Compensation” in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for the valuation assumptions used in accordance with FASB ASC Topic 718 in determining the fair market value of equity awards.

(c)	Amounts in this column represent payouts under our annual cash incentive program for the years shown.

(d)	Amounts in this column reflect the change in pension value during 2017. See the discussion under “Retirement/Pension Benefits in 2017“ for a description of our retirement and pension benefits plans.

(e)	Amounts in this column for 2017 reflect the following:

•
401(k) Plan Company Contributions: We provide matching contributions dollar-for-dollar up to 6% of eligible earnings for all employees who participate in the 401(k) Plan. The matching contributions for 2017 were $14,769 for Mr. Goff, $16,200 for Mr. Sterin, $16,200 for Mr. Casey, $16,200 for Ms. Rucker, and $16,200 for Ms. Warner. In addition, we provide a profit-sharing contribution to the 401(k) Plan. This discretionary contribution, calculated as a percentage of employee’s base pay based on a pre-determined target for the calendar year, can range from 0% to 4% based on actual performance. The profit-sharing contributions for 2017 were $16,000 for Mr. Goff, $7,946 for Mr. Sterin, $7,312 for Mr. Casey, $7,750 for Ms. Rucker and $6,775 for Ms. Warner.

•
Executive Deferred Compensation Company Contribution: We will match the participant’s base salary contributions dollar-for-dollar up to 4% eligible earnings above the IRS salary limitation (i.e., $270,000 for 2017). The matching contribution for 2017 was $37,315 for Mr. Casey, and $39,346 for Ms. Rucker.

(f) Ms. Rucker commenced her employment with us effective March 16, 2016.

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Grants of Plan-Based Awards in 2017
The following table sets forth information regarding the grants of annual cash incentive compensation and long-term equity compensation to our NEOs.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			Grant date fair value of stock and option awards ($) (c)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Goff	Annual Incentive	n/a	$1,280,000	$2,560,000	$5,120,001
	Market Stock Units (d)	2/14/2017				19,635	39,270	78,540	4,218,776
	Performance Shares (e)	2/14/2017				—	35,725	71,450	4,218,765
	Andeavor Logistics Performance Phantom Units (f)	2/16/2017				19,027	38,054	76,108	2,812,571
Sterin	Annual Incentive	n/a	437,038	874,077	1,748,154
	Market Stock Units (d)	2/14/2017				4,015	8,029	16,058	862,555
	Performance Shares (e)	2/14/2017				—	7,304	14,608	862,529
	Andeavor Logistics Performance Phantom Units (f)	2/16/2017				3,890	7,780	15,560	575,020
Casey	Annual Incentive	n/a	402,135	804,269	1,608,538
	Market Stock Units (d)	2/14/2017				4,957	9,914	19,828	1,065,061
	Performance Shares (e)	2/14/2017				—	9,019	18,038	1,065,054
Rucker	Annual Incentive	n/a	387,500	775,000	1,550,000
	Market Stock Units (d)	2/14/2017				3,055	6,109	12,218	656,290
	Performance Shares (e)	2/14/2017				—	5,558	11,116	656,344
	Andeavor Logistics Performance Phantom Units (f)	2/16/2017				2,960	5,920	11,840	437,547
Warner	Annual Incentive	n/a	338,750	677,500	1,355,000
	Market Stock Units (d)	2/14/2017				2,793	5,586	11,172	600,104
	Performance Shares (e)	2/14/2017				—	5,081	10,162	600,015
	Andeavor Logistics Performance Phantom Units (f)	2/16/2017				2,706	5,412	10,824	400,001

(a)
Amounts in these columns reflect the range of awards under our 2017 Annual Incentive Compensation Program, or ICP, which is described in “Annual Performance Incentives” in the CD&A. “Threshold” represents the minimum payout for the performance metrics under the ICP assuming that the minimum level of performance is attained. “Target” represents the amount payable if the target performance metrics are reached. “Maximum” represents the maximum payout for the performance metrics under the ICP assuming that the maximum level of performance is attained.

(b)
Amounts in these columns represent the threshold, target and maximum number of shares to be issued upon vesting and settlement of performance shares and market stock units granted during 2017 under the Andeavor Amended and Restated 2011 Long-Term Incentive Plan and the vesting and settlement of the Andeavor Logistics Performance Phantom Units granted during 2017 under the Andeavor Logistics LP 2011 Long-Term Incentive Plan as described under “Long-Term Incentives” in the CD&A.

(c)	Amounts in this column represent the grant date fair value of the awards computed in accordance with financial accounting standards.

(d)
The market stock unit awards are contingent on our stock price performance with a performance period of thirty-six months from the date of grant, February 14, 2017 through February 14, 2020. Actual payouts will vary based on stock price performance, from none of the units vesting, to a threshold vesting of 50% of the units, to a target vesting of 100% of the units, to a maximum vesting of 200% of the units.

(e)
The performance share awards are contingent on our achievement of relative TSR against a defined performance peer group, XLE Energy Index and the S&P 500 at the end of a thirty-six month performance period from February 14, 2017 through February 14, 2020. Actual payouts will vary based on relative TSR, from a threshold vesting of none of the units, to a target vesting of 100% of the units, to a maximum vesting of 200% of the units.

(f)
The Andeavor Logistics performance phantom unit awards are contingent upon Andeavor Logistics’ achievement of relative total unitholder return at the end of the performance period from February 16, 2017 through February 16, 2020. Actual payouts will vary based on relative total unitholder return from none of the units vesting to a threshold vesting of 50% of the units to a target vesting of 100% of the units to a maximum vesting of 200% of the units.

2018 Proxy Statement | 46

Outstanding Equity Awards at 2017 Fiscal Year End
The following table sets forth the outstanding equity awards of our NEOs as of December 31, 2017.

Name	Grant Date	Option Awards (a)			Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(b)
Goff	2/16/2017				38,054 (c)	1,867,926 (c)
	2/14/2017				78,540 (d)	8,980,264 (d)
	2/14/2017				71,450 (e)	8,332,499 (e)
	2/9/2016				44,238 (c)	2,323,521 (c)
	1/28/2016				72,390 (d)	8,277,073 (d)
	1/28/2016				34,409 (e)	4,085,036 (e)
	2/10/2015				78,436 (d)	8,968,372 (d)
	5/5/2010	118,000	12.93	5/5/2020
	5/3/2010	33,513	13.66	5/3/2020
Sterin	2/16/2017				7,780 (c)	381,891 (c)
	2/14/2017				16,058 (d)	1,836,072 (d)
	2/14/2017				14,608 (e)	1,703,585 (e)
	2/9/2016				8,974 (c)	471,343 (c)
	1/28/2016				14,686 (d)	1,679,197 (d)
	1/28/2016				6,981 (e)	828,784 (e)
	2/10/2015				13,728 (d)	1,569,660 (d)
Casey	2/14/2017				19,828 (d)	2,267,134 (d)
	2/14/2017				18,038 (e)	2,103,592 (e)
	2/9/2016				8,974 (c)	471,343 (c)
	1/28/2016				14,686 (d)	1,679,197 (d)
	1/28/2016				6,981 (e)	828,784 (e)
	2/10/2015				13,728 (d)	1,569,860 (d)
Rucker	2/16/2017				5,920 (c)	290,590 (c)
	2/14/2017				12,218 (d)	1,397,006 (d)
	2/14/2017				11,116 (e)	1,296,348 (e)
	3/14/2016				6,741 (c)	354,059 (c)
	3/14/2016				11,032 (d)	1,261,399 (d)
	3/14/2016				5,244 (e)	619,946 (e)
Warner	2/16/2017				5,412 (c)	265,655 (c)
	2/14/2017				11,172 (d)	1,277,406 (d)
	2/14/2017				10,162 (e)	1,185,092 (e)
	1/28/2016				12,870 (d)	1,471,556 (d)
	1/28/2016				6,118 (e)	726,329 (e)
	2/10/2015				13,074 (d)	1,494,881 (d)

(a)	Stock options are fully vested.

(b)
The market value of the unvested stock awards was calculated on the basis of the closing stock price of our common stock on December 29, 2017 of $114.34 as reported on the NYSE. The market value of the unvested Andeavor Logistics unit awards was calculated on the basis of the closing unit price of Andeavor Logistics’s common units on December 29, 2017 of $46.19 as reported on the NYSE.

(c)
These awards represent Andeavor Logistics performance phantom units, which are the right to receive a number of common units at the end of the performance period depending on our achievement of relative total unitholder return against a defined performance peer group. Each award will vest at the end of the relevant performance period, subject to performance. For each award, the number of unvested units and the payout values shown assume a payout at target; for all such awards, the payout value also includes any outstanding distribution equivalent rights that will be paid to the executive once both the award has vested and the payout results have been certified by Andeavor Logistics’ general partner. The following table

47 |

shows the performance period for each award, as well as the amount of outstanding distribution equivalent rights included in the payout value as of December 31, 2017:

	Performance Phantom Units (Performance Period: 2/16/2017–2/16/2020)		Performance Phantom Units (Performance Period: 1/1/2016–12/31/2018)
Name	DERs ($)	Grant Date	DERs ($)	Grant Date
Goff	110,212	2/16/2017	280,168	2/9/2016
Sterin	22,532	2/16/2017	56,834	2/9/2016
Casey	—	—	56,834	2/9/2016
Rucker	17,146	2/16/2017	42,692	3/14/2016
Warner	15,674	2/16/2017	—	—

(d)
These awards represent MSUs, which are the right to receive a number of shares of common stock earned at vesting based on the stock price performance. The performance period is thirty-six months from the date of grant and the payout value shown assumes a payout at maximum for the awards granted 2/14/2017, 1/28/2016, 3/14/2016 and 2/10/2015.

(e)
These awards represent performance shares, which are the right to receive a number of shares of common stock at the end of the performance period depending on our achievement of relative TSR against a defined performance peer group, the XLE Energy Index (beginning with the 2016 grant) and the S&P 500. Each award will vest at the end of a thirty-six month performance period. For each award, the payout value shown assumes a payout at maximum for the awards granted 2/17/2017 and payout at target for the awards granted 1/28/2016 and 3/14/2016; for all such awards, the payout value also includes any outstanding dividend equivalents that will be paid to the executive once both the award has vested and the payout results have been certified by the Compensation Committee. The following table shows the performance period for each award, as well as the amount of outstanding distribution equivalent rights included in the payout value as of December 31, 2017:

	TSR-Based Performance Shares (Performance Period: 2/14/2017-2/14/2020)		TSR-Based Performance Shares (Performance Period: 1/1/2016–12/31/2018)
Name	DERs ($)	Grant Date	DERs ($)	Grant Date
Goff	162,906	2/14/2017	150,711	1/28/2016
Sterin	33,306	2/14/2017	30,577	1/28/2016
Casey	41,127	2/14/2017	30,577	1/28/2016
Rucker	25,344	2/14/2017	20,347	3/14/2016
Warner	23,169	2/14/2017	26,797	1/28/2016

Option Exercises and Stock Vested in 2017
The following table shows the aggregate value realized by the NEOs for option exercises, as well as restricted stock, performance shares, market stock units and Andeavor Logistics performance phantom units that vested in 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Goff	—	—	241,046	20,325,683
Sterin	—	—	41,086	3,632,051
Casey	—	—	42,233	3,531,213
Rucker	—	—	—	—
Warner	—	—	52,088	5,675,797

(a)
The value of the performance shares with total shareholder return metric, performance shares with return on capital employed metric and the market stock units is calculated based on the number of shares granted multiplied by the performance payout factor approved by the Compensation Committee and then multiplied by the closing price of the stock on the date noted in the table below. Of the amounts realized for the performance shares with return on capital employed metric payout, the amounts paid in dividend equivalents to the NEOs were: Mr. Goff – $330,915 and Mr. Casey – $37,923. Of the amounts realized for the performance shares with total shareholder return metric payout, the amounts paid in dividend equivalents to the NEOs were Mr. Goff – $260,190, Mr. Sterin – $45,535, Mr. Casey – $45,535 and Ms. Warner – $43,373. Of the amounts realized for the restricted stock vested, the amount paid in dividends to Ms. Warner was $162,821. The value realized on the payout of the performance phantom units is calculated based on the number of units granted

2018 Proxy Statement | 48

multiplied by the performance payout factor approved by the Andeavor Logistics board noted below and then multiplied by the closing price of the common units on such date. Of the amounts realized for the Andeavor Logistics performance phantom units’ payout, the amounts paid in distribution equivalent rights to the NEOs were: Mr. Goff – $474,105, Mr. Sterin – $82,979 and Mr. Casey – $82,979.

Type of Award	Grant Date	Approval Date	Performance Payout Factor
Market Stock Units	2/4/2014	February 14, 2017	163%
Performance Shares with ROCE	2/4/2014	April 5, 2017	184%
Market Stock Units	8/18/2014	August 22, 2017	171%
Market Stock Units	10/6/2014	October 10, 2017	174%
Market Stock Units	5/27/2014	May 31, 2017	160%
Andeavor Logistics Performance Phantom Units	2/12/2015	January 18, 2018	145%
Performance Shares with TSR	2/10/2015	February 13, 2018	110%
Retirement/Pension Benefits in 2017
The estimated present value as of December 31, 2017 of the accumulated pension benefits provided under the Andeavor Pension Plan (the “Pension Plan”), the Andeavor Executive Security Plan (the “Security Plan”), the Andeavor Supplemental Executive Retirement Plan (the “Supplemental Plan”) and the Andeavor Restoration Retirement Plan (the “Restoration Plan”) for each NEO was:

Name	Plan Name	Years of Credited Service (a)	Present Value of Accumulated Benefit ($) (b)	Payments during last fiscal year ($)
Goff	Pension Plan	0.7	192,711	—
	Security Plan	7	26,307,459	—
Sterin	Pension Plan	N/A	63,168	—
	Supplemental Plan	N/A	643,284	—
Casey	Pension Plan	N/A	87,752	—
	Supplemental Plan	N/A	796,292	—
Rucker	Pension Plan	N/A	35,418	—
	Restoration Plan	N/A	113,981	—
Warner	Pension Plan	N/A	69,696	—
	Supplemental Plan	N/A	512,574	—

(a)
Due to a freeze of credited service as of December 31, 2010, credited service values for the Pension Plan and the Supplemental Plan are less than actual service values.  Credited service is used to calculate the Final Average Pay portion of the Pension Plan benefit for Mr. Goff. The Cash Balance portion of the Pension Plan and the Supplemental Plan that went into effect on January 1, 2011 does not use credited service. As Messrs. Sterin and Casey, and Mmes. Rucker and Warner were hired after January 1, 2011, years of credited service is not applicable to them.

(b)
The present values of the accumulated plan benefits are equal to the value of the retirement benefits at the earliest unreduced age for each plan utilizing the same assumptions used as of December 31, 2017 for financial reporting purposes.  These assumptions include a discount rate of 3.65%, a cash balance interest crediting rate of 3.00%, the use of the RP-2017 Mortality Table with generational mortality improvements in accordance with Scale MP-2017 and for the Pension Plan, that each employee will elect a lump sum payment at retirement using an interest rate of 3.65% and the PPA 2017 Mortality Table.

The following describes the retirement or pension benefit plans in which our NEOs participate.
Andeavor Pension Plan (“Pension Plan”)
This plan is a tax-qualified pension plan with a monthly retirement benefit made up of two components: (i) a Final Average Pay (“FAP”) benefit for service through December 31, 2010, and (ii) a Cash Balance account based benefit for service after December 31, 2010. The final benefit payable under the Retirement Plan is equal to the value of the sum of both the FAP and the Cash Balance components on the participant’s benefit commencement date.

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For service prior to December 31, 2010, the FAP benefit is 1.1% of final average compensation for each year of service through December 31, 2010, plus 0.5% of average compensation in excess of the Social Security Covered Compensation limit for each year of service through December 31, 2010, up to 35 years. Final average compensation is the monthly average of compensation (including base pay plus bonus, but limited to the maximum compensation and benefit limits allowable for qualified plans under the Internal Revenue Code) over the consecutive 36-month period in the last 120 months preceding retirement that produces the highest average.

For service after 2010, participants earn pay and interest credits under the Cash Balance component. Pay credits are determined based on a percentage of eligible pay at the end of each quarter, ranging from 4.5% to 8.5% of pay based on a participant’s age at the end of each quarter. Interest is credited quarterly on account balances based on a minimum of 3%, the 10-Year Treasury Bonds or the 30-Year Treasury Bonds, whichever is higher. The Cash Balance benefit component for service after 2010 is always based on the actual balance of the cash balance account as of the payment date and is not subject to any reduction for payment prior to normal retirement.

Benefits are generally payable the first day of the month following the attainment of age 65 and the completion of at least 3 years of service. If a participant qualifies for early retirement (age 50 with service plus age greater than or equal to 80, which is referred to as “80-point early retirement,” or age 55 with 5 years of service, which is referred to as “regular early retirement”), the FAP benefit component will be reduced by a subsidized early retirement factor prior to age 65. Under the 80-point early retirement definition, the FAP benefit component may be paid at age 60 without reduction or earlier than age 60 with a reduction of 5% per year for each year the age at retirement is less than 60. Under the regular early retirement definition, the FAP benefit component may be paid at age 62 without reduction or earlier than age 62 with a reduction of approximately 7.14% per year for each year prior to age 62. If an employee does not qualify for early retirement upon separation from service, they will be eligible for an actuarially equivalent FAP benefit based on their age at the date the benefit is paid without an early retirement subsidy.

As of December 31, 2017, Mr. Goff meets the regular early retirement criteria, Messrs. Sterin and Casey and Ms. Warner are eligible to receive a payment under the Pension Plan without an early retirement subsidy for the FAP portion of the benefit, and Ms. Rucker is not yet vested under the Pension Plan.

Executive Security Plan (“Security Plan”)
This is a non-qualified pension plan that was closed to new participants in 2010. Final average compensation under this plan is calculated by averaging the three highest annual compensation amounts over the last seven calendar years. For this purpose, compensation includes base pay plus bonus (counted in the year earned not paid). The gross monthly retirement benefit is equal to:

•	4% of final average compensation for each of the first 10 years of service, plus

•	2% of final average compensation for each of the next 10 years of service, plus

•	1% of final average compensation for each of the last 10 years of service,

•	for a maximum gross monthly retirement benefit of 70% of final average compensation for up to 30 years of service.
The gross monthly retirement benefit is reduced by any benefits paid from the qualified Pension Plan, and, after age 62, estimated Social Security benefits. To qualify to receive payments under the plan, a participant must separate from the company after attaining age 50 with 80 points or age 55 and with at least 5 years of service. Payments prior to attaining age 60 will be reduced by 7% per year for each year less than 60 (pro-rated for partial years). As of December 31, 2017, Mr. Goff is eligible to receive retirement payments under this plan.
The Security Plan also provides for certain death and disability benefits. The death benefits are equal to the greater of (1) the executive’s benefit under the plan determined at date of death, (2) the actuarial

2018 Proxy Statement | 50

equivalent of 400% of the executive’s base pay, prior to the date of death, and (3) the benefit determined as if the executive had remained an active employee through age 65 and was paid a benefit at age 65. The monthly payment would be payable for the life of the beneficiary, reduced by the amount of the applicable Social Security benefits.
If the executive becomes disabled, he is entitled to the monthly retirement benefit for which he would be eligible at his normal retirement date, but based upon the service the participant would have accrued had he remained in active employment until his retirement date and continued at the same rate of earnings until that date. Monthly payments would be payable on the first day of the month following the date on which the executive has both attained age 65 and has a minimum of five years of service.
Following are the amounts to which Mr. Goff would be entitled under the plan under certain death and disability scenarios, in each case assuming the event occurred as of December 31, 2017:

Name	Monthly Death Benefit to Executive’s Beneficiary Before Age 62 ($)	Monthly Death Benefit to Executive’s Beneficiary After Age 62 ($)	Monthly Disability Benefit ($)
Goff	189,899	187,764	200,246

Supplemental Executive Retirement Plan (“Supplemental Plan”)
This is a non-qualified cash balance account based pension plan that provides eligible senior level executives who are hired on or after January 1, 2011 with a supplemental cash balance pension benefit in excess of those earned under the qualified Pension Plan. This plan was closed to new participants in 2015.
Pay credits under the plan are equal to 15% of eligible pay offset by the value of the pay credits allocated to the qualified Pension Plan. Interest is credited quarterly on account balances based on the greater of 3%, the 10-Year Treasury Bonds and the 30-Year Treasury Bonds. To be eligible to receive a payment under the plan, the executive must separate from the company after attaining age 50 with 80 points, or after attaining age 55 with at least 5 years of service.
As of December 31, 2017, Messrs. Sterin and Casey and Ms. Warner, who participate in the plan, had not yet met the eligibility requirements to receive a payment under the plan. Mr. Goff, who joined the Company prior to 2011, does not participate in the plan, nor does Ms. Rucker, who joined the Company after the plan was closed to new participants.
The plan also provides certain death and disability benefits. The death benefit is equal to the value of the vested account balance as of the date of death. The disability benefit provides continued pay and interest credits during the period of disability up to age 65.
Following are the present values, as of December 31, 2017, of these death and disability benefits for each participating NEO:

Name	Present Value of Death Benefit ($)	Present Value of Disability Benefit ($)
Sterin	724,198	4,126,179
Casey	866,873	3,156,848
Warner	531,734	1,550,124

Andeavor Restoration Pension Plan (“Restoration Plan”)
This plan is a non-qualified plan designed to restore the benefit which is not provided under the qualified Pension Plan due to compensation and benefit limitations imposed under the Internal Revenue Code. Any NEO terminating employment prior to becoming eligible for a benefit under either the Security Plan

51 |

or the Supplemental Plan, as applicable, and after attaining three years of service credit, will receive a supplemental pension benefit under this plan.

The plan provides a benefit equal to the difference between the actual qualified Pension Plan benefit paid to the participant, and the benefit that would have otherwise been paid to the participant under the Pension Plan, without regard to certain Internal Revenue Code limits.

The plan also provides for certain death and disability benefits in the same manner as provided in the qualified Pension Plan. Generally, the death benefit provides an equivalent FAP benefit and full Cash Balance account value as of the date of death. The disability benefit provides continued benefit accruals during the period of disability up to age 65.

As of December 31, 2017, the present value of these death and disability benefits for Ms. Rucker was $124,540 for death and $1,243,411 for disability.
Non-qualified Deferred Compensation in 2017

The following table sets forth information regarding the contributions to and year-end balances under our non-qualified deferred compensation plan for the NEOs in 2017.

Name	Executive Contributions in Last Fiscal Year ($) (a)	Registrant Contributions in Last Fiscal Year ($) (b)	Aggregate Earnings in Last Fiscal Year ($) (c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (d)
Goff	—	13,300	5,332	—	118,617
Sterin	—	5,246	13,533	—	117,844
Casey	51,181	41,927	39,898	—	329,502
Rucker	39,346	44,396	8,725	—	134,865
Warner	—	4,075	119	—	19,290

(a)	Amounts shown include amounts reflected in the base salary column of the Summary Compensation Table for Mr. Casey and Ms. Rucker.

(b)	Amounts shown include amounts reflected in the All Other Compensation column of the Summary Compensation Table for each NEO.

(c)
Amounts shown reflect the change in the market value pertaining to the investment funds in which the NEO has chosen to invest his or her contributions and our contribution under the Andeavor Executive Deferred Compensation Plan.

(d)	A portion of the amounts shown in this column for each NEO has previously been reported in Summary Compensation Tables for previous years.

Andeavor Executive Deferred Compensation Plan
This plan provides executives and key management personnel (including our NEOs) the opportunity to make additional pre-tax deferrals that cannot be made under our qualified 401(k) plan, due to salary and limitations imposed under the Internal Revenue Code.

Participants may elect to defer up to 50% of their base salary and/or up to 100% of their annual bonus compensation after FICA tax deductions. We match the participant’s base salary contributions dollar-for-dollar up to 6% of eligible earnings above the IRS salary limitation (i.e., $270,000 for 2017). The plan also permits us to make discretionary contributions to participants’ accounts from time to time in amounts and on such terms as we may determine. Participants who are eligible for supplemental retirement benefits under the Executive Security Plan described above are eligible to defer compensation under this plan, but are not eligible for the matching provisions of the plan. Participants vest in our matching contributions upon completing three years of service.

2018 Proxy Statement | 52

2017 Potential Payments Upon Termination or Change-in-Control
The following table reflects the estimated amount of compensation for each NEO upon certain termination events. Such compensation is in addition to the pension benefits, including certain termination-related pension benefits, described above under “Pension Benefits in 2017.” The amounts shown below assume that the applicable termination event occurred as of December 29, 2017 and are based on the agreements and arrangements in place on that date. Amounts shown for accelerated equity vesting are calculated based on the closing stock price of our common stock on December 29, 2017 of $114.34. The actual payments an executive would be entitled to may only be determined based upon the actual occurrence and circumstances surrounding the termination. The assumptions used in determining the estimated payments upon various termination scenarios are described below the table.
Our NEOs are eligible for certain benefits under our Executive Severance and Change-in-Control Plan (the “Severance Plan”) in the event of a termination without “Cause”, a resignation with “Good Reason,” or a “Termination following a Change-in-Control” in the event of a termination without cause or by the NEO with good reason within two years following a change-in-control (with such terms as defined in such plan).

Name	Scenario	Severance ($)	Accelerated Equity Vesting ($)	Retirement Benefits ($)	Health Benefits ($)	Outplacement Services ($)	Total ($)
Goff	w/o Cause or w/ Good Reason	12,909,384	14,203,127	—	48,795	38,700	27,200,006
	Term. after Change-in-Control	12,480,000	29,977,320	—	42,860	—	42,500,180
	Retirement or Voluntary Term.	2,969,600	14,203,127	—	—	—	17,172,727
	Death	1,600,000	14,203,127	—	—	—	15,803,127
	Disability	1,480,000	14,203,127	—	—	—	15,683,127
	w/Cause	—	—	—	—	—	—
Sterin	w/o Cause or w/ Good Reason	2,880,456	2,036,536	—	24,761	38,700	4,980,453
	Term. after Change-in-Control	4,200,000	5,911,526	—	41,269	—	10,152,795
	Retirement or Voluntary Term.	—	—	—	—	—	—
	Death	—	2,742,358	—	—	—	2,742,358
	Disability	—	2,742,358	—	—	—	2,742,358
	w/Cause	—	—	—	—	—	—
Casey	w/o Cause or w/ Good Reason	2,947,782	2,036,536	—	24,761	38,700	5,047,779
	Term. after Change-in-Control	3,858,750	6,017,345	—	41,269	—	9,917,364
	Retirement or Voluntary Term.	—	—	—	—	—	—
	Death	—	2,751,661	—	—	—	2,751,661
	Disability	—	2,751,661	—	—	—	2,751,661
	w/Cause	—	—	—	—	—	—
Rucker	w/o Cause or w/ Good Reason	2,798,805	751,675	—	24,761	38,700	3,613,941
	Term. after Change-in-Control	3,875,000	3,751,214	—	41,269	—	7,667,483
	Retirement or Voluntary Term.	—	—	—	—	—	—
	Death	—	1,472,126	—	—	—	1,472,126
	Disability	—	1,472,126	—	—	—	1,472,126
	w/Cause	—	—	—	—	—	—
Warner	w/o Cause or w/ Good Reason	2,233,676	1,870,300	—	25,716	38,700	4,168,392
	Term. after Change-in-Control	3,412,500	4,413,838	—	42,860	—	7,869,198
	Retirement or Voluntary Term.	—	—	—	—	—	—
	Death	—	2,076,309	—	—	—	2,076,309
	Disability	—	2,076,309	—	—	—	2,076,309
	w/Cause	—	—	—	—	—	—

Accrued Benefits
In each termination scenario, each NEO would be entitled to: any accrued but unpaid base salary to the date of termination; any accrued but unpaid expenses; any unused vacation pay; any unpaid bonuses for a prior period to which the NEO is entitled per the incentive compensation program; and any other benefits to which the NEO is entitled.

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Severance
Involuntary Termination Without Cause or Voluntary Termination with Good Reason
Pursuant to the Severance Plan, Mr. Goff would receive an amount equal to two times the sum of his base salary and the greater of his highest annual bonus earned under the applicable annual incentive compensation plan during the preceding three years or $450,000. The severance amount for each other NEO is based on a one-and-three-fourths multiple of his or her base salary and the average bonuses paid during the preceding three years, as applicable. Severance would be paid in a lump sum following the end of the six months after termination.

Involuntary Termination Following a Change-in-Control
Pursuant to the Severance Plan, each NEO would receive an amount equal to a multiple of base salary and target annual bonus (Mr. Goff – three times; Messrs. Sterin and Casey, and Mmes. Rucker and Warner – two and one-half times). The severance amount would be paid in a lump sum six months after termination.

Retirement or Voluntary Termination
Pursuant to the terms of Andeavor’s annual incentive program, upon retirement for any reason on or after July 1 of the applicable year, Mr. Goff would receive a pro-rated bonus for the year of termination, as he is retirement eligible. The other NEOs would not receive a pro-rated bonus as they are not retirement eligible.

Death
Pursuant to the Severance Plan, Mr. Goff would receive one additional year of base salary.

Disability
Pursuant to the Severance Plan, Mr. Goff would receive additional base salary for one year, offset by any payments that he would receive under our long-term disability plan for the period specified.

Accelerated Equity Vesting
Involuntary Termination Without Cause or Voluntary Termination with Good Reason
As Mr. Goff is retirement eligible, he would receive a pro-rated payout of his performance shares along with accrued cash dividend equivalents, his market stock units and his Andeavor Logistics performance phantom units along with accumulated distribution equivalent rights based on actual performance at the end of the performance period.

Messrs. Sterin and Casey, and Mmes. Rucker and Warner would receive (i) a pro-rated payout of their performance share awards granted in 2016 along with accrued cash dividend equivalents and (ii) market stock units granted in 2016 and 2015, in each case based on actual performance at the end of the performance period.

Messrs. Sterin and Casey and Ms. Rucker would receive a pro-rated payout of their Andeavor Logistics performance phantom units granted in 2016 along with accumulated distribution equivalent rights based on actual performance at the end of the performance period.

Involuntary Termination Following a Change-in-Control
Each NEO would be 100% vested in all equity awards.

Performance share awards would be paid out at the greater of the target amount or the actual performance through a date determined by the Compensation Committee (or in the absence of the Compensation Committee, the Board of Directors) prior to the change-in-control along with the accrued cash dividend equivalents.

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For the market stock units granted in 2015, the NEOs would earn the number of shares based on actual performance at the time of the change-in-control. For the market stock units granted in 2016 and 2017, the NEOs would earn the number of shares based on the greater of target or actual performance.

Andeavor Logistics performance phantom units would vest at the greater of actual performance or target and the accumulated distribution equivalent rights accumulated on those units would be paid.

Retirement or Voluntary Termination
As Mr. Goff is retirement eligible, he would receive a pro-rated payout of his performance share awards along with accrued cash dividends and his market stock units based on actual performance at the end of the performance period. In addition, Mr. Goff would receive a pro-rated payout of his Andeavor Logistics performance phantom units along with accumulated distribution equivalent rights on those units based on actual performance at the end of the performance period. All the other NEOs would forfeit all their unvested performance shares and market stock units.

Death and Disability
As Mr. Goff is retirement eligible, his beneficiaries or estate would receive a pro-rated payout of his performance shares along with accrued cash dividend equivalents and his market stock units based on actual performance at the end of the performance period. In addition, Mr. Goff’s beneficiaries or estate would receive a pro-rated payout of his Andeavor Logistics performance phantom units along with accumulated distribution equivalent rights on those units based on actual performance at the end of the performance period.

The beneficiaries or the estate for each of Messrs. Sterin and Casey, and Mmes. Rucker and Warner would receive a pro-rated payout of their performance shares along with accrued cash dividend equivalents and their market stock units based on target performance. In addition, the beneficiaries or the estate for each of Messrs. Sterin and Casey, and Mmes. Rucker and Warner would receive a pro-rated payout of their Andeavor Logistics performance phantom units along with accumulated distribution equivalent rights on those units based on target performance.

Termination with Cause
Each NEO would forfeit all unvested equity awards upon termination.

Health Coverage
For each NEO, the amount represents the estimated health and welfare benefits provided to the executive.

Involuntary Termination Without Cause or Voluntary Termination with Good Reason
Pursuant to the Executive Severance and Change-in-Control Plan, Mr. Goff would receive health benefits to the extent that group health coverage was being provided by us and would continue until the earliest of the following to occur: two and one-half years after the date of his termination, his death, or he becomes covered by a comparable benefit by a subsequent employer. Messrs. Sterin and Casey, and Mmes. Rucker and Warner would receive medical benefits for a period of eighteen months from their date of termination.

Involuntary Termination Following a Change-in-Control
Pursuant to the Executive Severance and Change-in-Control Plan, Messrs. Goff, Sterin and Casey, and Mmes. Rucker and Warner would each receive thirty additional months coverage under our group medical plan.

Outplacement Services
Involuntary Termination Without Cause or Voluntary Termination with Good Reason
Pursuant to the Executive Severance and Change-in-Control Plan, each NEO would receive outplacement services for up to twelve months commencing after the date of his or her termination.

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Proposal No. 2
Advisory Vote to Approve Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of our named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this Proxy Statement.
As described under “Compensation Discussion and Analysis,” the Compensation Committee, comprised entirely of independent directors, has established executive compensation programs that reward both Company and individual performance. Our Compensation Committee consistently exercises great care and discipline in determining executive compensation and has structured our executive compensation programs to achieve the following key objectives:

•	Reward leaders for delivery of outstanding business results and driving a performance-oriented culture;

•	Promote and sustain exceptional performance over time to generate long-term growth in stockholder value; and

•	Lead in accordance with our guiding principles, which are core values, exceptional people, shared purpose, powerful collaboration and superior execution.
Please read the Compensation Discussion and Analysis beginning on page 27 of this Proxy Statement, which describes in more detail how our executive compensation programs operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative beginning on page 45, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that our compensation programs are effective in achieving our goals and that the compensation of our named executive officers will contribute to our long-term success.
Although this advisory Say-on-Pay Vote is non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.
Our Board of Directors recommends that you vote FOR the approval of the compensation paid to our named executive officers in 2017.

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Audit-Related Matters
Audit Committee Report
Structure and Responsibilities of the Audit Committee
The Board of Directors has the ultimate authority for effective corporate governance, including oversight of our management. The Audit Committee assists the Board in fulfilling its responsibilities by overseeing the accounting and financial reporting processes, the audits of our consolidated financial statements and internal control over financial reporting, the qualifications and performance of our independent registered public accounting firm, and the performance of our internal audit function.
The Audit Committee currently consists of five directors, each of whom our Board has determined to meet the NYSE’s requirements of independence and financial literacy. The Board has also determined that each of Messrs. Chase, Foster and Schumann and Ms. McCarthy qualifies as an “audit committee financial expert,” as defined by the SEC.
The Audit Committee operates under a written charter adopted by the Board of Directors, which is available on our website at www.andeavor.com under the heading “Investors” and the subheading “Corporate Governance.” The charter sets forth the Audit Committee’s responsibilities, which are summarized under “Corporate Governance and Board Matters - Board Leadership and Committees” beginning on page 9. The Committee reviews its charter annually and, when appropriate, makes recommendations for changes to the Board.
The Audit Committee met 12 times during 2017 and met in executive session at 10 of such meetings. Specifically, the Audit Committee:

•
On a quarterly basis, reviewed and discussed with management and the independent registered public accounting firm our earnings releases and quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC;

•
Reviewed and discussed with management, the internal auditor, and the independent registered public accounting firm management’s assessment of, and the independent registered public accounting firm’s opinion about, the effectiveness of our internal control over financial reporting;

•
Reviewed and discussed with management, the internal auditor, and the independent registered public accounting firm, as appropriate, the audit scopes and plans of both the internal audit function and independent registered public accounting firm;

•
Inquired about significant financial risk exposures, assessed the steps management is taking to control these risks, including mitigations and controls designed to limit our exposure to commercial and commodities risks;

•
Met in periodic executive sessions with each of management, the internal auditor, and the independent registered public accounting firm, to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of our financial reporting;

•
Met with the chief financial officer and controller to discuss the processes they have undertaken to evaluate the accuracy and fair presentation of our consolidated financial statements and the effectiveness of our systems of disclosure controls and procedures and internal control over financial reporting;

•	Met with the chief financial officer, chief information officer and controller regarding our technology systems and cyber-security detection and defense measures;

•	Reviewed and assessed the overall adequacy and effectiveness of our legal, regulatory and ethical compliance programs;

•	Reviewed our tax strategies and the implications of tax law changes;

•	Considered specific financing, dividend and stock repurchase actions recommended by management prior to their presentation to the Board for approval;

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•	Received reports about the receipt, retention, and treatment of financial reporting and other compliance concerns;

•	Reviewed with the General Counsel legal and regulatory matters that may have a material impact on the consolidated financial statements or internal control over financial reporting; and

•	Reviewed the performance of our chief financial officer, controller and head of internal audit.
Oversight of Independent Registered Public Accounting Firm
Our management is primarily responsible for our internal control and financial reporting process. Our independent registered public accounting firm, Ernst & Young LLP (“EY”), is responsible for performing an independent audit of our consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of our internal control over financial reporting. The Audit Committee monitors our financial reporting process and reports to the Board on its findings.
The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accounting firm. EY has served as our independent registered public accounting firm since 2008 and reports directly to the Audit Committee. Representatives of EY regularly meet with the Audit Committee without management present. Matters discussed between EY and the Audit Committee include significant accounting policies applied in our financial statements, alternative accounting treatments, and the overall quality of our financial reporting. The Audit Committee has the authority and receives appropriate funding, to obtain advice and assistance from outside legal, accounting or other advisers as it deems appropriate.
The Audit Committee annually reviews the independence, performance, quality control procedures and fees of EY prior to or in connection with the Audit Committee’s determination of whether to retain EY or engage another firm as our independent auditor. The Audit Committee also reviews the scope of and overall plans for the annual audit and approves the terms of EY’s engagement letter. Among other things, our annual evaluation of EY addresses EY’s independence; EY’s historical and recent performance as our independent auditor; the quality, effectiveness and candor of EY’s discussions with the Company and the Audit Committee; the quality, timeliness and clarity of materials presented by EY to the Audit Committee; the accessibility, responsiveness, technical competence, objectivity, efficiency and professionalism of the lead audit partner and other members of the audit team assigned to our account; the familiarity of EY with our operations and industry; external data relating to audit quality and performance, including PCAOB reports on EY and its peer firms; EY’s tenure as our independent auditor; the impact to the Company of changing auditors; and the appropriateness of EY’s fees.
Oversight of Internal Audit and Risk Management
The Audit Committee reviews the plan, scope and results of our internal audit, and evaluates the performance of our chief financial officer, head of internal audit and controller. The Audit Committee meets with our head of internal audit both with and without management to evaluate internal audit findings and performance. The Audit Committee also reviews management’s assessment and management of risk, including major financial risks, as well as our major financial risk exposures and our plans and progress to control these risks.
2017 Actions of the Audit Committee
During 2017, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. Among other things, the Audit Committee:

•	Reviewed and discussed with management and EY our quarterly unaudited consolidated financial statements and annual audited financial statements for the year ended December 31, 2017;

•	Discussed with EY the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);

2018 Proxy Statement | 58

•
Discussed with EY matters related to its independence, and received the written disclosures and the letter from EY required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning the firm’s independence;

•
Discussed with management the processes undertaken to evaluate the accuracy and fair presentation of our consolidated financial statements and the effectiveness of our systems of disclosure controls and procedures and internal control over financial reporting; and

•
Reviewed and discussed with management, the internal auditor, and EY management’s assessment of the effectiveness of our internal control over financial reporting and EY’s opinion about the effectiveness of our internal control over financial reporting.

Based on the reports and discussions described above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the SEC.
The undersigned members of the Audit Committee have submitted this Report to the Board of Directors as of March 2, 2018.
Mary Pat McCarthy, Chair
Rodney F. Chase
Paul L. Foster
William H. Schumann, III
Patrick Y. Yang

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Auditor Fees and Services
EY has served as our independent auditor since 2008. Pursuant to the five-year partner rotation requirement mandated by the Sarbanes-Oxley Act of 2002, EY’s lead engagement partner rotated after completion of the audit for the year ended December 31, 2014, and will rotate again no later than after completion of the audit for the year ended December 31, 2019. The process for selecting the new lead audit partner involved an assessment of many factors, including the candidates’ industry experience, broad-based business judgment, robust dialogue with the Audit Committee, ability to leverage the resources of EY, commitment to continuous improvement, objectivity and independence. The selection process also involved discussions with management regarding each of the candidates and a meeting between the Audit Committee and the final candidate for the role before his appointment. The following table presents fees billed for the years ended December 31, 2017 and 2016, for professional services performed by EY. Note that this does not include fees paid directly by Andeavor Logistics for professional services performed by EY.

	2017	2016
Audit Fees (a)	$6,846,610	$4,100,239
Audit-Related Fees (b)	—	—
Tax Fees (c)	—	27,000
All Other Fees (d)	$2,160	3,821
Total	$6,848,770	$4,131,060

(a)
Audit Fees represent the aggregate fees for professional services rendered by EY in connection with its audits of Andeavor’s consolidated financial statements, including the audits of internal control over financial reporting, reviews of the condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q, statutory audits, regulatory filings, registration statements, comfort letters and accounting consultations. The increase in fees over 2016 was primarily related to additional services performed in connection with our acquisitions of Western Refining, Inc. and Western Refining Logistics, LP.

(b)
Audit-Related Fees represent the aggregate fees for professional services rendered by EY in connection with its audits and related services performed in connection with business dispositions and special reports.

(c)	Tax Fees represent the aggregate fees for tax services rendered by EY for matters such as consultation on income, sales, use and excise tax matters.

(d)	All Other Fees represent the aggregate fees billed by EY for information technology advisory services and a subscription to its web-based accounting and auditing research tool.

In accordance with the Audit Committee charter, all audit and permitted non-audit services performed by EY in 2017 and 2016 were pre-approved by the Audit Committee. The Audit Committee’s pre-approval procedures provide for pre-approval of specifically described audit, audit-related and tax services by the Audit Committee on an annual basis as long as the Audit Committee is informed of each service and the services do not exceed certain pre-established thresholds. The procedures also authorize the Audit Committee to delegate to the Chairman of the Audit Committee pre-approval authorization with respect to audit and permitted non-audit services; any such services that are approved by the Audit Committee Chairman must be presented at the next regularly scheduled meeting of the Audit Committee. The Audit Committee has determined that the relatively small amount of non-audit services rendered by EY (compared to both the overall amount of services rendered by EY to the Company and by EY to all of its customers) is compatible with maintaining EY’s independence.

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Proposal No. 3
Ratification of Appointment of Accounting Firm

The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018. See “Audit-Related Matters – Audit Committee Report” for additional detail regarding the process for this selection. As a matter of good corporate governance, the Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Our Board of Directors recommends that you vote FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

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Transactions with Related Parties
Except for transactions relating to Andeavor Logistics LP and its subsidiaries (described below under “Relationship with Andeavor Logistics”), we did not have any transactions with any related party requiring disclosure during 2017. Our Board has a written related-party transaction policy and procedures that apply to any “interested transaction,” which is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which we are a participant, the aggregate amount involved since the beginning of the last completed fiscal year is or is expected to exceed $100,000, and in which a related party has a direct or indirect material interest. For purposes of the policy, a “related party” includes (1) any person who is or was (since the beginning of the last completed fiscal year), an executive officer, director or nominee for director, (2) any holder of more than 5% of our common stock, and (3) any immediate family member of any of the foregoing.
Our Governance Committee reviews the material facts of all “interested transactions,” and may approve or ratify such transactions, as appropriate. In determining whether to approve or ratify any such transaction, the Governance Committee may consider whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, whether there are valid business reasons to enter into the transaction, whether the transaction would impair the independence of a director or present an improper conflict of interest for any director or executive officer, and any other factors it deems relevant.
The Chair of our Governance Committee has the authority to pre-approve or ratify any related-party transaction in which the aggregate amount involved is expected to be less than $1 million. Any such action by the Chair of our Governance Committee must be reported to our Governance Committee at its next regularly scheduled meeting.
The Governance Committee has reviewed and pre-approved certain categories of transactions under the terms of the policy. Information on transactions subject to pre-approval is maintained by the office of the General Counsel and provided to the Governance Committee for its review at least annually. The types of transactions deemed pre-approved include:

•	employment of executive officers if the compensation is reported in the annual proxy statement or was approved by the Compensation Committee;

•	director compensation;

•
transactions with other companies at which a related party’s only relationship is as an employee (other than an executive officer) if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues;

•
charitable contributions to an organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) if the aggregate amount involved does not exceed the lesser of $1 million or 2% of that organization’s total annual receipts;

•
certain transactions with Tesoro Logistics GP, LLC (the “general partner”), Andeavor Logistics LP (“Andeavor Logistics”) and their subsidiaries (collectively, the “Andeavor Logistics entities”), as described below;

•	transactions where all stockholders receive proportional benefits;

•	transactions involving another public company with a common institutional shareholder;

•	transactions involving competitive bids;

•	regulated transactions; and

•	certain banking-related services.
Pre-approved transactions with the Andeavor Logistics entities include:

•	cash distributions by Andeavor Logistics to its unitholders;

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•	sales of logistics assets by us to the Andeavor Logistics entities if approved by the Board or in certain situations the CEO;

•	pipeline transportation, trucking, terminal distribution, storage and similar services provided by the Andeavor Logistics entities pursuant to long-term, fee-based commercial agreements with us;

•	ongoing performance of the Fourth Amended and Restated Omnibus Agreement, as amended;

•
ongoing performance of the First Amended and Restated Secondment and Logistics Services Agreement or similar agreements under which we provide the Andeavor Logistics entities with certain operational services; and

•	any other transaction between us and the Andeavor Logistics entities for which the annual aggregate amount involved does not exceed $25 million.
Relationship with Andeavor Logistics

We own (directly and through our affiliates) approximately 59% of the interests in Andeavor Logistics LP (“Andeavor Logistics”), including the general partner interest held by our wholly owned indirect subsidiary Tesoro Logistics GP, LLC (the “general partner”). The general partner manages Andeavor Logistics’ operations and activities through its officers and directors. Messrs. Goff and Sterin and Ms. Rucker serve as executive officers of both Andeavor and the general partner. In addition, Messrs. Goff, Sterin, Stevens and Wiley serve as directors of the general partner.

Merger, Purchase and Sale Transactions
Effective October 30, 2017, Andeavor Logistics acquired Western Refining Logistics, LP (“WNRL”) at a purchase price of approximately $1.7 billion (the “WNRL Merger”). WNRL public unitholders received 0.5233 units of Andeavor Logistics for each WNRL unit held while we effectively received 0.4639 units as certain units held by our subsidiaries were canceled in the transaction. The combined effective exchange ratio for the WNRL Merger was 0.4921 units of Andeavor Logistics for every unit of WNRL.

Simultaneously with the closing of the WNRL Merger: (i) the IDRs held by the general partner were canceled, (ii) the general partner interests in Andeavor Logistics held by the general partner were converted into a non-economic general partner interest in Andeavor Logistics, and (iii) we and our affiliates, including the general partner, agreed to increase and extend existing waivers on distributions to us and our affiliates by $60 million to an aggregate of $160 million between 2017 and 2019. As consideration for this transaction, Andeavor Logistics issued the general partner, our wholly owned subsidiary, 78.0 million common units.

On November 8, 2017, Andeavor Logistics acquired logistics assets located in Anacortes, Washington from our subsidiary for total consideration of $445 million.
Distributions
Andeavor Logistics makes cash distributions to its unitholders, including to us as the direct and indirect holder of an aggregate 127,889,386 common units. During 2017, Andeavor Logistics distributed approximately $208.6 million to us with respect to common units and approximately $127.0 million with respect to the general partner interest (including incentive distribution rights). We waived our right to $50 million of distributions related to incentive distribution rights paid in 2017.

In connection with the WNRL Merger, we and our affiliates, including the general partner, agreed to increase and extend existing waivers on distributions to us and our affiliates by $60 million to an aggregate of $160 million between 2017 and 2019.

Prior to the WNRL Merger, WNRL made cash distributions to its unitholders, including to Western Refining, Inc. (“Western Refining”), as the direct and indirect holder of approximately 32,018,847 common units. On August 18, 2017, WNRL distributed to Western Refining, our subsidiary following our acquisition

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of it on June 1, 2017, approximately $15 million with respect to common units and $4 million with respect to incentive distribution rights.
Omnibus Agreement
We are party to a Fourth Amended and Restated Amended Omnibus Agreement (as amended, the “Omnibus Agreement”) with Andeavor Logistics, the general partner, and various of our subsidiaries that addresses, among other things, the following matters:

•
Andeavor Logistics’s obligation to pay us an annual corporate services fee, currently in the amount of approximately $13 million, for the provision by us of certain centralized corporate services, as well as its obligation to reimburse us for all other direct or allocated costs and expenses incurred by us or our affiliates on Andeavor Logistics’s behalf;

•	an agreement from us and our subsidiaries TRMC and Tesoro Alaska Company not to compete with Andeavor Logistics under certain circumstances;

•	Andeavor Logistics’s right of first offer to acquire certain logistics assets from us, and our subsidiaries TRMC and Tesoro Alaska Company LLC;

•
the indemnification obligations of the parties for certain claims, losses and expenses attributable to certain environmental, title, tax and other liabilities relating to assets contributed by us and our subsidiaries to Andeavor Logistics; and

•	the granting of a license from us to Andeavor Logistics with respect to use of the Andeavor name and trademark.

So long as we control the general partner, the Omnibus Agreement will remain in full force and effect unless mutually terminated by the parties. If we cease to control the general partner, either we or the general partner may terminate the Omnibus Agreement, provided that the indemnification obligations of the parties made under the agreement will remain in full force and effect in accordance with their terms.

We charged Andeavor Logistics approximately $203.6 million pursuant to this agreement in 2017. In addition, we reimburse Andeavor Logistics for certain expenses, capital expenditures and deferred charges identified in the Omnibus Agreement related to assets included in acquisitions from us. During 2017 Andeavor Logistics charged us $63.2 million related to expenses, capital expenditures and deferred tank reimbursement charges pursuant to the Omnibus Agreement.

Secondment and Logistics Services Agreement
Our subsidiaries are party to a First Amended and Restated Secondment Agreement among the general partner, our subsidiaries, Tesoro Alaska Company LLC, TRMC and Tesoro Companies, Inc. (Tesoro Alaska Company LLC, TRMC and Tesoro Companies, Inc. collectively the “Andeavor Group”) under which the Andeavor Group provides Andeavor Logistics with certain operational services, such as communications, electricity, software services, security, fire and safety, maintenance and certain environmental services. Andeavor Logistics and its subsidiaries pay the Andeavor Group an annual service fee for services performed by certain of the Andeavor Group’s field-level employees. Additionally, employees of the general partner may be seconded to Andeavor to provide operational and maintenance services related to certain assets, for which Andeavor reimburses the general partner for the associated costs. We charged Andeavor Logistics approximately $28.7 million pursuant to this agreement during 2017, and Andeavor Logistics charged us approximately $7.7 million.

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Western Refining Omnibus and Services Agreements
We acquired Western Refining effective June 1, 2017; thus, the following reflects transactions between Western Refining and its subsidiaries, and WNRL and its subsidiaries, from June 1, 2017 through December 31, 2017.

•
Western Refining Omnibus Agreement – WNRL and Western Refining, and certain of their subsidiaries, were party to an Omnibus Agreement under which Western Refining provided, and WNRL reimbursed Western Refining for, certain general and administrative services, as well as certain other direct or allocated costs and expenses incurred by Western Refining on WNRL’s behalf. Western Refining also agreed to indemnify WNRL for certain environmental and other liabilities, and WNRL agreed to indemnify Western Refining for events and conditions associated with WNRL’s operations and for environmental liabilities related to WNRL’s assets. This agreement was terminated effective November 8, 2017, upon incorporation of the legacy Western Refining entities into the Fourth Amended and Restated Omnibus Agreement between Andeavor and Andeavor Logistics. From June 1, 2017 through December 31, 2017, Western Refining charged WNRL approximately $6.3 million pursuant to this agreement.

•
Operational Services Agreement – WNRL and Western Refining, and certain of their subsidiaries, were party to an Operational Services Agreement under which WNRL reimbursed Western Refining for Western Refining’s provision of certain personnel to provide operational services to WNRL and under WNRL’s supervision in support of its pipelines and gathering assets and terminalling and storage facilities, including routine and emergency maintenance and repair services, routine operational activities, routine administrative services, construction and related services and such other services as WNRL and Western Refining may mutually agree upon from time to time. This agreement was terminated effective as of January 1, 2018, pursuant to a Service Order under the First Amended and Restated Secondment and Logistics Service Agreement between Andeavor and Andeavor Logistics. From June 1, 2017 through December 31, 2017, Western Refining charged WNRL approximately $41.3 million pursuant to this agreement.

•
Shared Services Agreement – On October 30, 2014, Western Refining and its subsidiary, Northern Tier Energy LP, entered into a Shared Services Agreement pursuant to which Western Refining and Northern Tier would provide certain services to each other in support of their operations. On May 4, 2015, Western Refining entered into a Joinder Agreement with WNRL and Northern Tier that joined WNRL as a party to the agreement. Under the Joinder Agreement, WNRL provides certain scheduling and other services in support of Northern Tier’s operations and Northern Tier reimburses WNRL for the costs associated with providing such services. From June 1, 2017 through December 31, 2017, Northern Tier reimbursed WNRL approximately $0.4 million pursuant to this agreement.

Commercial Agreements
We have entered into various long-term, fee-based commercial agreements with Andeavor Logistics under which Andeavor Logistics provides various pipeline transportation, trucking, terminal distribution and storage services to us, and we commit to provide Andeavor Logistics with minimum monthly throughput volumes of crude oil and refined products. Except for our trucking transportation services agreements, the commercial agreements generally have ten year initial terms. We believe the terms and conditions under these agreements, as well as our other agreements with Andeavor Logistics described below, are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services. Descriptions of the services Andeavor Logistics provides us under these commercial agreements and the approximate costs owed to Andeavor Logistics under these categories of agreements in 2017 are:

•	High Plains Pipeline Gathering and Trucking ($86.0 million) – A pipeline transportation services agreement for the gathering and transporting of crude oil on Andeavor Logistics’ High Plains system,

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as well as a crude oil trucking transportation services agreement for trucking related services and storage at the Bakken Area Storage Hub.

•
Belfield Crude Oil Gathering Agreement ($17.1 million) – An agreement under which Andeavor Logistics performs crude oil gathering services for us in the Belfield Area related to the North Dakota and Processing Assets.

•
Terminalling Use, Services and Throughput ($565.6 million) – Agreements for berth access, terminal use and services, storage and throughput at Andeavor Logistics’ marine terminals, storage and marketing terminals and similar facilities, the Master Terminalling Services Agreement, the Martinez Terminalling Services Agreement, the Alaska Terminalling Services Agreement, the Southern California Terminalling Services Agreement and the Anacortes Terminalling Services Agreement, the Anacortes Storage Services Agreement, the Carson Storage Services Agreement, the Kenai Storage Services Agreement, the Martinez Storage Services Agreement, the Anacortes Rail Facility track use and throughput agreement, the Long Beach Berth Access Use and Throughput Agreement, and numerous other agreements.

•
Pipeline Transportation Services ($94.1 million) – Pipeline transportation services agreements for transporting crude oil, refined products and other commodities on Andeavor Logistics’ short-haul pipeline systems in Salt Lake City and Los Angeles, as well as Andeavor Logistics’ pipeline system in the Los Angeles area and a regulated common carrier refined products pipeline system connecting our Kenai refinery to Anchorage.

•
Keep-Whole Commodity Agreement ($88.9 million) – Andeavor Logistics processes gas for certain producers under “keep-whole” processing agreements. Under a keep-whole agreement, a producer transfers title to the natural gas liquids (“NGLs”) produced during gas processing, and the processor, in exchange, delivers to the producer natural gas with a BTU content equivalent to the NGLs removed. The operating margin for these contracts is determined by the spread between NGL sales prices and the price paid to purchase the replacement natural gas (“Shrink Gas”). Andeavor Logistics entered into a five-year agreement with us, which transfers the commodity risk exposure associated with these “keep-whole” processing agreements from Andeavor Logistics to us. Under the Keep-Whole Commodity Agreement, we pay Andeavor Logistics a processing fee for NGLs related to “keep-whole” agreements and deliver Shrink Gas to the producers on Andeavor Logistics’ behalf. Andeavor Logistics pays us a marketing fee in exchange for assuming the commodity risk. Terms and pricing under this agreement are revised each year. The Keep-Whole Commodity Agreement minimizes the impact on Andeavor Logistics of commodity price movement during the annual period subsequent to renegotiation of terms and pricing each year. However, the annual fee Andeavor Logistics charges us could be impacted as a result of any changes in the spread between the natural gas liquids sales prices and the price of natural gas.

•
Pipeline Transportation Tariffs – Andeavor Logistics’ Northwest Products System is a FERC-regulated system and we do not have any contractual agreements with Andeavor Logistics related to the use of the system. However, Andeavor Logistics charged us approximately $11.6 million in pipeline transportation tariffs with respect to the use of such system in 2017.

Western Refining Commercial Agreements
Following are descriptions of the commercial agreements between Western Refining and WNRL. We acquired Western Refining effective June 1, 2017; thus, amounts shown reflect the approximate revenue recognized by WNRL and its subsidiaries from June 1, 2017 through December 31, 2017.

•
WNRL Pipeline and Gathering Services Agreement ($57.0 million) – An agreement to transport crude oil on Andeavor Logistics’ Permian Basin system to our El Paso refinery and on Andeavor Logistics’ Four Corners system to our Gallup refinery. Andeavor Logistics charges us fees for pipeline movements, truck offloading and product storage.

•	WNRL Terminalling, Transportation and Storage Services Agreement (Southwest) ($52.0 million) – A terminalling, transportation and storage services agreement under which Andeavor Logistics, among

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other things, distributes products produced at our refineries, connects our refineries to third-party pipelines and systems and provides fee-based asphalt terminalling and processing services. At Andeavor Logistics’ network of crude oil and refined products terminals and related assets and storage facilities, Andeavor Logistics charges us fees for crude oil, blendstock and refined product storage, shipments into and out of storage and additive and blending services. At Andeavor Logistics’ asphalt plant and terminal in El Paso and its three stand-alone asphalt terminals, Andeavor Logistics charges us fees for asphalt storage, shipments into and out of asphalt storage and asphalt processing and blending.

•
WNRL Terminalling, Transportation and Storage Services Agreement (St. Paul Park) ($28.2 million) – An agreement under which Andeavor Logistics provides product storage services, product throughput services and product additive and blending services at the terminal facilities located at or near our refinery in St. Paul Park, Minnesota.

•
WNRL Wholesale Product Supply Agreement – A product supply agreement, as amended, under which we will supply and Andeavor Logistics will purchase approximately 79,000 bpd of refined products. The price per barrel will be based upon OPIS or Platts indices on the day of delivery. Pricing is subject to annual revision based on mutual agreement between us and Andeavor Logistics. The agreement provides for make-up payments to Andeavor Logistics in any month that Andeavor Logistics’ average margin on non-delivered rack sales is less than a certain amount. During 2017, Andeavor Logistics recorded $0.8 million in revenues related to make-up payments from Western Refining under this agreement.

•
WNRL Fuel Distribution and Supply Agreement ($10.1 million) – A fuel distribution and supply agreement under which we agreed to purchase all of our retail requirements for branded and unbranded motor fuels for its retail and unmanned fleet fueling sites at a price per gallon that is $0.03 above Andeavor Logistics’ cost. We have agreed to purchase a minimum of 21 Mbpd of branded and unbranded motor fuels for our retail and unmanned fleet fueling sites. In any month that we don’t purchase the minimum volume, we will pay Andeavor Logistics $0.03 per gallon shortfall. In any month in which we purchase volumes in excess of the minimum, Andeavor Logistics will pay us $0.03 per gallon over the minimum until the balance of the trailing twelve month shortfall payments is reduced to $0.

•
WNRL Crude Oil Trucking Transportation Services Agreement ($28.4 million) – A ten-year crude oil trucking transportation services agreement, as amended, under which we have agreed to pay a flat rate per mile per barrel plus monthly fuel adjustments and customary applicable surcharges. The rates are subject to adjustment annually based on mutual agreement between us and Andeavor Logistics. We have agreed to contract a minimum of 1.525 million barrels of crude oil to Andeavor Logistics for hauling each month.

•
Asphalt Trucking Transportation Services Agreement ($6.1 million) – An asphalt trucking transportation services agreement under which we have agreed to pay a flat rate per mile per ton, with market adjustments, based on the distance between the applicable pick-up and delivery points, plus monthly fuel adjustments and customary applicable surcharges. The rates are subject to adjustment annually based on mutual agreement between us and Andeavor Logistics. Volumes of asphalt transported pursuant to this agreement will be credited, on a barrel per barrel basis, towards our contract minimum under the crude oil trucking transportation services agreement described above. Under this agreement, we have given Andeavor Logistics the first option to transport all asphalt volumes we transport by truck.

Other Agreements

•	Carson Assets Indemnity Agreement – Andeavor Logistics and TRMC entered into the Carson Assets Indemnity Agreement in connection with the December 2013 acquisition by Andeavor Logistics of

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certain Los Angeles logistics assets. The Carson Assets Indemnity Agreement established indemnification for certain matters including known and unknown environmental liabilities arising out of the use or operation of the Los Angeles Terminal Assets and the Los Angeles Logistics Assets prior to the respective acquisition dates. The agreement also provides for reimbursement from TRMC to Andeavor Logistics for repair and maintenance of the Los Angeles Terminal Assets and the Los Angeles Logistics Assets that are required to comply with current minimum standards under certain regulations. In December 2016, the parties agreed to extend the reimbursement period. During 2017 we incurred approximately $6.4 million related to expenses that were reimbursable to Andeavor Logistics.

•
Carson Renewable Diesel Project – Pursuant to an agreement effective December 31, 2016, Andeavor Logistics will install certain renewable diesel equipment at the Carson products terminals, and we will reimburse Andeavor Logistics for the cost of the project. During 2017, Andeavor Logistics incurred an additional $0.8 million of capital expenditures related to the project and charged us $2.7 million under this agreement.

•
TRMC Crude Oil Purchase – On February 2, 2016, Green River Processing, LLC (GRP), Andeavor Logistics’ wholly owned subsidiary, entered into a master netting arrangement with Ultra Resources, Inc., whereby GRP purchases crude oil on our behalf and nets the amount due to Ultra for the purchase with the receivable due from Ultra for the gathering services provided by GRP. During 2017, GRP sold $26.6 million of crude oil to us at the same price and on the same terms under which GRP purchased it.

•
Belfield Crude Oil Purchase – In connection with Andeavor Logistics’ acquisition of the North Dakota and Processing Assets on January 1, 2017, we entered into an agreement with Andeavor Logistics under which we agreed to purchase the crude oil volumes acquired during the closing of the acquisition. In 2017, we paid $1.2 million to Andeavor Logistics pursuant to this agreement.

•
Butane Sale at Belfield – Effective April 1, 2017, we and Andeavor Logistics entered into a butane sale agreement in the Belfield Area related to the North Dakota and Processing Assets. In 2017, we paid $9.0 million to Andeavor Logistics pursuant to this agreement.

•
Fuel Sales – An arrangement whereby a subsidiary of WNRL sells fuel at the rack to us. For the period from June 1, 2017, the date we acquired Western Refining, through December 31, 2017, we paid WNRL cash for these purchases aggregating $28.2 million.

•
Purchase of Natural Gas – An agreement whereby TRMC, our subsidiary, may purchase a certain volume of natural gas each month based on TRMC’s needs and market conditions. In 2017, we paid $1.5 million to Andeavor Logistics pursuant to this agreement.

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Stock Ownership Information

Security Ownership by Management
The following table shows the number of shares of our common stock beneficially owned as of March 5, 2018, by each director and nominee, the NEOs and our current directors and executive officers as a group. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of our common stock listed and none of the shares of common stock shown are pledged as security. As of March 5, 2018, there were 153,002,812 shares outstanding.

	Aggregate Number of Shares Beneficially Owned		Percent of Total Outstanding Common Stock
Rodney F. Chase	12,323	(a)	*
Paul L. Foster	8,204,859		5.4%
Edward G. Galante	3,872	(a)	*
Gregory J. Goff	764,170	(b)	*
David Lilley	16,823	(c)	*
Mary Pat McCarthy	11,891	(d)	*
J.W. Nokes	34,345	(e)	*
William H. Schumann, III	2,917	(a)	*
Jeff A. Stevens	1,445,999		*
Susan Tomasky	9,663	(f)	*
Michael E. Wiley	41,150	(a)	*
Patrick Y. Yang	5,537	(a)	*
Keith M. Casey	90,070		*
Kim K.W. Rucker	–		*
Steven M. Sterin	36,126		*
Cynthia J. Warner	38,484		*
All Current Directors and Executive Officers as a Group (19 individuals)	10,729,789	(g)	7.0%
* Less than 1% of the shares of common stock outstanding.

(a)	Includes 2,028 restricted stock units that vest within 60 days of March 5, 2018.

(b)	Includes 151,513 exercisable options to acquire common stock and 620 shares held under the Andeavor 401(k) Plan.

(c)	Includes 3,717 restricted stock units that vest either within 60 days of March 5, 2018 or upon the director’s retirement from service on the board of directors.

(d)	Includes 11,052 restricted stock units that vest either within 60 days of March 5, 2018 or upon the director’s retirement from service on the board of directors.

(e)	Includes 6,174 restricted stock units that vest either within 60 days of March 5, 2018 or upon the director’s retirement from service on the board of directors.

(f)	Includes 4,063 restricted stock units that vest either within 60 days of March 5, 2018 or upon the director’s retirement from service on the board of directors.

(g)	In addition to the 151,513 options referenced above, includes an aggregate of 1,025 shares held under the Andeavor 401(k) Plan.

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Ownership of Andeavor Logistics Common Units
The following table shows the number of common units of Andeavor Logistics beneficially owned by each director and nominee, the NEOs and our current directors and officers as a group, as reported to us as of March 5, 2018. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the units listed. As of March 5, 2018, there were 217,170,024 common units outstanding (including 127,889,386 common units held by Andeavor and its affiliates).

	Aggregate Number of Andeavor Logistics Common Units Beneficially Owned	Percent of Total Outstanding Common Units
Rodney F. Chase	–
Paul L. Foster	421,599	*
Edward G. Galante	1,180	*
Gregory J. Goff	131,480	*
David Lilley	–
Mary Pat McCarthy	–
J.W. Nokes	–
William H. Schumann, III	1,475	*
Jeff A. Stevens	317,226	*
Susan Tomasky	–
Michael E. Wiley	1,400	*
Patrick Y. Yang	–
Steven M. Sterin	16,391	*
Keith M. Casey	6,674	*
Kim K.W. Rucker	–
Cynthia J. Warner	–
All Current Directors and Executive Officers as a Group (19 individuals)	897,425	*
*    Less than 1% of the common units outstanding.

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Security Ownership by Certain Beneficial Owners
The following table sets forth information from filings made with the SEC as to each person or group who as of March 5, 2018 beneficially owned more than 5% of the outstanding shares of our common stock.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Class (a)
The Vanguard Group, Inc. (b) 100 Vanguard Blvd. Malvern, PA 19355	15,802,223	10.3%
BlackRock, Inc. (c) 55 East 52nd Street New York, NY 10055	10,790,398	7.1%
Boston Partners (d) One Beacon Street 30th FL Boston, MA 02108	9,597,764	6.3%
Paul L. Foster (e) 123 W. Mills Avenue, Suite 600 El Paso, Texas 79901	8,206,634	5.4%
State Street Corporation (f) State Street Financial Center One Lincoln Street Boston, MA 02111	8,066,083	5.3%

(a)	Based on 153,002,812 shares outstanding as of March 5, 2018.

(b)
According to Schedule 13G/A filed with the SEC on February 12, 2018, The Vanguard Group, Inc. has sole voting power with regard to 207,157 shares of our common stock, shared voting power with regard to 28,137 shares of our common stock, sole dispositive power with regard to 15,570,945 shares of our common stock and shared dispositive power with regard to 231,278 shares of our common stock.

(c)
According to Schedule 13G filed with the SEC on January 29, 2018, BlackRock, Inc. has sole voting power with regard to 9,254,305 shares of our common stock and sole dispositive power with regard to 10,790,398 shares of our common stock.

(d)
According to Schedule 13G filed with the SEC on February 13, 2018, Boston Partners has sole voting power with regard to 7,875,240 shares of our common stock and sole dispositive power with regard to 9,597,764 shares of our common stock.

(e)
Mr. Foster has sole voting power with regard to 1,406,447 shares of our common stock, shared voting power with regard to 6,800,187 shares of our common stock, sole dispositive power with regard to 1,406,447 shares of our common stock and shared dispositive power with regard to 6,800,187 shares of our common stock.

(f)
According to Schedule 13G filed with the SEC on February 13, 2018, State Street Corporation and certain of its direct and indirect subsidiaries have shared voting power and shared dispositive power with respect to 8,066,083 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our voting stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock or other equity securities. Based on a review of those forms provided to us and any written representations, we believe that during the year ended December 31, 2017, our directors, executive officers and holders of more than 10% of our voting stock filed the required reports on a timely basis under Section 16(a), except for a Form 3 for Michael J. Morrison, which underreported Mr. Morrison’s holdings due to an administrative error.

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2019 Stockholder Proposals
Director Nominations and Stockholder Proposals Submitted for Inclusion in our 2019 Proxy Statement:
For a stockholder proposal to be considered for inclusion in our proxy statement for the 2019 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8, the Corporate Secretary must receive the written proposal at our principal executive offices no later than the close of business on November 15, 2018. Such proposals also must comply with the requirements of Rule 14a-8.
Eligible stockholders may nominate a candidate for election to the Board for inclusion in our proxy statement for the 2019 Annual Meeting of Stockholders in accordance with the “proxy access” provisions of our Bylaws. Stockholder nominations for director submitted for inclusion in our 2019 Proxy Statement must be received in writing by our Corporate Secretary no earlier than October 16, 2018, and not later than the close of business on November 15, 2018, and must otherwise comply with all of the requirements of the Bylaws.
Proposals and “proxy access” director nominations should be addressed to:
Corporate Secretary
Andeavor
19100 Ridgewood Parkway
San Antonio, Texas 78259
Director Nominations and Stockholder Proposals Not Submitted for Inclusion in our 2019 Proxy Statement:
Our Bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present directly at an annual meeting. Under our Bylaws, notice of such nomination or stockholder proposal for the 2019 Annual Meeting of Stockholders must be delivered to the Corporate Secretary at the above address not earlier than January 4, 2019, and not later than the close of business on February 4, 2019.
If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of our annual meeting for the prior year, then the notice of a nomination or stockholder proposal must be delivered no earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such meeting, the 10th day after the first public announcement of the meeting date.
All nominations and stockholder proposals submitted under our Bylaws must comply with the requirements of the Bylaws. The presiding officer of the Annual Meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with our Bylaws.

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Proposal No. 4
Approve the Andeavor 2018 Long-Term Incentive Plan
Overview
On March 2, 2018, the Board unanimously adopted and approved the adoption of our new Andeavor 2018 Long-Term Incentive Plan (the “2018 Plan”), and is submitting the 2018 Plan to stockholders for their adoption and approval at the 2018 Annual Meeting. The Board believes our interests are best advanced by stimulating the efforts of employees, officers and nonemployee directors, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to our success and progress. The 2018 Plan allows grants of incentive and nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, any of which may be performance-based, and for incentive bonuses. The Board has adopted and approved the 2018 Plan to permit us to continue to use stock-based compensation to align stockholder and participant interests and to motivate participants providing services to us.
Our stock-based compensation program is currently operated under the Andeavor Amended and Restated 2011 Long-Term Incentive Plan (the “Amended 2011 Plan”), as approved by our stockholders at our 2013 Annual Meeting. Upon approval of the 2018 Plan by stockholders, the Amended 2011 Plan will be frozen with respect to new awards effective as of the date of our 2018 Annual Meeting. As such, if the 2018 Plan is approved by stockholders, no further awards will be made under the Amended 2011 Plan after the date of the 2018 Annual Meeting.
Why You Should Vote For the 2018 Plan
The Board recommends that our stockholders approve the 2018 Plan because it believes our ability to grant equity-based awards continues to be crucial in allowing us to effectively compete for and appropriately motivate and reward key talent. It is in our and our stockholders’ long-term interest to provide additional incentive for eligible participants to improve financial performance, increase profits and strengthen the mutuality of interest between those persons and our stockholders through equity based awards and other incentives.
Our Board of Directors recommends that you vote FOR the Andeavor 2018 Long-Term Incentive Plan.
Promotion of Good Corporate Governance Practices
The Board believes the use of stock-based incentive awards promotes best practices in corporate governance by aligning participant’s interests with maximizing stockholder value. Specific features of the 2018 Plan that are consistent with good corporate governance practices include, but are not limited to:

•	options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date;

•
there can be no repricing of options or stock appreciation rights without stockholder approval, either by canceling the award in exchange for cash or a replacement award at a lower price or by reducing the exercise price of the award, other than in connection with a change in our capitalization;

•	minimum one (1) year vesting period for all awards, subject to a carve out for 5% of the shares available under the 2018 Plan that may be granted without regard to the one-year minimum vesting period;

•	in no event will dividends or dividend equivalents be currently payable with respect to unvested or unearned performance awards;

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•
awards generally may not be transferred except by will or the laws of descent and distribution or, if approved by the administrator, to certain family members, family trusts, or family partnerships pursuant to a gift or domestic relations order; and

•
we have the authority under the 2018 Plan to cancel outstanding awards (vested or unvested) in the event the applicable plan participant engages in certain “acts of misconduct,” which is defined in the 2018 Plan to include engaging in any type of disloyalty to us and materially breaching confidentiality and noncompetition covenants with us.

Key Data
The following table includes information regarding all of our outstanding equity awards and shares available for future awards under our equity plans and equity award agreements as of March 5, 2018 (and without giving effect to this Proposal No. 4):

Total shares underlying all outstanding options	179,613
Weighted average exercise price of outstanding options	13.65
Weighted average remaining contractual life of outstanding options	2.20 years
Total shares underlying all outstanding and unvested time-based restricted stock and restricted stock unit awards	129,417
Total shares underlying outstanding unearned performance-based restricted stock and restricted stock unit awards (assuming a maximum payout) (a)	2,954,494
Total shares currently available for grant (assuming a maximum payout for performance-based awards) (a)	1,990,226

(a)	Includes performance-based MSUs and PSAs and reflects the number of MSUs and PSAs that would vest assuming maximum achievement of all performance goals.
2018 Plan Summary
The following summary of the material terms of the 2018 Plan are qualified in their entirety by reference to the complete statement of the 2018 Plan, which is set forth in Appendix A to this Proxy Statement.
Administration
The 2018 Plan will be administered by the Compensation Committee of the Board. Subject to the express provisions of the 2018 Plan, the administrator is authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of the 2018 Plan. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the 2018 Plan to one or more of our officers or employees, and/or to one or more agents.
Participants
Any person who is an officer or employee of the Company or of any subsidiary will be eligible for selection by the administrator for the grant of awards under the 2018 Plan. In addition, nonemployee directors will be eligible for the grant of awards under the 2018 Plan as determined by the administrator. Options intending to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Code may only be granted to employees of the Company or any subsidiary. Approximately 14,300 employees and eleven non-employee directors currently qualify to participate in the 2018 Plan.
Shares Subject to the Plan and to Awards
The aggregate number of shares of our common stock issuable pursuant to the 2018 Plan shall not exceed 1,850,000, plus (i) any shares that, as of the date of the 2018 Annual Meeting, remain available for issuance pursuant to future awards under the Amended 2011 Plan, and (ii) any shares subject to outstanding awards under the Amended and Restated 2006 Long-Term Incentive Plan and the Amended 2011 Plan as of the date of the 2018 Annual Meeting that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent

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they are exercised for or settled in vested and nonforfeitable shares). The aggregate number of shares available for grant under the 2018 Plan and the number of shares subject to outstanding awards shall be subject to adjustment upon a change in our capitalization. The shares issued pursuant to awards granted under the 2018 Plan may be shares that are authorized and unissued or shares that were reacquired by us, including shares purchased in the open market.
As of March 5, 2018, there were 3,464,094 shares remained available for grant under future awards that could be granted under the Amended 2011 Plan (assuming that performance-based awards are paid out at target amounts). If the 2018 Plan is approved by stockholders, these 3,464,094 shares will cease to be available for issuance under the Amended 2011 Plan upon stockholder approval of the 2018 Plan and will become available for issuance under the 2018 Plan. As such, if the 2018 Plan is approved by stockholders, approximately 5,314,094 shares will initially be available for awards under the 2018 Plan.
The aggregate number of shares issued under the 2018 Plan at any time will equal only the number of shares actually issued upon exercise or settlement of an award. The aggregate number of shares available for awards under the 2018 Plan will not be reduced by (i) shares subject to awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) shares subject to awards that have been retained or withheld in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award, or (iii) shares subject to awards that otherwise do not result in the issuance of shares in connection with payment or settlement thereof. In addition, shares that are delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an award will be available for awards under the 2018 Plan.
The aggregate number of shares subject to awards granted under the 2018 Plan during any calendar year to any one participant will not exceed 500,000, which number will be subject in each case to possible adjustment upon a change in our capitalization. The aggregate number of shares that may be issued pursuant to the exercise of ISOs granted under the 2018 Plan will not exceed 1,850,000 which number shall be subject in each case to possible adjustment upon a change in our capitalization. The maximum cash amount payable pursuant to an incentive bonus earned for any twelve-month period to any participant under the 2018 Plan will not exceed $10,000,000.
The aggregate dollar value of equity-based awards (based on the grant date fair value of such awards) that may be granted under the 2018 Plan during any calendar year to any one nonemployee director will not exceed $250,000; provided, however, that in any calendar year in which a nonemployee director first joins the Board or is designated as Chairman of the Board or Lead Director, the maximum number of shares subject to awards granted to the participant may be up to $500,000 and the foregoing limits will not count any tandem stock appreciation rights.
Substitute awards (awards granted in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by us or with which we combine) will not reduce the shares authorized for issuance under the 2018 Plan or authorized for grant to a participant in any calendar year. Additionally, in the event that a company acquired by us, or with which we combine, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the 2018 Plan and will not reduce the shares authorized for issuance under the 2018 Plan.
Option Awards
The administrator will establish the exercise price per share under each option, which, other than in the event of options granted in connection with a merger or other acquisition, will not be less than the fair market value of a share on the date the option is granted. The administrator will establish the term of each option, which in no case may exceed a period of ten (10) years from the date of grant ; provided, however, the term of an option (other than an ISO) will be automatically extended if, at the time of its

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scheduled expiration, the applicable participant is prohibited by law or the Company’s insider trading policy from exercising the option, which extension shall expire on the thirtieth (30th) day following the date such prohibition no longer applies. Options granted under the 2018 Plan may either be ISOs or options which are not intended to qualify as ISOs, or nonqualified stock options (“NQSOs”). Other than in connection with a change in our capitalization, at any time when the exercise price of an option is above the fair market value of a share, we will not, without stockholder approval, cancel and re-grant such option, exchange such option for cash or a new award or otherwise reprice such option.
Stock Appreciation Rights
A stock appreciation right provides the right to the monetary equivalent of the increase in value of a specified number of the shares over a specified period of time after the right is granted. Stock appreciation rights may be granted to participants either in tandem with or as a component of other awards granted under the 2018 Plan (“tandem SARs”) or not in conjunction with other awards (“freestanding SARs”). All freestanding SARs will be granted subject to the same terms and conditions applicable to options as set forth above and in the 2018 Plan and all tandem SARs will have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the award to which they relate. Other than in connection with a change in our capitalization, at any time when the exercise price of a stock appreciation right is above the fair market value of a share, we will not, without stockholder approval, cancel and re-grant such stock appreciation right, exchange such stock appreciation right for cash or a new award or otherwise reprice such stock appreciation right.
Restricted Stock and Restricted Stock Units
Restricted stock is an award or issuance of shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate. Restricted stock units are awards denominated in units of shares under which the issuance of shares is subject to conditions (including continued employment or performance conditions) and terms as the administrator deems appropriate.
Participants holding shares of restricted stock granted under the 2018 Plan may exercise full voting rights with respect to those shares during the period of restriction, unless determined otherwise by the administrator. Participants will have no voting rights with respect to shares underlying restricted stock units unless and until such shares are reflected as issued and outstanding shares on our stock ledger. Participants in whose name an award of restricted stock and/or restricted stock units is granted will be entitled to receive all dividends and other distributions paid with respect to the shares underlying such award, unless determined otherwise by the administrator. The administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares or will be payable in cash; provided that such additional shares and/or cash will be subject to the same restrictions and vesting conditions as the award with respect to which they were distributed. Notwithstanding anything herein to the contrary, in no event will dividends or dividend equivalents be currently payable with respect to unvested or unearned restricted stock or restricted stock units.
Incentive Bonuses
Each incentive bonus will confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year. The administrator will establish the performance criteria and level of achievement versus these criteria that will determine the threshold, target and maximum amount payable under an incentive bonus, which criteria may be based on financial performance and/or personal performance evaluations.
Deferral of Gains
The administrator may, in an award agreement or otherwise, provide for the deferred delivery of shares upon settlement, vesting or other events with respect to restricted stock or restricted stock units, or in payment or satisfaction of an incentive bonus.

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Qualifying Performance Criteria
The administrator may establish performance criteria and level of achievement versus such criteria that will determine the number of shares, units or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on one or more of the following performance criteria, or derivations of such performance criteria or other standards of financial performance and/or personal performance evaluations, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) earning (including earnings before interest and taxes, which is referred to as EBIT, and earnings before interest, taxes, depreciation and amortization, which is referred to as EBITDA) or earnings per share, (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) NSR and/or total backlog, (xxi) days sales outstanding, (xxii) customer service, (xxiii) operational safety, reliability and/or efficiency; (xxiv) environmental incidents; (xxv) personal safety; (xxvi) cost management; (xxvii) growth and productivity metrics; or (xxviii) synergies related to acquisitions or major capital projects or (xxix) such other performance criteria as may be determined by the administrator from time to time.
Settlement of Awards
Awards may be settled in shares, cash or a combination thereof, as determined by the administrator.
Minimum Vesting Provisions
Awards granted under the 2018 Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the administrator may provide that awards become exercisable, vest or settle prior to such date in the event of the participant’s death or disability or in connection with a change in control. Notwithstanding the foregoing, up to 5% of the maximum aggregate number of shares authorized for issuance under the 2018 Plan may be issued pursuant to awards subject to any, or no, vesting conditions, as the administrator determines appropriate.
Agreement to Repayment of Incentive Compensation When Required Under Federal Law
To the extent any policy adopted by the New York Stock Exchange (or any other exchange on which the securities of the Company are listed) pursuant to Section 10D of the Securities Exchange Act of 1934 requires the repayment of incentive-based compensation received by a participant, whether paid pursuant to an award granted under the 2018 Plan or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Company, by accepting an award under the 2018 Plan, the participant agrees to the repayment of such amounts to the extent required by such policy and applicable law.
Amendment and Termination
The Board may amend, alter or discontinue the 2018 Plan, and the administrator may amend or alter any agreement or other document evidencing an award made under the 2018 Plan, except no such amendment may, without the approval of our stockholders (other than in respect of a change in our capitalization), amend the 2018 Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements.
No amendment or alteration to the 2018 Plan or an award or award agreement may be made which would impair the rights of the holder of an award, without such holder’s consent, provided that no such consent will be required if the administrator determines in its sole discretion and prior to the date of any

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change-in-control that such amendment or alteration either is required or advisable in order for the Company, the 2018 Plan or the award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.
Change-in-Control
Unless otherwise expressly provided in the award agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a change-in-control, the administrator may provide that any or all of the following will occur upon a participant’s termination of employment within 24 months following a change-in-control: (i) in the case of an option or stock appreciation right, the participant will have the ability to exercise any portion of the option or stock appreciation right not previously exercisable, (ii) in the case of a performance award or incentive bonus, the participant will have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the administrator prior to the change-in-control, and (iii) in the case of shares issued in payment of an incentive bonus, and/or in the case of outstanding restricted stock and/or restricted stock units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse. Notwithstanding anything else in the 2018 Plan to the contrary, in the event of a change-in-control in which the acquiring or surviving company in the transaction does not assume or continue outstanding awards upon the change-in-control, immediately prior to the change-in-control, all awards that are not assumed or continued will be treated as follows effective immediately prior to the change-in-control: (a) in the case of an option or stock appreciation right, the participant will have the ability to exercise such option or stock appreciation right, including any portion of the option or stock appreciation right not previously exercisable, (b) in the case of a performance award or incentive bonus, the participant will have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the administrator prior to the change-in-control, and (c) in the case of shares issued in payment of an incentive bonus, and/or in the case of outstanding restricted stock and/or restricted stock units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such award will immediately lapse.
Adjustments
The number and kind of shares available for issuance under the 2018 Plan (including under any awards then outstanding), and the number and kind of shares subject to the individual limits set forth in the 2018 Plan, will be equitably adjusted by the administrator as it determines appropriate to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of the Company outstanding. Such adjustment will be designed to comply with Sections 409A and 424 of the Code or, except as otherwise expressly provided in the 2018 Plan, may be designed to treat the shares available under the 2018 Plan and subject to awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such shares to reflect a deemed reinvestment in shares of the amount distributed to our stockholders. The terms of any outstanding award will also be equitably adjusted by the administrator as to price, number or kind of shares subject to such award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different awards or different types of awards.
Transferability
Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a participant other than by will or the laws of descent and distribution, and each option or stock appreciation right may be exercisable only by the participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the administrator, the person to whom an award is initially granted may make certain limited transfers to certain family members, family trusts, or family partnerships.

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No Right to Company Employment
Nothing in the 2018 Plan or an award agreement will interfere with or limit in any way our right, our subsidiaries and/or our affiliates’ right to terminate any participant’s employment, service on the Board or service for us at any time or for any reason not prohibited by law, nor will the 2018 Plan or an award itself confer upon any participant any right to continue his or her employment or service for any specified period of time. Neither an award nor any benefits arising under the 2018 Plan will constitute an employment contract with us, any subsidiary and/or any affiliates.
Compliance with Law
The 2018 Plan, the grant, issuance, vesting, exercise and settlement of awards thereunder, and our obligation to sell, issue or deliver shares under such awards, will be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. We will not be required to issue or deliver any certificates for shares prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which we will, in our sole discretion, determine to be necessary or advisable.
Effective Date and Termination of the 2018 Plan
The 2018 Plan was adopted by the Board on March 2, 2018. The 2018 Plan will become effective upon approval by our stockholders. The 2018 Plan will remain available for the grant of awards until March 1, 2028.
Federal Income Tax Treatment
The following discussion of the federal income tax consequences of the 2018 Plan is intended to be a summary of applicable federal law as currently in effect. It should not be taken as tax advice by 2018 Plan participants, who are urged to consult their individual tax advisors.
Stock Options
ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.
An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the optionee will recognize both ordinary income and capital gain in the year of disposition. We are not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, we will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.
In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. We do not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO described below.
An optionee is not taxed on the grant of an NQSO. On exercise, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. We are entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. The optionee’s gain (or loss) on subsequent disposition

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of the shares is long term capital gain (or loss) if the shares are held for at least one year following exercise. We do not receive a deduction for this gain.
Stock Appreciation Rights
An optionee is not taxed on the grant of a stock appreciation right. On exercise, the optionee recognizes ordinary income equal to the cash or the fair market value of any shares received. We are entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income.
Restricted Stock and Restricted Stock Units
Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant. When the award vests or is paid, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and we will receive a corresponding deduction. However, no later than 30 days after a participant receives an award of restricted stock, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the shares at the time of receipt. Provided that the election is made in a timely manner, when the restrictions on the shares lapse, the participant will not recognize any additional income. If the participant forfeits the shares to us (e.g., upon the participant’s termination prior to vesting), the participant may not claim a deduction with respect to the income recognized as a result of the election. Dividends paid with respect to unvested shares of restricted stock generally will be taxable as ordinary income to the participant at the time the dividends are received.
Incentive Bonuses
A participant will have taxable income at the time an incentive bonus award becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.
Company Deduction and Code Section 162(m)
The Amended 2011 LTIP was originally designed to allow us to provide “performance-based compensation” that was tax deductible without regard to the limits of Section 162(m) of the Internal Revenue Code and the regulations thereunder (Section 162(m)). However, the performance-based compensation exception under Section 162(m) was eliminated by the Tax Cuts and Jobs Act of 2017. As such, beginning in 2018, compensation payable, including under the 2018 Plan, to any covered employee as defined under Section 162(m) as amended (which generally include all of named executive officers, including the chief financial officer) in excess of $1,000,000 in any calendar year will not be deductible by us and our subsidiaries. The Compensation Committee may nonetheless grant compensation that is not deductible to the extent it determines appropriate.
New Plan Benefits
The benefits that will be awarded or paid under the 2018 Plan are not currently determinable. Such awards are within the discretion of the Compensation Committee, and the Compensation Committee has not determined future awards or who might receive them. Information about awards granted in fiscal year 2017 under the Amended 2011 Plan to our NEOs can be found in the table under the heading “Grants of Plan-Based Awards in 2017” on page 46 of this Proxy Statement. As of March 5, 2018, the closing price of a share of our common stock was $94.45.

Our Board of Directors recommends that you vote FOR the Andeavor 2018 Long-Term Incentive Plan.

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Appendix A
Andeavor 2018 Long-Term Incentive Plan

1.	Purpose
The purpose of the Andeavor 2018 Long-Term Incentive Plan (the “Plan”) is to advance the interests of Andeavor (the “Company”) by stimulating the efforts of employees, officers, non-employee directors and other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue working toward and contributing to the success and progress of the Company. The Plan supersedes the Company’s existing Amended and Restated 2011 Long-Term Incentive Plan with respect to future awards, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator.

2.	Definitions
As used in the Plan, the following terms shall have the meanings set forth below:
(a)“2006 LTIP” means the Company’s Amended and Restated 2006 Long-Term Incentive Plan.
(b)“2011 LTIP” means the Company’s Amended and Restated 2011 Long-Term Incentive Plan.
(c) “Administrator” means the Administrator of the Plan in accordance with Section 18.
(d)“Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.
(e)“Award Agreement” means a written or electronic agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices, memoranda or similar instruments as approved by the Administrator.
(f)“Board” means the board of directors of the Company.
(g)“Cause” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company and the applicable Participant, a finding by the Administrator that a Participant, before or after his or her Termination of Employment (i) committed fraud, embezzlement, theft, felony or an act of dishonesty in the course of his employment by the Company or an affiliate which conduct damaged the Company or an affiliate or (ii) disclosed trade secrets of the Company or an affiliate. The findings and decision of the Administrator with respect to such matter, including those regarding the acts of the Participant and the damage done to the Company, will be final for all purposes. No decision of the Administrator, however, will affect the finality of the discharge of the individual by the Company or an affiliate.
(h)“Change in Control” means (i) there shall be consummated (A) any consolidation or merger of Company in which Company is not the continuing or surviving corporation or pursuant to which

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shares of Company’s common stock would be converted into cash, securities or other property, other than a merger of Company where a majority of the board of directors of the surviving corporation are, and for a one-year period after the merger continue to be, persons who were directors of Company immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were directors of Company immediately prior to the merger, or (B) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Company, or (ii) the shareholders of Company shall approve any plan or proposal for the liquidation or dissolution of Company, or (iii) (A) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934), other than Company or a Subsidiary thereof or any employee benefit plan sponsored by Company or a Subsidiary thereof, shall become the beneficial owner (within the meaning of Rule 13c-3 under the Securities Exchange Act of 1934) of securities of Company representing thirty-five percent (35%) or more of the combined voting power of Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of one-year thereafter, individuals who immediately prior to the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless election or the nomination by the Board for election by Company’s shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.
(i)“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.
(j)“Company” means Andeavor, a Delaware corporation.
(k)“Disability” means, as determined by the Administrator in its discretion exercised in good faith, a physical or mental condition of a Participant that would entitle him or her to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that a Participant is not covered, for whatever reason under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code. A determination of Disability may be made by a physician selected or approved by the Administrator and, in this respect, Participants shall submit to an examination by such physician upon request by the Administrator.
(l)“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.
(m)“Fair Market Value” means, as of any given date, the closing sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Shares on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed or on an inter-dealer quotation system, in any case, as reported in such source as the Administrator shall select. If there is no regular public trading market for the Shares, the Fair Market Value of the Shares shall be determined by the Administrator in good faith and in compliance with Section 409A of the Code.
(n)“Incentive Bonus” means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of enumerated performance criteria.
(o)“Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

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(p)“Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.
(q)“Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(r)“Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.
(s)“Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.
(t)“Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more performance criteria pursuant to Section 13.
(u)“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).
(v)“Plan” means the Andeavor 2018 Long-Term Incentive Plan as set forth herein and as amended from time to time.
(w)“Restricted Stock” means Shares granted pursuant to Section 8 of the Plan.
(x)“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.
(y)“Retirement” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company and the applicable Participant, (i) for employees: retirement from active employment with the Company and its Subsidiaries: (A) at or after age 55 with 5 years of service recognized by the Company or (B)  at or after age 50 with 80 points (with points meaning the sum of the Participant’s age and years of service recognized by the Company at the time of retirement), and (ii) for Nonemployee Directors: retirement from active service with the Company after having served as a Nonemployee Director for at least an aggregate of three full years (excluding any service while a full-time employee of the Company). The determination of the Administrator as to an individual’s Retirement shall be conclusive on all parties.
(z)“Share” means a share of the Company’s common stock, $0.16 2/3 par value per share (or such other par value as may be designated by act of the Company’s stockholders), subject to adjustment as provided in Section 12.
(aa)“Stock Appreciation Right” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.
(ab)“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

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(ac)“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
(ad)“Termination of Employment” means ceasing to serve as an employee of the Company and its Subsidiaries or, with respect to a Nonemployee Director or other service provider, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine that a leave of absence or employment on a less than full-time basis is considered a “Termination of Employment,” (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “Termination of Employment,” (iii) service as a member of the Board shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee of the Company or a Subsidiary shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board or other service provider. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a Termination of Employment with the Company and its Subsidiaries for purposes of any affected Participant’s Awards, and the Administrator’s decision shall be final and binding.

3.	Eligibility
Any person who is an officer or employee (including any director who is also an employee, in his or her capacity as such) of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. To the extent provided by Section 5(d), any Nonemployee Director shall be eligible for the grant of Awards hereunder as determined by the Administrator. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator.

4.	Effective Date and Termination of Plan
This Plan was originally adopted by the Board on March 2, 2018 (the “Effective Date”), subject to approval by the Company’s stockholders. The Plan shall remain available for the grant of Awards until March 2, 2028. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5.	Shares Subject to the Plan and to Awards
(a)Aggregate Limits. The aggregate number of Shares issuable pursuant to all Awards under this Plan shall not exceed 1,850,000, plus (i) any Shares that, as of the date of shareholder approval the Plan, remain available for issuance pursuant to future awards under the 2011 LTIP, and (ii) any Shares subject to outstanding awards under the 2006 LTIP or 2011 LTIP that on or after the date of shareholder approval the Plan cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.
(b)Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award under this Plan. The aggregate number of Shares available for Awards under this

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Plan at any time shall not be reduced by (i) Shares subject to Awards that have been terminated, expired unexercised, forfeited or settled in cash, (ii) Shares subject to Awards that have been retained or withheld by the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award, or (iii) Shares subject to Awards that otherwise do not result in the issuance of Shares in connection with payment or settlement thereof. In addition, Shares that have been delivered (either actually or by attestation) to the Company in payment or satisfaction of the exercise price, purchase price or tax withholding obligation of an Award shall be available for Awards under this Plan.
(c)Tax Code Limits. The aggregate number of Shares subject to Awards granted under this Plan during any calendar year to any one Participant shall not exceed 500,000, which number shall be calculated and adjusted pursuant to Section 12, but which number shall not count any tandem SARs (as defined in Section 7). The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 1,850,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The maximum cash amount payable pursuant to an Incentive Bonus earned for any 12-month period to any Participant under this Plan shall not exceed $10,000,000.
(d)Director Awards. The aggregate dollar value of equity-based Awards (based on the grant date fair value of such Awards) granted under this Plan during any calendar year to any one Nonemployee Director shall not exceed $250,000; provided, however, that in any calendar year in which a Nonemployee Director first joins the Board of Directors or is designated as Chairman of the Board of Directors or Lead Director, the maximum number of shares subject to Awards granted to the Participant may be up to $500,000 and the foregoing limits shall not count any tandem SARs (as defined in Section 7).
(e)Substitute Awards. Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employees, directors or other service providers of such acquired or combined company before such acquisition or combination.

6.	Options
(a)Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Option hereunder until said Shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.
(b)Price. The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the market price of the Shares on the date such Option is

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granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition that satisfies the requirements of (i) Section 409A of the Code, if such options held by such optionees are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code, and (ii) Section 424(a) of the Code, if such options held by such optionees are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares otherwise deliverable upon exercise.
(c)No Repricing without Stockholder Approval. Other than in connection with a change in the Company’s capitalization (as described in Section 12), the Company shall not, without stockholder approval, reduce the exercise price of an Option and, at any time when the exercise price of an Option is above the Fair Market Value of a Share, the Company shall not, without stockholder approval (except in the case of a change in control), cancel and re grant such Option, exchange such Option for cash or a new Award or otherwise reprice such Option.
(d)Provisions Applicable to Options. The date on which Options become exercisable shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. The Administrator shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant; provided, however, the term of an Option (other than an Incentive Stock Option) shall be automatically extended if, at the time of its scheduled expiration, the Participant holding such Option is prohibited by law or the Company’s insider trading policy from exercising the Option, which extension shall expire on the thirtieth (30th) day following the date such prohibition no longer applies. All Options granted shall be subject to Section 18(e).
(e)Termination of Employment: Unless an Option earlier expires upon the expiration date established pursuant to Section 6(d), upon the Participant’s Termination of Employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise (either in an Award Agreement or otherwise):
(i)General. In general, any portion of any Option that is not vested as of the date of a Participant’s Termination of Employment shall be forfeited and returned to the Company; provided, however, that, subject to the limits imposed by Section 18 hereof, the Administrator may, in its sole discretion, in the event of a Participant’s retirement or involuntary Termination of Employment as the result of a reduction in force program (as approved by the Administrator in its sole discretion), provide for accelerated vesting of unvested Options upon such terms and the Administrator deems advisable (either in an Award Agreement or otherwise).
(ii)Death. Upon the death of a Participant while in the employ of the Company or any Subsidiary or while serving as a member of the Board, the Participant’s Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the period ending on the earlier of the date that is one (1) year after the date of the Participant’s death or the date the Option would otherwise terminate, but only to the extent that the Options are exercisable as of the date of the Participant’s death. Any and all Options that are not exercised during such period shall terminate as of the end of such period.
If a Participant should die following his or her Termination of Employment, any Options that remain outstanding on the date of the Participant’s death shall be exercisable by his or her estate, heir or beneficiary at any time during the period ending on the earlier of the date that is one (1) year after the date of the Participant’s death or the date the Option would otherwise terminate, but only to the extent that the Option was exercisable as of the Participant’s death. Any and all of the deceased Participant’s Options that are not exercised during the such period shall terminate as of the end of such period. A Participant’s estate shall mean his or her legal representative or

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other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.
(iii) Disability. Upon Termination of Employment as a result of the Participant’s Disability, the Participant’s Options then held shall be exercisable during the period ending on the earlier of the date that is one (1) year after the date of Participant’s Termination of Employment or the date the Option would otherwise terminate, but only to the extent that the Options are exercisable as of the Participant’s Termination of Employment. Any and all Options that are not exercised during such period shall terminate as of the end of such period.
(iv) Retirement. Upon the Participant’s Termination of Employment by reason of his or her Retirement, the Participant’s Options then held shall be exercisable during the period ending on the earlier of the date that is three (3) years after the date of the Participant’s Termination of Employment or the expiration date of such Option, but only to the extent that the Options are exercisable as of the date of the Participant’s Termination of Employment. Any and all Options that are not exercised during such period shall terminate as of the end of such period.
(v)Cause. Upon the date of a Participant’s Termination of Employment for Cause, any Option that is unexercised prior to the date of the Participant’s Termination of Employment shall terminate as of such date.
(vi) Other Reasons. Upon the date of a Participant’s Termination of Employment for any reason other than those stated above in Sections 6(e)(i), (e)(ii), (e)(iii), (e)(iv) and (e)(v) or as described in Section 15, the Participant’s Options then held shall be exercisable during the period ending on the earlier of the date that is three (3) months after the date of the Participant’s Termination of Employment or the expiration date of such Option, but only to the extent that the Options are exercisable as of the date of the Participant’s Termination of Employment. Any and all Options that are not exercised during such period shall terminate as of the end of such period.
(f)Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the exercise price of such Option must be at least 110 percent of the Fair Market Value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (or such other period of time provided in Section 422 of the Code).
(g)No Stockholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or dividend equivalents in respect of an Option or any Shares subject to an Option until the Participant has become the holder of record of such Shares.

7.	Stock Appreciation Rights
Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with

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other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement. Other than in connection with a change in the Company’s capitalization (as described in Section 12), the Company shall not, without stockholder approval, reduce the exercise price of a Stock Appreciation Right and, at any time when the exercise price of a Stock Appreciation Right is above the Fair Market Value of a Share, the Company shall not, without stockholder approval (except in the case of a change in control), cancel and re grant such Stock Appreciation Right , exchange such Stock Appreciation Right for cash or a new Award or otherwise reprice such Stock Appreciation Right.

8.	Restricted Stock and Restricted Stock Units
(a)Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award of Shares, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one Share and will entitle a Participant to the issuance of one Share. However, to the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.
(b)Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Restricted Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Restricted Stock Units, and (vi) restrictions on the transferability of the Shares or Restricted Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.
(c)Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include performance criteria as set forth in Section 13. All grants of Restricted Stock and Restricted Stock Units shall be subject to Section 18(e).

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(d)Termination of Employment: Upon the Participant’s Termination of Employment, his or her rights to unvested Restricted Stock or Restricted Stock Units then held shall be only as follows, unless the Administrator specifies otherwise (either in an Award Agreement or otherwise):
(i)Death, Disability, Retirement. In the event of a Participant’s Termination of Employment by reason of his or her death, Disability, or Retirement, any portion of any Award of Restricted Stock and/or Restricted Stock Units that is not vested as of the date of a Participant’s Termination of Employment shall immediately be forfeited by the Participant; provided, however, that, subject to the limits imposed by Section 18 hereof, the Administrator may, in its sole discretion, provide for accelerated vesting of unvested Restricted Stock and/or Restricted Stock Units upon such terms and the Administrator deems advisable (either in an Award Agreement or otherwise).
(ii)Other Reasons. In the event of a Participant’s Termination of Employment for any reason other than those stated above in Section 8(d)(i), any portion of any Award of Restricted Stock and/or Restricted Stock Units that is not vested as of the date of a Participant’s Termination of Employment shall immediately be forfeited by the Participant; provided, however, that the Administrator may, in its sole discretion, other than in the event of a Termination of Employment for Cause and in a manner consistent with the requirements of Section 8(c), provide for accelerated vesting of unvested Restricted Stock and/or Restricted Stock Units upon such terms and the Administrator deems advisable (either in an Award Agreement or otherwise).
(iii) Performance Awards. Notwithstanding anything in this Section 8(d) to the contrary, with respect to any Performance Award granted pursuant to this Section 8, in the event a Participant’s Termination of Employment by reason of his or her death, Disability, Retirement, or involuntary Termination of Employment by the Company without Cause during a performance period (and, unless otherwise determined by the Administrator, in the case of a termination by the Company without Cause, at least twelve (12) months after the beginning of the performance), the Participant shall receive a prorated payout of the Performance Award. The prorated payout shall be determined by the Administrator, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Award during the performance period and the Company’s actual results during the performance period as compared to the performance criteria to which the Performance Award is subject.
(e)Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.
(f)Dividends and Distributions. Participants in whose name an Award of Restricted Stock and/or Restricted Stock Units is granted shall be entitled to receive all dividends and other distributions paid with respect to the Shares underlying such Award, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional Shares or will be payable in cash; provided that such additional Shares and/or cash shall subject to the same restrictions and vesting conditions as the Award with respect to which they were distributed. Notwithstanding anything herein to the contrary, in no event shall dividends or dividend equivalents be currently payable with respect to unvested or unearned Restricted Stock or Restricted Stock Units.

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9.	Incentive Bonuses
(a)General. Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period.
(b)Incentive Bonus Document. The terms of any Incentive Bonus will be set forth in an Award Agreement or other written document establishing the terms and conditions of the Award. Each such Award Agreement or other written document shall contain, as applicable, provisions regarding (i) the threshold, target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.
(c)Performance Criteria. The Administrator shall establish the performance criteria (as specified in Section 13) and level of achievement versus these criteria that shall determine the threshold, target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations.
(d)Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. Notwithstanding anything herein to the contrary, in no event shall dividends or dividend equivalents be payable with respect to unvested or unearned Incentive Bonus Awards paid in Shares.
(e)Discretionary Adjustments. Notwithstanding satisfaction of any performance goals the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement or other written document establishing the terms and conditions of the Award, be reduced or increased by the Administrator on the basis of such further considerations as the Administrator shall determine.

10.	Deferral of Gains
The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company, the Board and the Administrator shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or Administrator.

11.	Conditions and Restrictions Upon Securities Subject to Awards
The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further

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agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions in connection with any underwritten public offering by the Company of the Company’s securities pursuant to an effective registration statement filed under the Securities Act of 1933, (iv) restrictions as to the use of a specified brokerage firm for such resales or other transfers, and (v) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

12.	Adjustment of and Changes in the Stock
The number and kind of Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Shares subject to the individual limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Administrator as it determines appropriate to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares of the Company outstanding. Such adjustment shall be designed to comply with Sections 409A and 424 of the Code or, except as otherwise expressly provided in Section 5(c) of this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.
In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Administrator shall, in its sole discretion, determine the appropriate and equitable adjustment, if any, to be effected.
No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12 of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.
Unless otherwise expressly provided in the Award Agreement or another contract, including an employment agreement, or under the terms of a transaction constituting a Change in Control, the Administrator may provide that any or all of the following shall occur upon a Participant’s Termination of Employment within twenty-four (24) months following a Change in Control: (a) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise any portion of the Option or Stock Appreciation Right not previously exercisable, (b) in the case of a Performance Award or Incentive Bonus, the Participant shall have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Administrator prior to the Change in Control, and (c) in the case of Shares issued in payment of an Incentive Bonus, and/or in the

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case of outstanding Restricted Stock and/or Restricted Stock Units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse. Notwithstanding anything herein to the contrary, in the event of a Change in Control in which the acquiring or surviving company in the transaction does not assume, substitute or continue outstanding Awards upon the Change in Control, immediately prior to the Change in Control, all Awards that are not assumed, substituted or continued shall be treated as follows effective immediately prior to the Change in Control: (a) in the case of an Option or Stock Appreciation Right, the Participant shall have the ability to exercise such Option or Stock Appreciation Right, including any portion of the Option or Stock Appreciation Right not previously exercisable, (b) in the case of a Performance Award or Incentive Bonus, the Participant shall have the right to receive a payment equal to the target amount payable or, if greater, a payment based on performance through a date determined by the Administrator prior to the Change in Control, and (c) in the case of Shares issued in payment of an Incentive Bonus, and/or in the case of outstanding Restricted Stock and/or Restricted Stock Units, all conditions to the grant, issuance, retention, vesting or transferability of, or any other restrictions applicable to, such Award shall immediately lapse.

13.	Performance Awards
A Performance Award may be identified as “Performance Share”, “Performance Equity”, “Performance Unit” or other such term as chosen by the Administrator. The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares, units, or cash to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on one or more of the following performance criteria, or derivations of such performance criteria or other standards of financial performance and/or personal performance evaluations, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) earning (including earnings before interest and taxes, which is referred to as EBIT, and earnings before interest, taxes, depreciation and amortization, which is referred to as EBITDA) or earnings per share, (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital or investment (including return on total capital, return on invested capital, or return on investment), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) NSR and/or total backlog, (xxi) days sales outstanding, (xxii) customer service, (xxiii) operational safety, reliability and/or efficiency; (xxiv) environmental incidents; (xxv) personal safety; (xxvi) cost management; (xxvii) growth and productivity metrics; (xxviii) synergies related to acquisitions or major capital projects or (xxix) such other performance criteria as may be determined by the Administrator from time to time.

14.	Transferability
Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, outstanding Options may be exercised following the Participant’s death by the Participant’s beneficiaries or as permitted by the Administrator. Further and notwithstanding the foregoing, to the extent permitted by the Administrator, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor

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and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 14, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

15.	Suspension or Termination of Awards
Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Administrator (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 15, the Authorized Officer, Administrator or the Board may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.
If the Administrator or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, or deliberate disregard of the Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Administrator, (i) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required, at the Administrator’s sole discretion, to return and/or repay to the Company any then unvested Shares previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator.

16.	Compliance with Laws and Regulations
This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell

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such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.
In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

17.	Withholding
To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until all withholding tax obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired. In addition, the Company shall be entitled to deduct from other compensation payable to each Participant any withholding tax obligations that arise in connection with an Award or require the Participant to pay such sums directly to the Company in cash or by check.

18.	Administration of the Plan
(a)Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board or, in the absence of a Compensation Committee, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.
(b)Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted

2018 Proxy Statement | 94

hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to approve such further actions as it determines necessary or appropriate to the administration of the Plan and Awards, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that the Plan or any agreement or other documents evidencing Awards made under this Plan complies with applicable law, regulations and listing requirements and so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of the New York Stock Exchange, disruption of communications or natural catastrophe) deemed by the Administrator to be inconsistent with the purposes of the Plan or any agreement or other documents evidencing Awards made under this Plan, provided that no such action shall be taken absent stockholder approval to the extent required under Section 19; (vii) to determine whether, and the extent to which, adjustments are required pursuant to Section 12; (viii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Administrator, in good faith, determines that it is necessary to do so in light of extraordinary circumstances and for the benefit of the Company; (ix) to approve corrections in the documentation or administration of any Award; and (x) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may, in its sole and absolute discretion, without amendment to the Plan, waive or amend the operation of Plan provisions respecting exercise after Termination of Employment or service to the Company or an affiliate and, except as otherwise provided herein, adjust any of the terms of any Award.
(c)Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.
(d)Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.
(e)Minimum Vesting Provisions. Notwithstanding anything herein to the contrary, Awards granted under the Plan may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant, except that the Administrator may provide that Awards become exercisable, vest or settle prior to such date in the event of the Participant’s death or disability or in connection with a Change in Control. Notwithstanding the foregoing, up to 5% of the maximum aggregate number of Shares authorized for issuance under the Plan (as set forth in Section 5(a)) may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Administrator determines appropriate.

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19.	Amendment of the Plan or Awards
The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the stockholders of the Company amend the Plan in any manner requiring stockholder approval by law or under the New York Stock Exchange listing requirements.
No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated.

20.	No Liability of Company
The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence, the Board, the Compensation Committee and the Administrator shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21.	Non-Exclusivity of Plan
Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

22.	Governing Law
This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Texas to the extent not preempted by federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

23.	No Right to Employment, Reelection or Continued Service
Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

2018 Proxy Statement | 96

24.	Unfunded Plan
The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

25.	Section 409A
It is intended that any Options, Stock Appreciation Rights, and Restricted Stock issued pursuant to this Plan and any Award Agreement shall not constitute “deferrals of compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A of the Code. It is further intended that any Restricted Stock Units and Incentive Bonuses issued pursuant to this Plan and any Award Agreement or other written document establishing the terms and conditions of the Award (which may or may not constitute “deferrals of compensation,” depending on the terms of each Award) shall avoid any “plan failures” within the meaning of Section 409A(a)(1) of the Code. The Plan and each Award Agreement or other written document establishing the terms and conditions of an Award is to be interpreted and administered in a manner consistent with these intentions. However, no guarantee or commitment is made that the Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award shall be administered in accordance with the requirements of Section 409A of the Code, with respect to amounts that are subject to such requirements, or that the Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award shall be administered in a manner that avoids the application of Section 409A of the Code, with respect to amounts that are not subject to such requirements.

26.	Required Delay in Payment on Account of a Separation from Service
Notwithstanding any other provision in this Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award, if any Award recipient is a “specified employee,” as defined in Treasury Regulations Section 1.409A-1(i), as of the date of his or her “Separation from Service” (as defined in authoritative IRS guidance under Section 409A of the Code), then, to the extent required by Treasury Regulations Section 1.409A-3(i)(2), any payment made to the Award recipient on account of his or her Separation from Service shall not be made before a date that is six months after the date of his or her Separation from Service. The Administrator may elect any of the methods of applying this rule that are permitted under Treasury Regulations section 1.409A-3(i)(2)(ii).

27.	Agreement to Repayments of Incentive Compensation When Repayments Are Required Under Federal Law
This provision applies to any policy adopted by the New York Stock Exchange (or any other exchange on which the securities of the Company are listed) pursuant to Section 10D of the Securities Exchange Act of 1934. To the extent any such policy requires the repayment of incentive-based compensation received by a Participant, whether paid pursuant to an Award granted under this Plan or any other plan of incentive-based compensation maintained in the past or adopted in the future by the Company, by accepting an Award under this Plan, the Participant agrees to the repayment of such amounts to the extent required by such policy and applicable law.

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ANDEAVOR
ANNUAL MEETING OF ANDEAVOR
Date:    May 4, 2018
Time:     8:00 A.M. (Central Time)
Place:    Andeavor, 19100 Ridgewood Parkway,
San Antonio, Texas 78259
Please make your marks like this:     Use dark black pencil or pen only
The Board of Directors Recommends a Vote FOR proposals 1, 2, 3 and 4.

1:	Election of 12 directors (all nominated as directors to serve for the term indicated in the Proxy Statement):
			For	Against	Abstain	Directors Recommend ê
	01	Rodney F. Chase	☐	☐	☐	For
	02	Paul L. Foster	☐	☐	☐
	03	Edward G. Galante	☐	☐	☐	For
	04	Gregory J. Goff	☐	☐	☐	For
	05	David Lilley	☐	☐	☐	For
	06	Mary Pat McCarthy	☐	☐	☐	For
	07	J.W. Nokes	☐	☐	☐	For
	08	William H. Schumann, III	☐	☐	☐	For
	09	Jeff A. Stevens	☐	☐	☐
	10	Susan Tomasky	☐	☐	☐	For
	11	Michael E. Wiley	☐	☐	☐	For
	12	Patrick Y. Yang	☐	☐	☐	For
			For	Against	Abstain
2:	To approve our named executive officers’ compensation in an advisory vote;		☐	☐	☐	For
3:	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018;		☐	☐	☐	For
4:	To approve the Andeavor 2018 Long-Term Incentive Plan.		☐	☐	☐	For

To attend the meeting and vote your shares in person, please mark this box.	☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

ANDEAVOR

Annual Meeting of Andeavor
to be held on Friday, May 4, 2018
for Holders as of March 5, 2018

INTERNET	VOTE BY:	TELEPHONE
Go To www.proxypush.com/andv ● Cast your vote online. ● View Meeting Documents.	OR	866-892-1741 ● Use any touch-tone telephone. ● Have your Proxy Card/Voting Instruction Form ready. ● Follow the simple recorded instructions.
MAIL
OR         ● Mark, sign and date your Proxy Card/Voting Instruction Form.
              ● Detach your Proxy Card/Voting Instruction Form.
              ● Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4.

All votes must be received by 11:59 P.M., Eastern Time, May 3, 2018.

PROXY TABULATOR FOR

ANDEAVOR
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Revocable Proxy - Andeavor
Annual Meeting of Stockholders
May 4, 2018, 8:00 A.M. (Central Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints DATHAN C. VOELTER and ELISA D. WATTS, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common Stock of Andeavor which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Andeavor, 19100 Ridgewood Parkway, San Antonio, Texas 78259 on Friday, May 4, 2018, @ 8:00 A.M. Central time, and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting and in their discretion upon such other matters as may properly come before the meeting.

(TO BE SIGNED ON REVERSE SIDE)

ANDEAVOR
Andeavor 401(k) Plan
Date:    May 4, 2018
Time:     8:00 A.M. (Central Time)
Place:    Andeavor, 19100 Ridgewood Parkway,
San Antonio, Texas 78259
Please make your marks like this:     Use dark black pencil or pen only
The Board of Directors Recommends a Vote FOR proposals 1, 2, 3 and 4.

1:	Election of 12 directors (all nominated as directors to serve for the term indicated in the Proxy Statement):
			For	Against	Abstain	Directors Recommend ê
	01	Rodney F. Chase	☐	☐	☐	For
	02	Paul L. Foster	☐	☐	☐
	03	Edward G. Galante	☐	☐	☐	For
	04	Gregory J. Goff	☐	☐	☐	For
	05	David Lilley	☐	☐	☐	For
	06	Mary Pat McCarthy	☐	☐	☐	For
	07	J.W. Nokes	☐	☐	☐	For
	08	William H. Schumann, III	☐	☐	☐	For
	09	Jeff A. Stevens	☐	☐	☐
	10	Susan Tomasky	☐	☐	☐	For
	11	Michael E. Wiley	☐	☐	☐	For
	12	Patrick Y. Yang	☐	☐	☐	For
			For	Against	Abstain
2:	To approve our named executive officers’ compensation in an advisory vote;		☐	☐	☐	For
3:	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2018;		☐	☐	☐	For
4:	To approve the Andeavor 2018 Long-Term Incentive Plan.		☐	☐	☐	For

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above
Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

ANDEAVOR

Andeavor 401(k) Plan
Annual Meeting of Andeavor
to be held on Friday, May 4, 2018
for Holders as of Monday, March 5, 2018

INTERNET	VOTE BY:	TELEPHONE
Go To www.proxypush.com/andv ● Cast your vote online. ● View Meeting Documents.	OR	866-892-1741 ● Use any touch-tone telephone. ● Have your Proxy Card/Voting Instruction Form ready. ● Follow the simple recorded instructions.
MAIL
OR         ● Mark, sign, and date your Proxy Card/Voting Instruction Form.
              ● Detach your Proxy Card/Voting Instruction Form.
              ● Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER OR, IF NO DIRECTION IS GIVEN, SHARES WILL NOT BE VOTED.

All votes must be received by 11:59 P.M., Eastern Time, May 1, 2018.

PROXY TABULATOR FOR

ANDEAVOR
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Revocable Proxy - Andeavor
Annual Meeting of Stockholders
May 4, 2018, 8:00 A.M. (Central Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned participant in the ANDEAVOR 401(k) PLAN (the “Plan”) hereby acknowledges receipt of the Notice of 2018 Annual Stockholders Meeting to be held at Andeavor, 19100 Ridgewood Parkway, San Antonio, Texas 78259, on Friday, May 4, 2018 @ 8:00 A.M. Central time, and directs Fidelity Management Trust Company Trustee, to vote (or cause to be voted) all shares of Common Stock (or share equivalents) of Andeavor allocated to the undersigned’s account under the Plan(s) and held in the Trustee’s name at the close of business on Monday, March 5, 2018, at said meeting and at any adjournment or postponement thereof. Said Trustee is authorized to vote in accordance with the instructions given herein and in its discretion upon such other matters as may properly come before the meeting.

(TO BE SIGNED ON REVERSE SIDE)